[ EXHIBIT 10 (a) (2)]

                     $200,000,000 REVOLVING CREDIT FACILITY
                     $120,000,000 LETTER OF CREDIT FACILITY

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           Dated as of August 3, 1995

                                      AMONG

                                SCI SYSTEMS, INC.

                                       and

                            CITIBANK, N.A., as Agent

                                       and

                        ABN AMRO BANK N.V., as Co-Agent,

                                       and

                           BANKS WHICH ARE SIGNATORIES


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                                TABLE OF CONTENTS

     ARTICLE I              DEFINITIONS  1

     Section 1.01.          General  1

     Section 1.02.          Accounting Terms and Determinations 23
     Section 1.03.          Other Definitional Terms 23

     ARTICLE II             LOANS 24

     Section 2.01.          Commitments; Use of Proceeds 24
     Section 2.02.          Notes; Repayment of Principal 25

     ARTICLE III            GENERAL LOAN TERMS 26

     Section 3.01. Total Commitment; Amounts; Optional and Mandatory Reductions; Credit Expiration Date; Extensions 26

     Section 3.01A.         Removal and Replacement of Banks 28
     Section 3.02.          Funding Notices 29
     Section 3.03.          Disbursement of Funds 30
     Section 3.04.          Interest 31
     Section 3.04A.         Effect of Permitted Asset Securitization

                            Transactions on Calculations of Financial
                            Covenants and Pricing 33

     Section 3.05.          Interest Periods for Eurodollar Rate Advances 34
     Section 3.06.          Fees 35
     Section 3.07.          Prepayments of Advances 36
     Section 3.08.          Payments, etc. 37
     Section 3.09.          Interest Rate Not Ascertainable, etc. 39
     Section 3.10.          Illegality 39
     Section 3.11.          Increased Costs 40
     Section 3.12.          Lending Offices 42
     Section 3.13.          Funding Losses 42
     Section 3.14.          Capital Adequacy 42
     Section 3.15.          Sharing of Payments, etc. 43

     ARTICLE IV             LETTER OF CREDIT TERMS 43

     Section 4.01.          Issuance of Letter of Credit 43
     Section 4.02.          Expiration of Letter of Credit 44
     Section 4.03.          Reimbursement of Drawings:  Series B

                            Commercial Paper Loans 44


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     Section 4.04.          Reduction in Stated Amount of Letter
                            of Credit 46

     Section 4.05.          Increase in Stated Amount of Letter of Credit 46
     Section 4.06.          Delivery of Amended or Substitute Letters of
                            Credit 46

     Section 4.07.          Change in Costs of Issuing Letter of Credit 47
     Section 4.08. Purchase and Sale of Participations in Letter of Credit 48

     Section 4.09.          Legal Restrictions on Letter of Credit 49
     Section 4.10.          Substitute Letter of Credit 49
     Section 4.11.          Voluntary Reductions Or Increases in Stated
                            Amount 52

     ARTICLE V              LETTER OF CREDIT OPERATIONS 53

     Section 5.01.          Demand and Payment to Depositary 53
     Section 5.02.          Reimbursements by Commercial Paper Banks 53
     Section 5.03.          Obligations of Banks are Unconditional 54
     Section 5.04.          Repayment of Banks following

                            Reimbursement by the Borrower 54

     Section 5.05.          Effect of Payment Under Letter of Credit 54

     ARTICLE VI             COMMERCIAL PAPER OPERATIONS 55

     Section 6.01.          Borrower's Right to Issue Commercial Paper
                            Notes 55

     Section 6.02.          Issuance of Stop Order 55
     Section 6.03.          Form of Commercial Paper Notes 56
     Section 6.04.          Certain Limitations on Issuance 56
     Section 6.05.          Issuance Procedures 57
     Section 6.06.          Assignment and Security Interest 57
     Section 6.07.          Perfection and Preservation of Security
                            Interest 58

     Section 6.08.          Enforcement of Security Interest 58
     Section 6.09. Establishment of Accounts and Payment of Commercial Paper Notes 59

     ARTICLE VII            CONDITIONS TO CREDIT EVENTS 60

     Section 7.01.          Conditions Precedent to Issuance of
                            Commercial Paper, Issuance of Letter of
                            Credit and Initial Advance 60

     Section 7.02.          Conditions to All Credit Events 62


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     Section 7.03.          Conditions Precedent to Issuance of
                            Commercial Paper 64

     ARTICLE VIII           REPRESENTATIONS AND WARRANTIES 65

     Section 8.01.          Organization, Corporate Powers, etc. 65
     Section 8.02.          Corporate Authority, etc. 65
     Section 8.03.          Government Approvals 66
     Section 8.04.          Margin Regulations and Investment Company
                            Act 66

     Section 8.05.          Valid and Binding Obligations 66
     Section 8.06.          Litigation 67
     Section 8.07.          Accuracy of Information 67
     Section 8.08.          Accuracy of Representations and Warranties 67
     Section 8.09.          ERISA 67
     Section 8.10.          Exemption from Registration 68
     Section 8.11.          Taxes 68
     Section 8.12.          Financial Statements 68
     Section 8.13.          Solvency 68
     Section 8.14.          Subordinated Debt 69
     Section 8.15.          Priority of Liens 69
     Section 8.16.          Environmental Law Compliance 69
     Section 8.17.          Liquidation of Certain Subsidiaries 69

     ARTICLE IX             AFFIRMATIVE COVENANTS 70

     Section 9.01.          Payment of Taxes, etc. 70
     Section 9.02.          Preservation of Corporate Existence 70
     Section 9.03.          Compliance with Laws, etc. 70
     Section 9.04.          Inspection Rights 70
     Section 9.05.          Maintenance of Records and Books of
                            Account. 71

     Section 9.06.          Maintenance of Approvals, Filings and
                            Registrations 71

     Section 9.07.          Reporting Requirements 71
     Section 9.08.          Indemnification 72
     Section 9.09.          Securities Laws 73
     Section 9.10.          Further Assurance 73
     Section 9.11.          Insurance; Maintenance of Properties 73
     Section 9.12.          Financial Covenants and Reporting
                            Requirements of Borrower 74

     Section 9.13.          Additional Credit Parties 76
     Section 9.14.          Maintenance of Business 77


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     ARTICLE X              NEGATIVE COVENANTS 77

     Section 10.01.         Limitation on Liens 77
     Section 10.02.         Limitation on Indebtedness 79
     Section 10.03.         Guaranties and Investments 80
     Section 10.03A.        Acquisitions and Venture-Type Investments 81
     Section 10.04.         Sale of Notes or Accounts 82
     Section 10.05.         Contracts 82
     Section 10.06.         Leases 83
     Section 10.07.         Use of Proceeds 83
     Section 10.08.         Amendment of Depositary Agreement 83
     Section 10.09.         Offering Circular 83
     Section 10.10.         ERISA Matters 83
     Section 10.11.         Restricted Payments 84
     Section 10.12.         Merger and Consolidation 84
     Section 10.13.         Affiliate Transactions 84
     Section 10.14.         Limitation on Issuance and Redemption of
                            Subordinated Debt 85

     Section 10.15.         Permitted Asset Securitization Transactions 85

     ARTICLE XI             EVENTS OF DEFAULT 86

     Section 11.01.         Events of Default 86

     ARTICLE XII            INTERCOMPANY LOANS 89

     Section 12.01.         Requirements for Intercompany Loans 89

     ARTICLE XIII           BID FACILITY 90

     Section 13.01.         Bid Facility 90

     Section 13.02.         Temporary Reduction of Total Commitment 91

     ARTICLE XIV            THE AGENT AND CO-AGENT 91

     Section 14.01.         Appointment of Agent and Co-Agent 91
     Section 14.02.         Nature of Duties of Agent and Co-Agent 91
     Section 14.03.         Lack of Reliance on the Agent or the
                            Co-Agent 91

     Section 14.04.         Certain Rights of the Agent and the Co-Agent 92
     Section 14.05.         Reliance by Agent and Co-Agent 92
     Section 14.06.         Indemnification of Agent and Co-Agent 92
     Section 14.07.         The Agent and Co-Agent in their Individual


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                            Capacities 93

     Section 14.08.         Holders of Notes 93
     Section 14.09.         Successor Agent or Co-Agent. 93
     Section 14.10.         Security Documents 95

     ARTICLE XV             MISCELLANEOUS 95

     Section 15.01.         Immediately Available Funds 95
     Section 15.02.         Notices 95
     Section 15.03.         Confidentiality of Information 98
     Section 15.04.         Assignments and Participations 98
     Section 15.05.         No Waiver; Remedies Cumulative102
     Section 15.06.         Payment of Expenses, Etc.102
     Section 15.07.         Right of Set-off103
     Section 15.08.         Nature of the Borrower's Obligations104
     Section 15.09.         Amendments; General104
     Section 15.10.         Governing Law105
     Section 15.11.         Counterparts105
     Section 15.12.         Effectiveness; Survival105
     Section 15.13.         Severability105
     Section 15.14.         Independence of Covenants105
     Section 15.15.         Headings Descriptive; Entire Agreement105
     Section 15.16.         Termination of Agreement106
     Section 15.17. Intercreditor Agreement with Respect to Interest Rate Contracts106

     Section 15.18.         Ratification of Intercreditor Agreement.106
     Section 15.19.         No Novation.106
     Section 15.20.         Venue; Jurisdiction; Jury Trial Waiver.106


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     Annex I        -       Bank Information

     Annex II       -       Interest Pricing Matrix - Base Rate Loans
     Annex III      -       Interest Pricing Matrix - Eurodollar Rate Loans
     Annex IV       -       Applicable Letter of Credit Rate Matrix
     Exhibit A      -       Form of Amendment No. 1 to Letter of Credit
     Exhibit B      -       Form of Series A Master Note
     Exhibit C      -       Form of Amended and Restated Guaranty Agreement
     Exhibit D-1    -       Notice of Borrowing
     Exhibit D-2    -       Borrowing Certificate
     Exhibit D-3    -       Notice of Conversion/Continuation
     Exhibit D-4    -       Notice of Requested Change in Stated Amount

     Exhibit E-1    -       Form of Amended and Restated Assignment of
                            Intercompany Loans

     Exhibit E-2    -       Subsidiary Note Form

     Exhibit E-3-Form of Hypothec on Movables (Quebec Assignment of Intercompany Loans) Exhibit F-1 - Form of Amended and Restated Pledge and Security Agreement Exhibit F-2-Form of Hypothec with Delivery (Quebec Stock Pledge and Security Agreement Covering Certain Shares of SCI Canada) Exhibit G - Form of Assignment and Acceptance Agreement Exhibit H - Form of First Modification of Depositary Agreement Schedule 1.01 - Permitted Exceptions
     Schedule 8.01 -Borrower and Subsidiaries and Jurisdictions of Incorporation
     Schedule 8.16 - Environmental Disclosures Schedule 10.01(iv) - Liens
     Schedule 10.02(vi) - Permitted Indebtedness

AMENDED AND RESTATED
CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of August 3, 1995, and is among SCI SYSTEMS, INC., a Delaware corporation (the "Borrower"), CITIBANK, N.A. ("Citibank"), ABN AMRO BANK N.V. ("ABN AMRO"), acting through its Atlanta Agency, and the Banks which are signatories to this Agreement and any assignees which become Banks as provided herein (collectively, the "Banks").

STATEMENT OF FACTS

     The Borrower, the Agent, the Co-Agent and the Banks entered into a Credit Agreement, dated as of June 25, 1993, as amended by the First Modification of Credit Agreement dated as of May 31, 1995 among the Borrower, the Agent, the Co-Agent and the banks signatory thereto (the "1993 Credit Agreement"), whereby such Banks agreed to provide certain credit facilities to the Borrower.

     The Borrower has requested certain changes in the terms of the 1993 Credit Agreement, including, without limitation, an extension of the termination date of the credit facilities described therein, an increase in the amount of the revolving credit commitment, the ability to adjust the amount of the commercial paper letter of credit periodically, based on the Borrower's anticipated need for issuing commercial paper notes, and certain pricing changes, and has requested that the 1993 Credit Agreement be amended and restated in its entirety for the purpose of implementing such changes.

     The Banks and the Agent and the Co-Agent are willing to amend and restate the 1993 Credit Agreement in its entirety on the terms and subject to the conditions and requirements set forth in this Agreement.

     Accordingly, the Borrower, the Banks, Citibank and ABN AMRO hereby agree that the 1993 Credit Agreement is hereby amended and restated in its entirety as follows, and hereby agree as follows:

STATEMENT OF TERMS

ARTICLE I

DEFINITIONS

     Section 1.01. General. The capitalized terms used in this Agreement shall have the following meanings, unless otherwise defined herein. A-12 Program:
     The full scale engineering, development, production and delivery of electronic assemblies for the Navy's proposed A-12 Advanced Tactical Fighter contemplated by the following McDonnell-Douglas purchase orders:
     E83006, E83004, E91369, E91324, E02929, E02927 and J00545.


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     A-12 Program Financial Statements Adjustments: Any charge, expense, write-off or reserve change of Borrower arising out of or relating to the A-12 Program as determined in accordance with GAAP, cumulatively determined for the periods as applicable, and which arose after March 28, 1993.

     ABN AMRO:  ABN AMRO Bank N.V. and its successors and assigns.

     Accounts Receivable: All rights of any Person to payment for goods sold or leased or for services rendered, whether or not such rights to payment have been earned by performance, including, without limitation, all accounts, contract rights, chattel paper, instruments and documents of any Person arising from the sale of goods or services by such Person, whether secured or unsecured, and whether now existing or hereafter created or arising and including, further, without limitation, federal and state tax refunds due and owing to such Person relating to taxes previously paid by such Person less all doubtful accounts receivable owing to such Person, as determined in accordance with GAAP. For the sole purpose of testing the financial covenant set forth in Section 9.12(f) hereof, any A-12 Program Financial Statements Adjustments relating to Accounts Receivable previously recognized in accordance with GAAP shall be added to the amount of Accounts Receivable in order to determine the Adjusted Working Capital of the Borrower and its consolidated Subsidiaries, except as otherwise set forth in Section 9.12(f) hereof.

     Adjusted Tangible Assets: At any date of determination, with respect to any Person, such Person's Inventory, property, plant and equipment as determined in accordance with GAAP.

     Adjusted Working Capital: At any date of determination, ninety percent (90%) of the Accounts Receivable of the Borrower and its consolidated Subsidiaries plus eighty-five percent (85%) of the Inventory of the Borrower and its consolidated Subsidiaries.

     Advance: Any principal amount advanced and remaining Outstanding at any time under the Loans, which Advance shall be made or Outstanding as a Base Rate Advance or Eurodollar Rate Advance with respect to the Series A Revolving Credit Loans or the Series C Commercial Paper Loans or as a Base Rate Advance with respect to the Series B Commercial Paper Loans.

     Affiliate: Of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise.

     Agent: Citibank, acting as agent in the manner and to the extent described in this Agreement, or any successor acting as agent pursuant to Article XIV.

     Agreement: This Amended and Restated Credit Agreement as the same from time to time may be extended, amended, supplemented, waived or modified, together with all exhibits and schedules attached to this Amended and Restated Credit Agreement.


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     Amount: (i) The amount of Indebtedness secured by any Lien arising from any
     Permitted Transaction under Section 10.01, (ii) the amount of Indebtedness arising from any Permitted Transaction under Section 10.02, or (iii) (a) the amount of Indebtedness arising from any Permitted Transaction under
     Section 10.03 or Section 10.03A, or (b) the amount paid (including deferred payments) to own, purchase or acquire any stocks, obligations (other than accounts receivable generated in the ordinary course of business) or securities of any Person or to acquire any interest in, to make any capital contributions to, or to acquire any assets of any Person, arising in connection with any Permitted Transaction under Section 10.03 or Section 10.03A.

     Applicable Lending Office: For each Bank, with respect to its Loans, the Applicable Lending Office as designated for such Loans opposite such Bank's name on Annex I, attached hereto and made a part hereof by reference, or such other office of the Bank or of an affiliate of the Bank as the Bank may from time to time specify in writing to the Borrower and the Agent as the office at which its Loans of such Type are to be made and maintained.

     Applicable Letter of Credit Rate:  As defined in Section 3.06(C) hereof.

     Applicable Margin: (i) With respect to Base Rate Advances, zero percent (0%) per annum, and (ii) with respect to Eurodollar Rate Advances, (x) seven-tenths of one percent (.70%) per annum if the sum of the Outstanding principal balance of the Loans and the outstanding principal balance of all loans under the Bid Facility are less than 50% of the Total Revolving Credit Commitment or (y) three-quarters of one-percent (.75%) if the sum of the Outstanding principal balance of the Loans and the outstanding principal balance of all loans under the Bid Facility are greater than or equal to 50% of the Total Revolving Credit Commitment, each of which is subject to adjustment as provided in Section 3.04(e).

     Asset Securitization Documents: Any agreement, document or instrument directly relating to or executed by a Credit Party in connection with a Permitted Asset Securitization Transaction. This Agreement shall not be considered an Asset Securitization Document.

     Assignee Deposit Account: The restricted trust account which may be established, upon the occurrence of any Event of Default, pursuant to
     Section 4.03(e).

     Assigning Bank:  As defined in Section 15.04(b)(i) hereof.

     Assignment and Acceptance Agreement: The Assignment and Acceptance Agreement to be executed by Banks which assign their interests, assignees which accept such assignment and become Banks under this Agreement, the Borrower, and the Agent or the Co-Agent, as the case may be, pursuant to
     Section 15.04, substantially in the form attached to this Agreement as Exhibit G.

     Assignment of Intercompany Loans: The Amended and Restated Assignment of Intercompany Loans from each of the Intercompany Lenders (other than SCI Canada), substantially in the form of Exhibit E-1, attached hereto, as amended, restated, supplemented, waived or modified from time to time and, with respect to SCI Canada, the Quebec Assignment of Intercompany Loans.

     Average Tangible Net Worth: An amount equal to the quotient of (i) the sum of the consolidated Tangible Net Worth of the Borrower as of the end of each of the prior four (4) fiscal quarters, divided by (ii) four (4).

     Bankruptcy Code: The Bankruptcy Code of 1978, as amended (11 U.S.C.ss.101 et seq.).

     Bankruptcy-Remote Subsidiary: Any Subsidiary created by Borrower or any of Borrower's consolidated Subsidiaries in connection with a Permitted Asset Securitization Transaction which has customary "bankruptcy remote" provisions in its charter documents and whose only material creditors are the purchaser of such Subsidiary's accounts receivable (or undivided fractional interests in a pool of such accounts receivable) and the Credit Party which is the originator and seller of the accounts receivable to such Subsidiary in connection with or to facilitate a Permitted Asset Securitization Transaction.

     Bank's Interest: The interest of a Bank in the Borrower's reimbursement obligations, as specified in Section 4.08.

     Banks: Has the meaning set forth in the heading of this Agreement. Bank means any one of the Banks.

     Base Rate: For any period, the sum of (i) a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

     (a)The rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; or

     (b)One-half of one percent (1/2%) per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such date is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York, or if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank in either case adjusted to the nearest one-fourth of one percent (1/4%) or if there is no nearest one-fourth of one percent (1/4%), to the next higher one-fourth of one percent (1/4%); or

     (c)One-half of one percent (1/2%) per annum above the Federal Funds Rate in effect from time to time;

     plus (ii) the Applicable Margin.

     Base Rate Advance:  An Advance bearing interest based on the Base Rate.

     Base Rate Loan: An Advance made or Outstanding under this Agreement and bearing interest based on the Base Rate.

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     Bid Facility: The right of the Borrower to borrow from time to time and at any time from any lending institution selected by the Borrower, the sum of up to an amount equal to fifty percent (50%) of the Revolving Credit Commitment pursuant to Article XIII of this Agreement.

     Borrower:  Has the meaning set forth in the heading of this Agreement.

     Borrowing: The incurrence from all or any of the Banks of Advances under this Agreement of one Type concurrently having (in the case of Eurodollar Rate Advances) the same Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

     Borrowing Certificate: A Borrowing Certificate in substantially the form attached hereto as Exhibit D-2.

     Business Day: Any day other than a Saturday, a Sunday or a day when banks are authorized by law to close in New York, New York, or Atlanta, Georgia, or both, and if the applicable Business Day relates to any Eurodollar Rate Advance, a day on which dealings in Dollars are carried on in the London interbank market.

     Change in Control: (i) A "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becoming the "beneficial owner" (as defined in Rule 13 d-3 under the Exchange Act) of Voting Shares (as defined below) of the Borrower entitled to exercise more than thirty percent (30%) of the total voting power of all outstanding Voting Shares of the Borrower (including any such Voting Shares that are not then outstanding of which such person or group is deemed the beneficial owner); or (ii) a change in the board of directors of the Borrower in which the individuals who constituted the board of directors of the Borrower at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the board of directors of the Borrower or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or
     (iii) at any time, (x) the common stock of the Borrower ceases to be registered under Section 12(b) or 12(g) of the Exchange Act, (y) the common stock is held of record by fewer than three hundred (300) Persons, or (z) the common stock of the Borrower is neither reported on the National Market System of NASDAQ nor listed on a national stock exchange.

     Citibank:  Citibank, N.A. and its successors and assigns.

     Co-Agent: ABN AMRO, acting as co-agent in the manner and to the extent described in this Agreement, or any successor acting as co-agent pursuant to Article XIV.

     Code:  The Internal Revenue Code of 1986, as amended from time to time.

     Commercial Paper Account: The Commercial Paper Account established pursuant to the Depositary Agreement.

     Commercial Paper Bank: Any Bank holding a Series B Master Note and a Series C Master Note and whose Commercial Paper Commitment has not been terminated for any reason pursuant to the terms of this Agreement.

     Commercial Paper Commitment: At any time for any Bank, the amount of such Bank's commitment, if any, set forth opposite such Bank's name in the column headed "Commercial Paper Commitment" on Annex I hereto, as the same may be amended from time to time.

     Commercial Paper Dealer Agreement: Any agreement between the Borrower and a Dealer with respect to such Dealer's placement or purchase and sale of the Commercial Paper Notes, as the same may at any time be amended or modified and in effect.

     Commercial Paper Documents: The Commercial Paper Notes, the Letter of Credit, the Depositary Agreement, and each Commercial Paper Dealer Agreement, as any of the foregoing may at any time be amended or modified and in effect.

     Commercial Paper Notes: The short-term promissory notes of the Borrower issued pursuant to the terms and conditions of this Agreement and the Depositary Agreement, each in the form attached as Exhibit A to the Depositary Agreement.

     Commitment: At any time for any Bank, the aggregate amount of the Revolving Credit Commitment and Commercial Paper Commitment of such Bank.

     Commitment Fee Percentage: (i) one-quarter of one percent (.25%) per annum if the ratio of Borrower's Total Debt to Total Capital is less than .575:1 as of any date of determination or (ii) one-half of one percent (.50%) per annum if the ratio of Borrower's Total Debt to Total Capital is greater than or equal to .575:1 as of any date of determination. The Commitment Fee Percentage shall be adjusted each fiscal quarter of Borrower based on the ratio of Total Debt to Total Capital as of the end of such fiscal quarter. The adjustment to the Commitment Fee Percentage shall be effective as of the first (1st) Business Day after the last day on which the financial statements for such fiscal quarter are required to be delivered to the Agent, the Co-Agent and the Banks pursuant to Section 9.12(a)(i) or 9.12(a)(ii), as appropriate, and shall remain in effect until the next quarterly determination. From the date hereof until the next quarterly determination, the applicable Commitment Fee Percentage is one-quarter of one percent (.25%) per annum.

     Confidential Information:  As defined in Section 15.03 hereof.

     Consistent Basis: Means, in reference to the application of GAAP, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period, except to the extent required to reflect a change in GAAP or any other changes consented to by the Agent, the Co-Agent and the Required Banks.

     Contractual Obligation: Of any Person means any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

     Credit Documents: This Agreement, the Notes, the Guaranty Agreement, the Assignment of Intercompany Loans, the Depositary Agreement, the Pledge Agreements, the Subsidiary Notes, the Intercreditor Agreement and any other documents or Security Documents executed or delivered in connection with this Agreement by the Credit Parties or any of them.

     Credit Event: Each Borrowing of a Series A Revolving Credit Loan, each Borrowing of a Series C Commercial Paper Loan, each increase in the amount of the Letter of Credit pursuant to Section 4.05 or Section 4.11, and each extension of the Credit Expiration Date pursuant to Section 3.01(e).

     Credit Expiration Date: Initially August 3, 1998, as it may be extended from time to time pursuant to Section 3.01(e) and as it may be accelerated pursuant to Section 11.01; provided, however, that the Credit Expiration Date for any Bank not agreeing to an extension pursuant to Section 3.01(e) shall be such Bank's Prior Expiration Date.

     Credit Parties: Collectively, the Borrower, each of the Guarantors, the Intercompany Lenders (other than the Borrower and any Guarantors), the Persons who execute Pledge Agreements (other than the Borrower and any Guarantors), and every other Person who from time to time executes a Credit Document with respect to all or any portion of the Obligations.

     Current Assets: With respect to any Person, the aggregate amount of all assets which would, in accordance with GAAP, be properly classified as current assets.

     Current Liabilities: With respect to any Person, the aggregate amount of all current obligations which would, in accordance with GAAP, be properly classified as current liabilities, but in any event shall include all such obligations except (i) those having a maturity date which is more than (1) year from the date as of which such computation is being made and (ii) any portion of the Borrower's Indebtedness under this Agreement and the Notes or under the Bid Facility which would be classified as a current liability under GAAP.

     Dealers: Bank of America NT & SA, acting as the placement agent through or by which Commercial Paper Notes are, from time to time, to be sold or placed pursuant to this Agreement and the Depositary Agreement, or any other Person or Persons from time to time selected by the Borrower, with the prior written approval of the Co-Agent, to which or through which Commercial Paper Notes are, from time to time, to be issued and sold or placed, as the case may be, pursuant to this Agreement and the Depositary Agreement.

     Debentures of 1987: Indebtedness of the Borrower in the aggregate original principal amount of $75,000,000 evidenced by the Borrower's 5-5/8% Convertible Subordinated Debentures due March 1, 2012, issued pursuant to the Indenture, dated as of March 1, 1987, between the Borrower and Wachovia Bank of Georgia, N.A. (formerly known as The First National Bank of Atlanta), as trustee. The Debentures of 1987 are subordinated on liquidation, on terms and conditions set forth in the Indenture pursuant to which they were issued.

     Default: An Event of Default, or an event which with the notice or lapse of time or both stated in Section 11.01 of this Agreement would become an Event of Default.

     Depositary: Chemical Bank, and its successors and assigns under the Depositary Agreement.

     Depositary Account: The Depositary Account established pursuant to the Depositary Agreement.

     Depositary Agreement: The Depositary Agreement, dated as of June 25, 1993, as amended by the First Modification of Depositary Agreement dated as of the date hereof, as the same from time to time may further be extended, amended, supplemented, waived or modified, among the Depositary, the Borrower and the Co-Agent.

     Dollars and "$":  Lawful money of the United States of America.

     Drawing: Any demand for payment under, and in accordance with the terms of, the Letter of Credit, made by the Depositary.

     EBIT: For any Fiscal Year of the Borrower, an amount equal to the sum for such Fiscal Year of (i) Net Income plus (ii) provisions for income taxes plus (iii) Interest Expense, all determined by the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided, however, that all cash items of gain or loss for such fiscal period which are not ordinary by GAAP definition shall be included in the computation of EBIT and provided, further, that all non-cash items of gain or loss for such fiscal period which are not ordinary by GAAP definition shall be excluded from the computation of EBIT.

     Eligible Assignee:  As defined in Section 15.04(b)(v).

     Environmental Laws: All federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

     Eurodollar Loan: A Series A Revolving Credit Loan or a Series C Commercial Paper Loan bearing interest at the Eurodollar Rate.

     Eurodollar Rate: With respect to each Interest Period for a Eurodollar Rate Advance, the rate obtained by: (i) dividing (a) LIBOR for such Interest Period by (b) a percentage equal to one minus the then average stated maximum rate (stated as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserve) applicable to any member bank of the Federal Reserve System with respect to Eurocurrency liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System, as now or hereafter in effect (or against any successor category of liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System, as now or hereafter in effect); and (ii) adding the Applicable Margin to the resulting quotient.

     Eurodollar Rate Advance: An Advance made or Outstanding at the Eurodollar Rate as a portion of the Series A Revolving Credit Loans or the Series C Commercial Paper Loans.

     Event of Default: Any of the Events of Default described in Section 11.01 of this Agreement.

     Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

     Executive Officer: Those officers of the Borrower or any of its Subsidiaries who are deemed to be "Executive Officers" of the Borrower or any of its Subsidiaries pursuant to Rule 405 of Regulation C of the Securities Act or any officer of the Borrower or its Subsidiaries who is a senior vice president of the Borrower or any of its Subsidiaries or any other individual performing a similar role as an individual who is a senior vice president of the Borrower or any Subsidiary on any determination date.

     Export-Control Laws: 50 U.S.C.A. ss.ss. 2401 et seq., 22 U.S.C.A. ss.ss. 2751 et seq. and 22 U.S.C.A. ss.ss. 2778 et seq., 22 U.S.C.A. ss. 3201 et
     seq., and 42 U.S.C.A. ss.ss. 2131-2140 et seq. each as amended from time to time and all regulations, orders, decrees, judgments, injunctions and notices issued, entered, promulgated or approved thereunder.

     Face Amount: When used with reference to Commercial Paper Notes, the aggregate face amount thereof, in the case of any of such commercial paper notes issued on a discount basis, and the aggregate principal amount stated therein plus the amount of all interest accrued or to accrue thereon to its stated maturity date, in the case of any of such commercial paper notes issued on an interest-bearing basis.

     Federal Funds Rate: For any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions.

     Fiscal Year: With respect to the Borrower and its Subsidiaries, the four
     (4) consecutive fiscal quarter periods ending on or immediately prior to the date on which any determination is to be made.

     Foreign Subsidiaries: SCI Singapore, SCI Thailand, SCI Alpha Limited, a corporation organized and existing under the laws of Ireland, SCI Irish Holdings, a corporation organized and existing under the laws of Ireland, SCI Ireland Limited, a corporation organized and existing under the laws of Ireland, Norlite, SCI Canada, SCI Systems de Mexico, S.A. de C.V. (formerly known as Adelantos De Tecnologia, S.A. de C.V.), a corporation organized and existing under the laws of Mexico, Dabetan Company Limited, a corporation organized and existing under the laws of Hong Kong, SCI Development Limited, a corporation organized and existing under the laws of England, SCI Malaysia, SCI Holding France, S.A., a corporation organized under the laws of France, SCI France, S.A., a corporation organized under the laws of France, and any subsidiary formed or acquired by the Borrower or any Subsidiary after the date of this Agreement which is organized under the laws of any country other than the United States, and their respective successors and assigns.

     GAAP: Means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board and its predecessors or pronouncements of the American Institute of Certified Public Accountants or those principles of accounting which have other substantial authoritative support and are applicable in the circumstances as of the date of application, as such principles are from time to time supplemented or amended.

     Guarantors: Collectively, SCI Systems (Alabama), Inc., a corporation organized and existing under the laws of the State of Alabama, Scimex, Inc., a corporation organized and existing under the laws of the State of Alabama, SCI Technology, Interagency, Inc., a corporation organized and existing under the laws of the State of Delaware, SCI Holdings, Inc. (formerly known as SCI U.K. Holding, Inc.), a corporation organized and existing under the laws of the State of Delaware, SCI Foreign Sales, Inc., a corporation organized and existing under the laws of the U.S. Virgin Islands, and Newport, Inc., a corporation organized and existing under the laws of the State of Georgia, and their respective successors and assigns.

     Guaranty: Any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including, without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     Guaranty Agreement: The Amended and Restated Guaranty Agreement executed by the Guarantors, jointly and severally, in favor of the Agent, the Co-Agent and the Banks, substantially in the form of Exhibit C, attached hereto, as amended, restated, supplemented, waived or modified from time to time.

     Indebtedness:  Of any Person shall mean, without duplication:

          (i) All obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments);

          (ii) All rental obligations under leases required to be capitalized under GAAP;

          (iii) All Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); and

          (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed.

     Intercompany Lenders: The Borrower and each of its Subsidiaries, acting as a lender to a Subsidiary of the Borrower for the purpose of making available proceeds of any Advance or from the issuance of Commercial Paper Notes.

     Intercompany Loan: Indebtedness of any Subsidiary to any Intercompany Lender arising from use of proceeds of any Advance or from the issuance of Commercial Paper Notes, whether such Indebtedness is in the form of a promissory note or other written obligation or is in the form of an intercompany account payable by the Subsidiary to the Intercompany Lender.

     Intercreditor Agreement: The Intercreditor Agreement dated as of December 2, 1994, among the Agent, the Co-Agent, the Banks, C and I (Division) Holdings and the Bank of Ireland and consented to and acknowledged by the Borrower and the Subsidiaries, as such Intercreditor Agreement may be amended or supplemented from time to time.

     Interest Expense: For any Fiscal Year of the Borrower, total interest expense (including, without limitation, interest expense attributable to capitalized leases in accordance with GAAP) of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     Interest Period: For each Eurodollar Loan, the Interest Period determined pursuant to Section 3.05.

     Interest Rate Contracts: Interest rate cap agreements, interest rate collar agreements, interest rate swap agreements and other agreements or arrangements designed to protect against fluctuations in interest rates.

     Inventory: With respect to any Person, all goods, merchandise and other personal property held for sale, and all raw materials, components, work or goods in process, finished goods, goods in transit and packing and shipping materials, accretions and accessions thereto, trust receipts and similar documents covering the same products, all whether now owned or hereafter acquired by such Person, all as determined in accordance with GAAP. For the sole purpose of testing the financial covenant set forth in Section 9.12(f) hereof, any A- 12 Program Financial Statements Adjustments relating to Inventory previously recognized in accordance with GAAP shall be added to the amount of Inventory in order to determine the Adjusted Working Capital of the Borrower and its consolidated Subsidiaries, except as otherwise set forth in Section 9.12(f) hereof.

     Inventory Loan: Any loan made from time to time to Borrower or any other Credit Party by a receivables securitization company managed by The Bank of Tokyo Trust Company in an aggregate amount not to exceed $15,000,000 secured by a Lien on (a) the interest of Borrower or another Credit Party in the NECTEC Agreement and (b) a Credit Party's Inventory which has been ordered pursuant to the NECTEC Agreement and pursuant to which the obligations of Borrower or such other Credit Party to repay the principal of such loans will become Non-Recourse to Borrower and the other applicable Credit Parties if such Inventory has resulted in Borrower's or any such Credit Party's issuance of an invoice to NECTEC.

     Letter of Credit: The irrevocable Letter of Credit No. S930136 issued by ABN AMRO on June 25, 1993 for the benefit of the Depositary as amended by the Letter of Credit Amendment, as such Letter of Credit may be further amended or replaced from time to time pursuant to the terms of this Agreement.

     Letter of Credit Amendment: Amendment No. 1 to Letter of Credit No. S930136 issued by ABN AMRO to the Depositary on the date hereof in the form of Exhibit A attached hereto.

     LIBOR: In respect of any Interest Period for any Eurodollar Loan, the average rate per annum (rounded upward to the nearest one-sixteenth of one percent (1/16%)) quoted to the Reference Banks by leading banks in the London interbank market, for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Advance for which LIBOR is being determined and with maturities comparable to the Interest Period for which LIBOR will apply as of approximately 11:00 a.m. London time on the date which is two (2) Business Days prior to the first day of such Interest Period.

     Lien: Any mortgage, pledge, security interest, encumbrance, lien, judgment or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code, or other law relating to Liens, of any jurisdiction.

     Liquidating Subsidiary: Each of SCI U.K., Newmoor Industries and, after the sale of all or substantially all of its assets and the commencement of liquidation or dissolution proceedings, Norlite, all as permitted pursuant to Sections 8.17, 9.02 or 10.12 hereof.

     Loan/Purchase Transaction: The three-tranche facility, not to exceed $50,000,000 in the aggregate, provided to Borrower or any other Credit Party by a receivables securitization company managed by The Bank of Tokyo Trust Company, consisting of (i) a revolving facility of up to $50,000,000 for the purchase on a Non-Recourse basis of trade receivables arising from the sale of computer equipment to NECTEC pursuant to the NECTEC Agreement,
     (ii) the Inventory Loan, and (iii) a facility of up to $30,000,000 whereby a receivables securitization company managed by The Bank of Tokyo Trust Company purchases on a Non-Recourse basis the obligations of NECTEC with respect to Inventory which has been ordered pursuant to the NECTEC Agreement and which is evidenced by an invoice but which has not resulted in a sales or purchase order.

     Loans: The Series A Revolving Credit Loans, the Series B Commercial Paper Loans and the Series C Commercial Paper Loans, collectively.

     Margin Regulations: Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

     Material Subsidiary: SCI Technology, SCI Thailand, SCI Singapore and each other Subsidiary of Borrower, now existing or hereinafter established or acquired, that has or acquires Adjusted Tangible Assets equal to or in excess of ten percent (10%) of the total Adjusted Tangible Assets of the Borrower on a consolidated basis or any other Subsidiary of the Borrower that is otherwise material to the operations or business of the Borrower or any Material Subsidiary.

     Minimum Level: The amount, determined at any time, equal to the sum of the Face Amount of all Commercial Paper Notes then Outstanding.

     NECTEC: NEC Technologies, Inc., a Delaware corporation, or any of its affiliates, and such party's successors and assigns.

     NECTEC Agreement: That certain Agreement to be entered into between NECTEC and Borrower or any other Credit Party with respect to the sale of computer equipment to NECTEC, as the same may be amended, supplemented or restated from time to time.

     Net Income: As applied to any Person for any fiscal period, the aggregate amount of net income (or net loss) of such Person, after taxes, for such period as determined in accordance with GAAP.

     Newmoor Industries: Newmoor Industries Limited, formerly known as Cambridge Computer Limited, a corporation organized under the laws of England.

     New York Business Day: Any day other than a Saturday, a Sunday or a day when banks are authorized by law to close in New York.

     Non-Recourse: means (i) that the terms and conditions applicable to the Receivables Purchase Transaction and the Loan/Purchase Transaction (other than the Inventory Loan) provide that the recourse of a purchaser of accounts receivable or any interest therein or any invoice for losses resulting from an obligor's failure to pay due to credit problems is limited to such accounts receivable or interests therein or such invoice (as the case may be), together in each case with any related security, if any, and, (ii) that the terms and conditions applicable to the Inventory Loan provide that the recourse of the receivables securitization company managed by the Bank of Tokyo Trust Company to recover against the Borrower or any other Credit Party for losses resulting from NECTEC's failure to pay a related invoice due to credit problems of NECTEC is limited to the interest of the Borrower or such Credit Party in the collateral for the Inventory Loan; provided, however, that the terms and conditions applicable to the Receivables Purchase Transaction and the Loan/Purchase Transaction may also provide for additional bases of non-recourse.

     Norlite: Norlite Technology, Inc., a corporation organized and existing under the laws of Canada, and its successor and assigns.

     Notes: The Series A Master Notes, the Series B Master Notes, and the Series C Master Notes, and any extensions, renewals, modifications or replacements thereof or therefor.

     Notice of Borrowing: The Notice of Borrowing, given pursuant to Section 3.02(a), in substantially the form attached hereto as Exhibit D-1.

     Notice of Conversion/Continuation: The Notice of Conversion/Continuation, given pursuant to Section 3.02(b), in substantially the form attached hereto as Exhibit D-3.

     Notice of Requested Change in Stated Amount: The Notice of Requested Change in Stated Amount, given pursuant to Section 4.11, in substantially the form attached hereto as Exhibit D-4.

     Obligations: All amounts owing by the Borrower or any Credit Party to the Agent, the Co-Agent or any Bank pursuant to the terms of this Agreement, any of the Notes or any other Credit Document or any Interest Rate Contract of the Borrower or any other Credit Party, including, without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities and obligations of the Borrower or any Credit Party, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

     Officer's Certificate: A certificate signed in the name of the Credit Party to which such certificate is applicable by its Chairman, President, Treasurer or Chief Financial Officer.

     Operating Account: The Operating Account established pursuant to the Depositary Agreement.

     Outstanding: (i) With respect to Commercial Paper Notes, all Commercial Paper Notes issued and authenticated pursuant to the Depositary Agreement, less those Commercial Paper Notes (a) which have been paid in full, (b) for the payment of which a Drawing has been made on the Letter of Credit pursuant to which funds equal to the Face Amount thereof shall be deposited in the Commercial Paper Account on the same day, or (C) as to which the Letter of Credit has expired, and (ii) with respect to Loans, the principal amount of all Loans made by the Banks pursuant to this Agreement less the principal amount of Loans which have been paid by the Borrower.

     Outstanding Balance: With respect to any Permitted Asset Securitization Transaction and at any date of determination, the difference between (i) the lesser of (x) the total facility amount of such Permitted Asset Securitization Transaction or (y) the maximum dollar amount that could be paid by a purchaser for a Credit

     Party's accounts receivable (or undivided fractional interest in a pool thereof) pursuant to such Permitted Asset Securitization Transaction minus
     (ii) the remaining dollar amount that could be paid by a purchaser for a Credit Party's accounts receivable (or undivided interests therein) after giving effect to purchases by such purchaser pursuant to such Permitted Asset Securitization Transaction.

     Payment Office: The Applicable Lending Office of the Agent or the Co-Agent, as the case may be, or such other office for payments within the United States as the Agent or Co-Agent may designate by written notice to the Borrower.

     PBGC:  The Pension Benefit Guaranty Corporation, or any successor thereto.

     Permitted Asset Securitization Transactions: The Receivables Purchase Transaction and the Loan/Purchase Transaction.

     Permitted Encumbrances:

     (a) Liens for taxes and assessments not delinquent or which are being contested in good faith by appropriate proceedings and against which adequate reserves have been provided for on the books of the Borrower and its Subsidiaries in accordance with GAAP;

     (b) Worker's, mechanic's and materialmen's liens and similar liens incurred in the ordinary course of business remaining undischarged or unstayed for not longer than sixty (60) days following the Borrower's (or its Subsidiary's) receipt of notice of the attachment thereof;

     (c) Attachments remaining undischarged or unstayed for not longer than sixty (60) days from the making thereof;

     (d) Liens in respect of final judgments or awards remaining undischarged or unstayed for not longer than sixty (60) days from the making thereof;

     (e) Liens in respect of pledges or deposits under worker's compensation laws, unemployment insurance or similar legislation and in respect of pledges or deposits to secure bids, tenders, contracts (other than contracts for the payment of money), leases or statutory obligations, or in connection with surety, appeal and similar bonds incidental to the conduct of litigation; and

     (f)Liens otherwise created or permitted by any Credit Document.

     Permitted Exceptions: The filings and registrations for public notice purposes and approvals, consents and other items listed on Schedule 1.01 attached hereto.

     Permitted Subordinated Debentures: Debentures contemplated to be issued from time to time by the Borrower after the date of this Agreement that (i) are subordinated in writing to all Obligations of the Borrower and each Subsidiary, such subordination provisions to be on terms and conditions satisfactory in all respects to the Agent and the Co-Agent and (ii) are permitted to be issued pursuant to Section 10.14(a) hereto, but such term shall specifically exclude the Debentures of 1987.

     Permitted Transaction: Any action by the Borrower or any of its Subsidiaries which (i) would be prohibited by Section 10.01, Section 10.02,
     Section 10.03, or Section 10.03A of this Agreement but for Section 10.01(viii) (in the case of Section 10.01), Section 10.02(x) (in the case of Section 10.02), Section 10.03(viii) (in the case of Section 10.03) or
     Section 10.03A(i) (in the case of Section 10.03A) and (ii) involves, directly or indirectly, an Amount not in excess of $25,000,000.

     Permitted Transaction Amount: An aggregate Amount of Permitted Transactions entered into during any Fiscal Year of the Borrower which amount does not exceed twenty percent (20%) of the Borrower's Average Tangible Net Worth, determined based upon the financial statements furnished by the Borrower pursuant to Section 9.12(a); provided, however, that such Amount shall not include any Lien that has been released or any Indebtedness that has been discharged; and provided further that in calculating the Permitted Transaction Amount with respect to any single transaction or any series of related transactions, the respective amount of the Liens, Indebtedness, Guaranties and Investments arising in connection with such transaction or series of transactions shall not be double-counted (e.g., if the Borrower makes an acquisition of assets for a purchase price of $20,000,000, incurs $20,000,000 of Indebtedness to finance the purchase price and the purchase price is secured by a Lien on the assets that are the subject of such acquisition, only $20,000,000 shall be counted against the Permitted Transaction Amount with respect to that acquisition). During the period of each fiscal quarter prior to delivery by the Borrower to the Agent pursuant to this Agreement of financial statements for the previous fiscal quarter, the Permitted Transaction Amount shall continue to be based on the Average Tangible Net Worth derived from the previous quarterly financial statements delivered by the Borrower unless Borrower knows that at the time of calculating the Permitted Transaction Amount the amount of the Liens, Indebtedness, Guaranties and Investments arising in connection with the transaction or series of transactions would exceed the actual Permitted Transaction Amount (determined on the basis of the actual Average Tangible Net Worth). With respect to acquisitions, the date of determination for purposes of calculating the Permitted Transaction Amount shall be the date of the purchase agreement for such acquisition, and no Permitted Transaction shall cease to be a Permitted Transaction in the event that the consolidated Tangible Net Worth of the Borrower decreases in a subsequent fiscal period. For purposes of this Agreement, the purchase of the contract manufacturing business assets of Digital Equipment Corporation by SCI Technology shall be deemed to be a Permitted Transaction for purposes of calculating the Permitted Transaction Amount.

     Person: An individual, partnership, corporation, trust, joint venture, unincorporated organization, limited liability company, association, or a government, or agency or political subdivision or instrumentality thereof.

     Pledge Agreements: Collectively, (i) the Amended and Restated Stock Pledge and Security Agreements executed in favor of the Agent, substantially in the form of Exhibit F-1, attached hereto, providing (except for the Permitted Exceptions) for the grant of first-priority Liens on the Pledged Stock (other than the Pledged Stock of SCI Canada); (ii) with respect to the Pledged Stock of SCI Canada, the Quebec Stock Pledge and Security Agreement, and (iii) after compliance with the provisions of Section 9.13 with respect to the capital stock of a newly formed or acquired Subsidiary, of the Borrower, the Stock Pledge and Security Agreement with respect to the stock of such Subsidiary.

     Pledged Stock: Collectively, (i) all issued and outstanding shares of each class of capital stock of each Foreign Subsidiary held by the Borrower or any Subsidiary (other than a Foreign Subsidiary), up to an amount constituting sixty-six percent (66%) of all issued and outstanding shares of each class of any Foreign Subsidiary and (ii) after compliance with the provisions of Section 9.13 with respect to a newly formed or acquired Foreign Subsidiary, all issued and outstanding shares of each class of capital stock of such Foreign Subsidiary held by the Borrower or any Subsidiary other than a Foreign Subsidiary, up to an amount constituting sixty-six percent (66%) of all issued and outstanding shares of each class of such Foreign Subsidiary, or in the case of Class A preference shares of SCI Canada or Norlite up to an amount not to exceed sixty-six and 61/100 percent (66.61%) of all the issued and outstanding Class A preference shares of SCI Canada or Norlite (as the case may be), together with all warrants, stock options and other purchase and conversion rights with respect to any of the foregoing.

     Post-Default Rate: At any time, with respect to any Advance, a per annum rate equal to the rate otherwise applicable to such Advance plus two percentage points (2%) which rate shall accrue only during the continuance of an Event of Default.

     Prior Commercial Paper Credit Agreement: The Credit Agreement, dated as of August 23, 1990, between the Borrower and ABN AMRO.

     Prior Expiration Date:  As defined in Section 3.01(e) hereof.

     Pro Rata Share: When used with reference to any Bank and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction, the numerator of which shall be the Bank's Revolving Credit Commitment, Commercial Paper Commitment or Commitment, as applicable, on such date and the denominator of which shall be the Total Revolving Credit Commitment, Total Commercial Paper Commitment or Total Commitment, respectively, on such date.

     Quebec Assignment of Intercompany Loans: The Hypothec on Movables dated as of the date hereof from SCI Canada, substantially in the form of Exhibit E-3 attached hereto, as amended, restated, supplemented, waived or modified from time to time.

     Quebec Stock Pledge and Security Agreement: The Hypothec with Delivery dated as of the date hereof executed by Borrower with respect to 66% of the common shares and a maximum of 66.55% of the preferred shares of SCI Canada, substantially in the form of Exhibit F-2 attached hereto, as amended, restated, supplemented, waived or modified from time to time.

     Receivables Purchase Transaction: The revolving trade receivable securitization facility not to exceed $100,000,000 whereby a Person shall purchase from time to time and on a Non-Recourse basis undivided fractional interests in a pool of accounts receivable of a Credit Party or Credit Parties or a Bankruptcy-Remote Subsidiary.

     Recordation Fee:  As defined in Section 15.04(b)(vi).

     Reference Banks:  Citibank, ABN AMRO and Bank of America (Illinois).

     Regulatory Change: Any introduction or any change after the date of this Agreement not officially published in proposed or final form prior to December 31, 1992, in any United States federal, state or foreign laws, treaties, guidelines or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including any Banks, of or under any United States federal, state, or foreign laws, treaties, guidelines or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     Required Banks: At any time, (i) Banks having, in the aggregate, not less than sixty-six and two-thirds of one percent (66-2/3%) of the Total Commitment, except, solely for purposes of Banks consenting to an extension of the Credit Expiration Date pursuant to Section 3.01(e), Banks having, in the aggregate, not less than eighty percent (80%) of the Total Commitment plus (ii) Banks having, in the aggregate, not less than fifty-one percent (51%) of the Total Revolving Credit Commitment plus (iii) Banks having, in the aggregate, not less than fifty-one percent (51%) of the Total Commercial Paper Commitment.

     Required Commercial Paper Banks: At any time, Commercial Paper Banks having, in the aggregate, not less than sixty-six and two-thirds of one percent (66 2/3%) of the Total Commercial Paper Commitment.

     Required Revolving Credit Banks: At any time, Revolving Credit Banks having, in the aggregate, not less than sixty-six and two-thirds of one percent (66 2/3%) of the Total Revolving Credit Commitment.

     Requirement of Law: For any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property may be subject.

     Restricted Payments: Has the meaning set forth in Section 10.11 of this Agreement.

     Revolving Credit Bank: Any Bank holding a Series A Master Note and whose Revolving Credit Commitment has not been terminated for any reason pursuant to the terms of this Agreement.

     Revolving Credit Commitment: At any time for any Bank, the amount of such Bank's commitment, if any, set forth opposite such Bank's name in the column headed "Revolving Credit Commitment" on Annex I hereto, as the same may be amended from time to time.

     Rights: Rights to payment for Commercial Paper Notes, as described in
     Section 6.06.

     SCI Canada: SCI Systems (Canada) Inc., a corporation organized and existing under the laws of Canada.

     SCI Malaysia: SCI Manufacturing (Malaysia) SDN BHD, a corporation organized and existing under the laws of Malaysia and its successors and assigns.

     SCI Singapore: SCI Manufacturing Singapore Pte. Ltd., a corporation organized and existing under the laws of the Republic of Singapore and its successors and assigns.

     SCI Technology: SCI Technology, Inc., a corporation organized and existing under the laws of the State of Alabama and its successors and assigns.

     SCI Thailand: SCI Systems (Thailand) Limited, a corporation organized and existing under the laws of Thailand and its successors and assigns.

     SCI U.K.: SCI U.K. Limited, a corporation organized and existing under the laws of Guernsey.

     SEC:  The Securities and Exchange Commission or any successor thereto.

     Securities Act:  The Securities Act of 1933, as amended from time to time.

     Security Documents: Collectively, the Guaranty Agreement, the Pledge Agreements, the Assignment of Intercompany Loans, and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document now or hereafter guaranteeing or securing the Obligations.

     Senior Debt:  Total Debt minus Subordinated Debt.

     Series A Master Notes: Promissory notes issued by the Borrower and payable to the order of each Revolving Credit Bank evidencing such Bank's Series A Revolving Credit Loans, as provided herein, in substantially the form attached as Exhibit B to this Agreement and any extension, renewal, modification or replacement of any of the foregoing.

     Series A Revolving Credit Loans: Loans made from time to time by the Revolving Credit Banks to the Borrower under Section 2.01.

     Series B Commercial Paper Loans: Reimbursement obligations of the Borrower Outstanding from time to time in respect of payments under the Letter of Credit, as described in Section 4.03 hereof.

     Series B Master Notes: Promissory notes dated June 25, 1993 issued by the Borrower and payable to the order of each Commercial Paper Bank evidencing such Bank's Series B Commercial Paper Loans, as provided herein, and any extension, renewal, modification or replacement of any of the foregoing.

     Series C Commercial Paper Loans: Loans made from time to time by the Commercial Paper Banks to the Borrower under Section 2.01.

     Series C Master Notes: Promissory notes dated June 25, 1993 issued by the Borrower and payable to the order of each Commercial Paper Bank evidencing such Bank's Series C Commercial Paper Loans, as provided herein, and any extension, renewal, modification or replacement of any of the foregoing.

     Stated Amount: The amount available for Drawings under the Letter of Credit at any time, as initially established pursuant to Section 4.01 and subsequently reduced pursuant to Section 4.04 or Section 4.11 or increased pursuant to Section 4.05 or Section 4.11.

     Stop Order: Any instruction given by the Co-Agent to the Depositary pursuant to Section 6.02 of this Agreement, which instruction may be specific with respect to a particular proposed issue of Commercial Paper Notes or may be general and applicable to all Commercial Paper Notes to be issued and delivered after receipt of such instruction until revoked or superseded by further instruction from the Co-Agent and which instruction may specify that the obligation of the Co-Agent as issuer of the Letter of Credit to honor demands for payment under the Letter of Credit shall not be automatically reinstated to the extent of each reimbursement made to the Co-Agent by, or on behalf of, the Borrower for a payment or disbursement made under the outstanding Letter of Credit.

     Subordinated Debt: (i) The Debentures of 1987, (ii) the Permitted Subordinated Debentures and (iii) any other Indebtedness of the Borrower or any Subsidiary of the Borrower which is subordinated in writing to all Obligations of the Borrower or such Subsidiary on terms and conditions satisfactory in all respects to the Required Banks and approved in writing by the Required Banks, including, without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and subordination provisions.

     Subsidiary and Subsidiaries: Any corporation of which more than fifty percent (50%) of the shares of the outstanding stock representing the right to vote for the election of directors or other managing authority are owned or controlled at the time the determination is made, directly or indirectly, including through other Subsidiaries, by the Person specified.

     Subsidiary Notes: Promissory notes issued by any of the Subsidiaries and payable to the order of the Borrower or any Subsidiary evidencing any and all Intercompany Loans made by any payee to the maker, as provided in
     Section 12.01 herein, in substantially the form attached as Exhibit E-2 to this Agreement and any extension, renewal, modification or replacement of any of the foregoing.

     Tangible Net Worth: With respect to the Borrower and its Subsidiaries at a particular date, an amount equal to (i) the aggregate par value of the outstanding shares of all classes of stock of the Borrower plus paid-in capital in excess of the par value of any shares of stock plus retained earnings, less all amounts carried on the books of the Borrower for treasury stock, less (ii) the aggregate amount of all items and assets categorized as intangibles, including, but not limited to, "goodwill", on the consolidated balance sheet of the Borrower, as determined in accordance with GAAP.

     Taxes: Any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

     Total Capital: As to any Person at a particular date, the sum of (i) all items which would, in accordance with GAAP, be properly classified on the balance sheet of such Person as (a) total shareholders' equity plus (b) long-term deferred income taxes, plus (ii) Total Debt.

     Total Commercial Paper Commitment: At any time, the sum of the Commercial Paper Commitments, which shall initially be $120,000,000 and shall be subject to reduction pursuant to Section 3.01.

     Total Commitment: At any time, the sum of the Commitments of each of the Banks at such time which shall initially be $320,000,000 and shall be subject to reduction pursuant to Section 3.01, and may be increased pursuant to Section 3.01(e).

     Total Debt: As to any Person at a particular date, the sum of all items which would, in accordance with GAAP, be properly classified on such Person's balance sheet as (i) short-term debt for money borrowed, plus (ii) current maturities of long-term debt, plus (iii) long-term debt, including, without limitation, with respect to the Borrower, the Subordinated Debt and to the extent issued, the Permitted Subordinated Debentures.

     Total Revolving Credit Commitment: At any time, the sum of the Revolving Credit Commitments, which shall initially be $200,000,000 and shall be subject to reduction pursuant to Section 3.01.

     Type:  With respect to any Loan, a Base Rate Loan or Eurodollar Loan.

     Voting Shares: As to any Person, all outstanding shares of any class or classes (however designated) of stock of such Person entitled to vote generally in the election of members of the board of directors of such Person.

     Section 1.02.Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations under this Agreement shall be made, all financial statements required to be delivered under this Agreement shall be prepared, and all financial records shall be maintained in accordance with GAAP provided, however, that for the purposes of making accounting determinations under Section 9.12(b) through Section 9.12(f) hereof, unless the Borrower receives the prior written consent of the Required Banks, GAAP as in effect on the date of this Agreement shall be used in making such determinations.

     Section 1.03.Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole, and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit, Annex and similar references are to such portions of this Agreement unless otherwise specified.

ARTICLE II

LOANS

     Section 2.01.Commitments; Use of Proceeds.

     (a) Commitments, Generally. (i) Subject to and upon the terms and conditions set forth in this Agreement, each Revolving Credit Bank severally agrees, from time to time prior to the Credit Expiration Date, to make to the Borrower Series A Revolving Credit Loans in an aggregate principal amount Outstanding at any time not to exceed such Bank's Revolving Credit Commitment.

     (ii) Subject to and upon the terms and conditions set forth in this Agreement, each Commercial Paper Bank severally agrees, from time to time prior to the Credit Expiration Date, to make to the Borrower Series B Commercial Paper Loans or Series C Commercial Paper Loans in an aggregate principal amount Outstanding at any time not to exceed, when added to such Commercial Paper Bank's Pro Rata Share of the aggregate Face Amount of Outstanding Commercial Paper Notes, such Commercial Paper Bank's Commercial Paper Commitment.

     (b) Series A Revolving Credit Loans. (i) Each Series A Revolving Credit Loan shall, at the option of the Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless otherwise specifically provided in this Agreement, shall consist entirely of Base Rate Advances or Eurodollar Rate Advances. The aggregate principal amount of each Borrowing of Series A Revolving Credit Loans shall be not less than $1,000,000 and shall be in integral multiples of $500,000.

     (ii) At no time shall the number of Borrowings for Series A Revolving Credit Loans and Series C Commercial Paper Loans outstanding under this Article exceed twelve (12); provided that, for the purpose of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Loans shall be considered as one Borrowing and provided further that the number of Borrowings for Series A Revolving Credit Loans outstanding under this Article may be increased pursuant to the terms of the letter dated as of the date hereof from Borrower to Agent.

     (iii)The proceeds of Series A Revolving Credit Loans shall be used solely by the Borrower and the Subsidiaries of the Borrower for general corporate purposes.

     (C) Series B Commercial Paper Loans. (i) Each Series B Commercial Paper Loan shall be made or continued as part of one or more Borrowings that shall consist entirely of Base Rate Advances.

     (ii) Series B Commercial Paper Loans shall be solely for the purpose of evidencing the indebtedness of the Borrower to the Commercial Paper Banks for the obligation of the Borrower to reimburse the Commercial Paper Banks for payments made by the Co-Agent under the Letter of Credit.

     (d) Series C Commercial Paper Loans. (i) Each Series C Commercial Paper Loan shall, at the option of the Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless otherwise specifically provided in this Agreement, shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Series C Commercial Paper Loans shall be not less than $5,000,000 or a greater integral multiple of $5,000,000.

     (ii)The proceeds of Series C Commercial Paper Loans shall be used solely by the Borrower and the Subsidiaries of the Borrower for general corporate purposes, including the repayment of the Series B Commercial Paper Loans.

     Section 2.02.Notes; Repayment of Principal.

     (a)Series A Master Notes. (i) The Borrower's obligation to pay the principal of and interest on the Series A Revolving Credit Loans to each Revolving Credit Bank shall be evidenced by the records of the Agent and such Bank and by the Series A Master Note payable to such Bank, or the assignor of such Bank, completed in conformity with this Agreement. Failure by any Revolving Credit Bank to make any notations on the Series A Master Note payable to such Bank shall not affect the obligations of the Borrower under this Agreement or under such Bank's Series A Master Note.

     (ii)Subject to the terms of this Agreement, all Outstanding principal amounts, together with all accrued and unpaid interest, on the Series A Revolving Credit Loans shall be due and payable in full on the Credit Expiration Date.

     (b)Series B Master Notes. (i) The Borrower's obligation to pay the principal of and interest on the Series B Commercial Paper Loans to each Commercial Paper Bank shall be evidenced by the records of the Co-Agent and such Bank and by the Series B Master Note payable to such Bank, or the assignor of such Bank, completed in conformity with this Agreement. Failure by any Commercial Paper Bank to make any notations on the Series B Master Note payable to such Bank shall not affect the obligations of the Borrower under this Agreement or under such Bank's Series B Master Note.

     (ii)Subject to the terms of this Agreement, all Outstanding principal amounts under the Series B Commercial Paper Loans shall be due and payable, together with all accrued and unpaid interest thereon, on the first to occur of: (i) the Credit Expiration Date; or (ii) thirty (30) days after the date of the Drawing by reason of which any such Series B Commercial Paper Loan is initially made or (iii) three Business Days after demand by the Agent.

     (c)Series C Master Notes. (i) The Borrower's obligation to pay the principal of and interest on the Series C Commercial Paper Loans to each Commercial Paper Bank shall be evidenced by the records of the Agent and such Bank and by the Series C Master Note payable to such Bank, or the assignor of such Bank, completed in conformity with this Agreement. Failure by any Commercial Paper Bank to make any notations on the Series C Master Note payable to such Bank shall not affect the obligations of the Borrower under this Agreement or under such Bank's Series C Master Note.

     (ii)Subject to the terms of this Agreement, all Outstanding principal amounts, together with all accrued and unpaid interest, on the Series C Commercial Paper Loans shall be due and payable in full on the Credit Expiration Date.

ARTICLE III

GENERAL LOAN TERMS

     Section 3.01.Total Commitment; Amounts; Optional and Mandatory Reductions; Credit Expiration Date; Extensions.

     (a) The initial Total Commitment shall be equal to $320,000,000. The initial Total Revolving Credit Commitment shall be equal to $200,000,000. The initial Total Commercial Paper Commitment shall be equal to $120,000,000.

     (b) Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Agent or the Co-Agent, as appropriate, the Borrower shall have the right, without premium or penalty, to terminate the unutilized portion of the Total Revolving Credit Commitment or the Total Commercial Paper Commitment, or both, in whole or in part, provided that (i) any partial termination pursuant to this Section shall be in an amount of at least $1,000,000 and in integral multiples of $1,000,000 in excess of that amount, and (ii) no such reduction shall be permitted which would require a prepayment that is not permitted by Section
     3.07. Notwithstanding anything herein to the contrary, however, (x) the amount of the Total Revolving Credit Commitment as so reduced shall at no time be less than the aggregate principal amount of all Outstanding Series A Revolving Credit Loans, (y) the amount of the Total Commercial Paper Commitment as so reduced shall at no time be less than the sum of the aggregate principal amount of all Outstanding Series B Commercial Paper Loans, the aggregate principal amount of all Outstanding Series C Commercial Paper Loans and the Face Amount of all Outstanding Commercial Paper Notes, and (z) the Stated Amount of the Letter of Credit as reduced pursuant to Section 4.04 shall at no time be less than the Minimum Level.

     (c) The Total Revolving Credit Commitment or the Total Commercial Paper Commitment, or both as the case may be, and the Total Commitment shall be automatically reduced, effective as of the Prior Expiration Date defined in paragraph (e) below, by the amount of the Revolving Credit Commitment or Commercial Paper Commitment, or both, of any Bank which does not consent to an extension of the Credit Expiration Date and is not replaced, pursuant to paragraph (e) of this Section, in a case where the Agent, the Co-Agent and the Required Banks do consent to such an extension from one Credit Expiration Date to a subsequent Credit Expiration Date.

     (d) If at any time the aggregate Outstanding principal amount of Series A Revolving Credit Loans shall exceed the Amount of the Total Revolving Credit Commitment, the Borrower shall no later than the next Business Day following the earlier of receipt of notice from the Agent or actual knowledge of the Borrower of such excess, prepay Series A Revolving Credit Loans to the extent necessary to eliminate such excess. If at any time the aggregate Outstanding (x) principal amount of Series B Commercial Paper Loans,

     (y) principal amount of Series C Commercial Paper Loans and (z) Face Amount of Commercial Paper Notes shall exceed the amount of the Total Commercial Paper Commitment, the Borrower shall no later than the next Business Day following the earlier of receipt of notice from the Co-Agent, the Depositary or any Dealer or actual knowledge by the Borrower of such excess, prepay Series B Commercial Paper Loans or Series C Commercial Paper Loans, or both to the extent necessary to eliminate such excess and, if such prepayment does not eliminate such excess, cause to be deposited with the Co-Agent cash collateral, which cash collateral shall secure the Borrower's reimbursement obligations for payments to be made under the Letter of Credit in an amount equal to such excess. The Borrower hereby grants to Co-Agent, for the benefit of the Commercial Paper Banks, a security interest in (i) any account established with Co-Agent or any Affiliate of the Co-Agent to hold the cash collateral described in the previous sentence and in Section 3.01A(b), (ii) all monies on deposit therein, together with any interest or earnings thereon and (iii) the direct and indirect proceeds of any of the foregoing.

     (e) The initial Credit Expiration Date shall be August 3, 1998. The Borrower may, however, request an extension of the initial Credit Expiration Date by submitting a written request to the Agent no earlier than May 31, 1997, and no later than June 30, 1997. Upon such request, the initial Credit Expiration Date may be extended by one additional year upon written consent of the Required Banks. The Agent will give written notice to the Borrower, not more than sixty (60) days after receipt of the request for extension from the Borrower, stating either that (i) the Required Banks have given their written consent to a new Credit Expiration Date, which shall be specified in such notice, or (ii) the Required Banks have not given their consent to the requested extension. Any Credit Expiration Date subsequent to the initial Credit Expiration Date may be extended by one additional year by following the same procedure as for extension of the initial Credit Expiration Date, with the Borrower requesting such extension no earlier than May 31 and no later than June 30 of each year subsequent to 1997. If an extension of the Credit Expiration Date receives the consent of the Required Banks, Banks which do not consent to such extension may be replaced on or before the Credit Expiration Date which is to be extended (the "Prior Expiration Date"), provided that, in any event, the Commitment of each non-assigning and non-consenting Bank shall terminate on the Prior Expiration Date. Any bank proposed to replace any Bank which does not consent to an extension of the Credit Expiration Date shall be an Eligible Assignee within the meaning specified in Section 15.04(b)(v), and the Bank being replaced shall assign its rights and obligations to such Eligible Assignee in accordance with the provisions of Section 15.04(a) through (e). Such replacement shall be in all respects satisfactory to the Required Banks which consented and shall be effected at the sole cost and expense of the Borrower. None of the Agent, the Co-Agent and the Banks shall incur any cost or expense (except any reasonable cost or expense which the Borrower shall promptly reimburse) to effect any such replacement. Notwithstanding anything herein to the contrary, no Bank which has denied or withheld its consent to any extension of the Credit Expiration Date shall be bound by any such extension by the Required Banks and such Bank's Loans shall become due and payable on the Prior Expiration Date unless such Bank's Loans have accelerated prior to such date pursuant to Section 11.01 hereof.

     Section 3.01A.Removal and Replacement of Banks. (a) In addition to Borrower's right to terminate any Bank's Commitment pursuant to Section 3.08, 3.11, 3.14, 4.07 and 15.04(h) hereof, the Borrower may, in its discretion, cause any Bank at any time for any reason to cease to be a party to this Agreement and all other Credit Documents to which such Bank is then a party by (i) giving the Agent and Co-Agent, as the case may be, and the Bank written notice of the Borrower's election to remove such Bank, (ii) paying to such Bank all outstanding principal, interest and fees owing by Borrower to such Bank pursuant to the Credit Documents, and (iii) paying to such Bank all costs resulting from the prepayment of any Advance; provided, however, that (a) if the removal of any Bank shall cause the Total Commitment to be reduced by more than $75,000,000 in the aggregate when added to any prior reductions of any Commitments pursuant to this
     Section 3.01A., then the Borrower may not remove any such Bank unless the Required Banks shall have given their prior written consent, which consent shall not be unreasonably withheld, (b) if a Default or an Event of Default has occurred and is continuing under the Agreement, then the Borrower may not remove any Bank unless all of the Banks, in their sole discretion, shall have given their prior written consent and (c) with respect to the removal of any Commercial Paper Bank, the Borrower shall not remove any Commercial Paper Bank unless it has complied with Section 3.01A (b) hereof.

     (b) Notwithstanding anything herein to the contrary, Borrower shall not remove any Commercial Paper Bank if after giving effect to such removal the aggregate Outstanding (i) principal amount of Series B Commercial Paper Loans, (ii) principal amount of Series C Commercial Paper Loans and (iii) Face Amount of Commercial Paper Notes shall exceed the amount of the Total Commercial Paper Commitment unless, immediately prior to such Bank's removal the Borrower deposits with the Co-Agent cash collateral, which cash collateral shall secure the Borrower's reimbursement obligations for payments to be made under the Letter of Credit, in an amount equal to such excess and Borrower shall not remove any Commercial Paper Bank if after giving effect to such removal, the Stated Amount of the Letter of Credit as reduced pursuant to Section 4.04 would be less than the Minimum Level.

     (c) The Borrower may, in its discretion, replace any Bank at any time for any reason. Any new Bank provided by the Borrower shall be an Eligible Assignee, within the meaning specified in Section 15.04(b)(v). Any Bank being replaced shall assign its rights and obligations to such Eligible Assignee in accordance with the provisions of Section 15.04(a) through (e) (except for the $5,000,000 limitation set forth in Section 15.04(b), and the obligation to pay a Recordation Fee pursuant to Section 15.04(b)). Any replacement Bank shall be subject to the prior written consent of the Required Banks, which consent shall not be unreasonably withheld, and, in the case of the proposed replacement of a Commercial Paper Bank, the prior written consent of the Co-Agent. Until any such replacement occurs, the Borrower shall pay to the Bank being replaced all amounts due to such Bank under the Credit Documents. The Borrower shall be obligated to pay any reasonable legal fees or reasonable expenses incurred by the Bank being replaced in connection with such replacement.

     Section 3.02.Funding Notices.

     (a) Whenever the Borrower desires to request an Advance hereunder (other than one resulting from a conversion or continuation pursuant to Section 3.02(b)), it shall give a Notice of Borrowing to the Agent, and with respect to a Series B Commercial Paper Loan or a Series C Commercial Paper Loan, a copy of such Notice of Borrowing to the Co-Agent and the Depositary, prior to noon New York City time at the Agent's or the Co-Agent's Payment Office, as the case may be, (i) on the requested date of such Borrowing in the case of Base Rate Advances, and (ii) three (3) Business Days prior to the requested date of such Advance in the case of Eurodollar Rate Advances. Notices received after noon New York City time shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Advance, the date of Advance (which shall be a Business Day) and whether the Advance is to consist of a Base Rate Advance or Eurodollar Rate Advance and (in the case of a Eurodollar Rate Advance) the Interest Period to be applicable thereto. Each Notice of Borrowing relating to a Series A Loan shall also include a computation demonstrating that, after giving effect to the requested Borrowing, the sum of (i) the aggregate principal amount of all Series A Revolving Credit Loans Outstanding plus (ii) the aggregate principal amount of all loans outstanding under the Bid Facility immediately after the making of any requested Series A Revolving Credit Loan would not exceed the Total Revolving Credit Commitment. Each Notice of Borrowing relating to a Series B Commercial Paper Loan and Series C Commercial Paper Loan shall also include a computation demonstrating that, after giving effect to the requested Borrowing, the sum of (i) the aggregate principal amount of all Series B Commercial Paper Loans Outstanding and all Series C Commercial Paper Loans Outstanding immediately after the making of any requested Series B Commercial Paper Loan or Series C Commercial Paper Loan, as the case may be, plus (ii) the aggregate Face Amount of Outstanding Commercial Paper Notes would not exceed the Total Commercial Paper Commitment.

     (b) Whenever the Borrower desires to convert all or a portion of an Outstanding Advance consisting of a Base Rate Advance or a Eurodollar Rate Advance into one or more borrowings consisting of Advances of another Type, or to continue Outstanding a Eurodollar Rate Advance for a new Interest Period, it shall give a Notice of Conversion/Continuation to the Agent at least three (3) Business Days prior to the conversion into or continuation of an Advance as Eurodollar Rate Advance. Such Notice of Conversion/ Continuation shall be given prior to noon New York City time on the date specified. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation, whether the Advances are being converted into or continued as Eurodollar Rate Advances and the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Advance, the Borrower shall have failed, or pursuant to the following sentence be unable, to properly deliver the Notice of Conversion/Continuation, the Borrower shall be deemed to have elected to convert or continue such Advance to an Advance consisting of Base Rate Advances. So long as any Default or Event of Default shall have occurred and be continuing no Advance may be converted into or continued as (upon expiration of the current Interest Period) a Eurodollar Rate Advance. No conversion of any Eurodollar Rate Advance shall be permitted except on the last day of the Interest Period in respect thereof.

     (c) Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent or the Co-Agent, as the case may be, may act without liability upon the basis of telephonic notice believed by the Agent or the Co-Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Agent's or the Co-Agent's record of the terms of such telephonic notice shall, absent manifest error, be final, conclusive and binding for all purposes.

     (d) The Agent or the Co-Agent, as appropriate, shall promptly (and in no event later than 10:00 a.m. New York City time at least two (2) Business Days before the date of a requested Eurodollar Rate Advance) give each Revolving Credit Bank or Commercial Paper Bank, as appropriate, telephonic notice (confirmed in writing) or written notice by telecopy of the matters covered by the notices given to the Agent or the Co-Agent pursuant to this Section.

     Section 3.03.Disbursement of Funds.

     (a) No later than 3:00 p.m. New York City time on the date of each Advance (other than one resulting from a conversion or continuation pursuant to Section 3.02(b)), each Revolving Credit Bank or Commercial Paper Bank, as the case may be, will make available its Pro Rata Share of the amount of such Borrowing in Dollars and in immediately available funds at the Agent's or Co-Agent's Payment Office, as appropriate. The Agent or the Co-Agent will make available to the Borrower the aggregate of the amounts (if any) so made available by the Revolving Credit Banks or Commercial Paper Banks by wiring such amounts to the account indicated on the Notice of Borrowing or otherwise making the amount available to the Borrower as specified in the Notice of Borrowing.

     (b) Unless the Agent or the Co-Agent shall have been notified by any Revolving Credit Bank or Commercial Paper Bank, respectively, prior to the date of a Borrowing that such Bank does not intend to make available to the Agent or the Co-Agent such Bank's portion of the Borrowing to be made on such date, the Agent or the Co-Agent, as the case may be, may assume that such Bank has made such amount available to the Agent or the Co-Agent, as the case may be, on such date and the Agent or the Co-Agent, as the case may be, may make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent or the Co-Agent by such Bank on the date of Borrowing, the Agent or the Co-Agent shall be entitled to recover such corresponding amount on demand from such Bank together with interest at the Federal Funds Rate. If such Bank does not pay such corresponding amount forthwith upon the Agent's or the Co-Agent's demand therefor, the Agent or the Co-Agent, as the case may be, shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent or the Co-Agent, as, the case may be, together with interest at the rate specified for the Borrowing which includes such amount paid. Such Bank shall pay the Agent, the Co-Agent and the other Banks for all losses, expenses and liabilities (including, without limitation, any interest paid by any such Bank to lenders of funds borrowed by it to make or carry its Eurodollar Rate Advances to the extent not covered in connection with the re-employment of such funds and including loss of anticipated profits), which the Agent, the Co-Agent or any other Bank may sustain by reason of the repayment by the Borrower of the amount which such Bank failed to make available. Nothing in this subsection shall be deemed to relieve any Bank from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Agent, the Co-Agent, any other Bank or the Borrower may have against any Bank as a result of any default by such Bank hereunder.

     (c) All Borrowings under this Agreement shall be loaned by the Banks on the basis of their Pro Rata Share of the Total Revolving Credit Commitment or the Total Commercial Paper Commitment. No Bank shall be responsible for any default by any other Bank in its obligations hereunder, and each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its Commitment hereunder.

     Section 3.04.Interest.

     (a) The Borrower agrees to pay interest in respect of all unpaid principal amounts of the Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at a rate per annum equal to the applicable rate indicated below:

     (i) For Base Rate Advances, the Base Rate in effect from time to time (computed pursuant to Section 3.04 (f) hereof); or

     (ii) For Eurodollar Rate Advances, the relevant Eurodollar Rate (computed pursuant to Section 3.04 (f) hereof).

     (b) After the occurrence and during the continuation of any Event of Default, the principal amount of all of the Obligations (and, to the extent permitted by applicable law, all accrued interest thereon) shall bear interest at a rate per annum equal to the Post-Default Rate.

     (c) Interest on each Advance shall accrue from and including the date of such Advance to but excluding the date of any repayment thereof; provided, however, that, if an Advance is repaid on the same day made, one (1) day's interest shall be paid on such Advance (except in a case where no interest is payable on a Series B Commercial Paper Loan, as provided in Section 4.03(b)), and provided further that interest shall be payable on Series B Commercial Paper Loans through and including the date of any repayment thereof as provided in Section 4.03(b). Interest on all Outstanding Base Rate Advances shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing September 29, 1995. Interest on all Outstanding Eurodollar Rate Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Eurodollar Rate Advances having an Interest Period in excess of three (3) months, on each day which occurs every three (3) months after the initial date of such Interest Period. Interest shall be payable on each Advance (i) on any conversion of such Advance into an Advance of another Type, (ii) on prepayment (on the principal amount prepaid), (iii) at maturity (whether by acceleration, notice of prepayment or otherwise), and
     (iv) after maturity, on demand.

     (d) The Agent, upon determining the Eurodollar Rate for any Interest Period, shall promptly notify the Borrower and the other Revolving Credit Banks and Commercial Paper Banks by telephone (confirmed in writing) or in writing by telecopy of such determination, and such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

     (e) The Applicable Margin, and the interest due and payable by the Borrower on the principal amount of the Loans Outstanding hereunder, shall be subject to reduction or increase, as applicable, as provided in the matrix set forth on Annex II for Base Rate Loans and in the matrix set forth on Annex III for Eurodollar Loans, with such reduction or increase based upon
     (i) the ratio of Total Debt to Total Capital as of the end of any fiscal quarter of the Borrower and (ii) the ratio of EBIT to Interest Expense as of the end of any fiscal quarter of the Borrower. The interest adjustment provided for in this Section 3.04(e) shall be effective as of the first
     (1st) Business Day after the last day on which the financial statements for such fiscal quarter are required to be delivered to the Agent, the Co-Agent and the Banks pursuant to Section 9.12(a)(i) or 9.12(a)(ii), as appropriate and shall remain in effect until the next quarterly determination. From the date hereof until the next quarterly determination, the Applicable Margin as adjusted pursuant to this Section 3.04(e) is zero percent (0%) per annum with respect to Base Rate Advances and seven-tenths of one percent (.70%) per annum with respect to Eurodollar Rate Advances.

     (f) All computations of interest with respect to Eurodollar Rate Advances shall be made on the basis of a year of 360 days, and all computations of interest with respect to Base Rate Advances and fees shall be made on the basis of a year of 365/366 days for the actual number of days (including the first day but excluding the last day, except as otherwise provided in
     Section 3.04(c) of this Agreement) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances shall be calculated based on the Base Rate, from and including the date of such Advance to but excluding the date of the repayment or conversion thereof (except as otherwise provided in Section 3.04(c) of this Agreement). Interest on Eurodollar Rate Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Agent of an interest rate or fee hereunder shall, except for manifest error, be final, conclusive and binding for all purposes.

     Section 3.04A.Effect of Permitted Asset Securitization Transactions on Calculations of Financial Covenants and Pricing.

     Notwithstanding anything herein to the contrary, for purposes of calculating (i) the financial covenants set forth in Section 9.12(b) through 9.12(f) hereof, (ii) the Applicable Margin and the interest due and payable by the Borrower on the principal amount of the Loans Outstanding herein, and (iii) the Applicable Letter of Credit Rate, the sale of accounts receivable and interests in such accounts receivable pursuant to all Permitted Asset Securitization Transactions shall be characterized as revolving loan transactions secured by such accounts receivable or interests in such accounts receivable (as the case may be) instead of sales transactions. (The parties hereto nevertheless acknowledge and agree that the characterization of such transactions as secured revolving loan transactions is purely for purposes of facilitating the administration of the credit facilities implemented under this Agreement and shall neither be construed, nor operate, to diminish or impair the "true sale" nature of such transactions for any other purpose.) Accordingly, without limiting the generality of the foregoing and by way of example only:

     (a) The amount of any accounts receivable and reserves with respect to such accounts receivable which, according to GAAP, as a result of the sale of such Credit Party's accounts receivable (or interests therein) pursuant to a Permitted Asset Securitization Transaction, would be removed from the consolidated and consolidating financial statements of Borrower and its Subsidiaries required to be delivered to the Agent, the Co-Agent and the Banks pursuant to Section 9.12(a)(i) and (ii) of this Agreement, shall be added back to such financial statements;

     (b)The Outstanding Balance at any time of a Credit Party by virtue of any Permitted Asset Securitization Transaction shall be added to the long-term liabilities of such Credit Party at such time (except that in the event that the maturity date or termination date of the Asset Securitization Document for such Permitted Asset Securitization Transaction at any time is one year or less from the date as of which such computation is made, then such Outstanding Balance shall be added to the Current Liabilities of such Credit Party at such time), it being agreed that the Outstanding Balance shall be treated for purposes of this Agreement and the other Credit Documents as if it were Senior Debt;

     (c)The difference between (x) the face amount of a Credit Party's accounts receivable being sold to a purchaser (or the face amount of such purchaser's fractional undivided interest in a pool of such accounts receivable) and (y) the amount to be paid by such purchaser for such accounts receivable (or an interest in such accounts receivable) shall be treated as interest paid by such Credit Party;

     (d)Any amounts paid to a purchaser in respect of a Credit Party's accounts receivable (or any amounts which are to be applied to repurchase fractional undivided interests in a pool of such accounts receivable) pursuant to any Asset Securitization Document shall be treated as the repayment of deemed debt, with such payments to be allocated as follows: (x) any interest component of such payment shall be treated as the payment of interest on the deemed debt; (y) any payment of fees, including servicing fees, shall be treated as the payment of the interest on the deemed debt, except that the amount of such "interest" shall be reduced by the amounts paid to a Credit Party for collecting accounts receivable pursuant to a Permitted Asset Securitization Transaction; and (z) the balance of such payments minus the deemed interest component with respect to the purchase of accounts receivable derived pursuant to Section 3.04A(c) above with respect to a Permitted Asset Securitization Transaction shall be deemed to be the repayment of principal; and

     (e)It shall be assumed, for purposes of this Section 3.04A, that no Bankruptcy-Remote Subsidiary exists and that any assets and liabilities associated with its accounts receivable shall be deemed to be those of the originator of such accounts receivable, or if different, the immediate seller of such accounts receivable to such Bankruptcy-Remote Subsidiary.

     Section 3.05.Interest Periods for Eurodollar Rate Advances. In connection with the making or continuation of, or conversion into, a Eurodollar Rate Advance, the Borrower shall select an interest period (each an "Interest Period") to be applicable to such Eurodollar Rate Advance, which Interest Period shall be a one (1), two (2), three (3) or six (6) month period; provided, however, that:

     (i) The initial Interest Period for any Eurodollar Rate Advance shall commence on the date of such Advance (including the date of any conversion from an Advance of another Type) and each Interest Period occurring thereafter in respect of such Advance shall commence on the day on which the next preceding Interest Period expires;

     (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Rate Advances would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

     (iii)Any Interest Period in respect of Eurodollar Rate Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month;

     (iv) No Interest Period shall extend beyond any date on which a reduction is to be made in the Total Commitment, unless the aggregate principal amount of the Loans which consist of Base Rate

     Advances, and the Eurodollar Rate Advances that have Interest Periods which will expire on or before the date of the reduction, is equal to or in excess of the amount of any reduction to be made;

     (v)No Interest Period shall extend beyond the Credit Expiration Date; and

     (vi)The Interest Period for a Eurodollar Rate Advance which is converted pursuant to Section 3.10(b) shall commence on the date of such conversion and shall expire on the date on which the Interest Periods for the Eurodollar Rate Advances of the other Banks which were not converted expires.

     Section 3.06.Fees.

     (a) The Borrower shall pay to the Agent, for the account of and distribution to each Revolving Credit Bank in accordance with its Pro Rata Share, a nonrefundable unused commitment fee for the period beginning on the date of this Agreement to and including the Credit Expiration Date computed at a rate equal to the Commitment Fee Percentage then in effect on the amount by which the Total Revolving Credit Commitment (without reduction due to temporary reductions of the Total Revolving Credit Commitment as a result of borrowings under the Bid Facility) exceeds the aggregate Outstanding principal amount of Series A Revolving Credit Loans. Such fee shall accrue daily but shall be payable quarterly in arrears on the last Business Day of each March, June, September and December (commencing September 29, 1995), and on the Credit Expiration Date and shall be calculated on the basis of a 360-day year and actual days elapsed.

     (b)The Borrower shall pay to the Co-Agent, for the account of and distribution to each Commercial Paper Bank in accordance with its Pro Rata Share, a non-refundable unused commitment fee for the period beginning on the date of this Agreement to and including the Credit Expiration Date computed at a rate equal to the Commitment Fee Percentage as then in effect on the amount by which the Total Commercial Paper Commitment exceeds the Stated Amount as then in effect. Such fee shall accrue daily but shall be payable quarterly in arrears on the last Business Day of each March, June, September and December (commencing on September 29, 1995), and on the Credit Expiration Date and shall be calculated on the basis of a 360-day year and actual days elapsed.

     (c) The Borrower shall pay to the Co-Agent, for the account of and distribution to each Commercial Paper Bank in accordance with its Pro Rata Share, a letter of credit fee for the period beginning on the date of this Agreement to and including the Credit Expiration Date computed at a rate per annum equal to the applicable rate described on Annex IV (for purposes of Annex IV, the "Applicable Letter of Credit Rate") multiplied by the Stated Amount as then in effect, subject to reduction or increase, as applicable, as provided in the matrix set forth on Annex IV, with such reduction or increase based upon (i) the ratio of Total Debt to Total Capital as of the end of any fiscal quarter of the Borrower and (ii) the ratio of EBIT to Interest Expense as of the end of any fiscal quarter of the Borrower. The letter of credit fee adjustment provided for in this
     Section 3.06 (c) shall be effective as of the first (1st) Business Day after the last day on which the financial statements for such fiscal quarter are required to be delivered to the Agent, the Co-Agent and the Banks pursuant to Section 9.12(a)(i) or 9.12(a)(ii), as appropriate, and shall remain in effect until the next quarterly determination. Such fee shall accrue daily but shall be payable quarterly in arrears on the last day of each March, June, September and December, and on the Credit Expiration Date. From the date hereof until the next quarterly determination, the Applicable Letter of Credit Rate is six-tenths of one percent (.60%) per annum.

     (d) The Borrower shall also pay to the Agent, for the account of the Agent, an agent's fee in the amount and on those terms and conditions as are set forth in that certain letter dated the date hereof from Borrower to Agent.

     (e) The Borrower shall also pay to the Co-Agent, for the account of the Co-Agent, (i) a co-agent's fee, and (ii) a fronting fee with respect to the Letter of Credit, each in the amounts and on those terms and conditions as are set forth in that certain letter dated the date hereof from Borrower to Co-Agent.

     Section 3.07.Prepayments of Advances.

     (a) The Borrower may, at its option, prepay Base Rate Advances at any time in whole, or from time to time in part, in principal amounts aggregating $1,000,000 and in integral multiples of $500,000 in excess of that amount, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Eurodollar Rate Advances may be prepaid, at the Borrower's option, and subject to the payment of funding losses pursuant to Section 3.13, in whole, or from time to time in part, in principal amounts aggregating $1,000,000 and in integral multiples of $500,000 in excess of that amount, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Notwithstanding the foregoing, however, the Borrower may prepay in an amount which is not an integral multiple of $500,000, if prepayment in such an amount would be necessary in order for the Borrower to reduce the Borrower's Obligations Outstanding under this Agreement to effect a concurrent reduction in the Total Revolving Credit Commitment or the Total Commercial Paper Commitment pursuant to Section 3.01. Each Bank's Pro Rata Share of any such optional prepayment shall be applied to prepay the Loans of such Bank.

     (b) The Borrower shall give written notice (or telephone notice confirmed in writing) to the Agent of any intended prepayment of Base Rate Advances prior to such prepayment on the same day as such prepayment. The Borrower shall give written notice (or telephone notice confirmed in writing) to the Agent of any prepayment of Eurodollar Rate Advances not less than three (3) Business Days prior to any prepayment of Eurodollar Rate Advances. Such notice, once given, shall be irrevocable. Upon receipt of any such notice of prepayment, the Agent shall promptly (and in no event later than noon on the next Business Day) notify each Bank of the contents of the notice and of such Bank's Pro Rata Share of such prepayment.

     (c) The Borrower may designate (by written notice or by telephone notice confirmed in writing received by the Agent) the Types of Advances and the specific Advances which are to be prepaid. The Borrower shall pay any cost incurred by any Bank as a result of prepayment in connection with any prepayment not specifically permitted under this Agreement. The Agent shall apply each prepayment made pursuant to a single Borrowing pro rata among the Loans comprising such Borrowing. In the absence of a designation by the Borrower, the Agent shall, subject to the above, apply the prepayment first to prepay Base Rate Advances and then, after Base Rate Advances have been paid in full, to prepay Eurodollar Rate Advances selected by the Agent, in its sole discretion. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to the payment of interest before application to principal.

     (d) Other than as set forth above, and in Section 3.13, and as otherwise set forth in this Agreement, no additional payment, or premium or penalty, shall be owed or paid by the Borrower with respect to a prepayment.

     Section 3.08.Payments, etc.

     (a) Except as otherwise specifically provided herein, all payments by the Borrower to the Agent, the Co-Agent or the Banks under this Agreement, the Notes and the Depositary Agreement shall be made without defense, set-off or counterclaim to the Agent not later than 1:00 p.m. New York City time on the date when due (and, if made after 1:00 p.m. New York City time on such date, shall be deemed to have been made on the next New York Business Day) and shall be made in lawful money of the United States of America in immediately available funds at the Agent's Payment Office.

     (b) (i) All such payments will be made free and clear of, and without deduction or withholding for, any Taxes in respect of this Agreement, the Notes, the Depositary Agreement, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding except as provided in paragraph (iii) hereof any Taxes imposed on the overall net income of any Banks pursuant to the laws of the jurisdiction in which the principal executive office or Applicable Lending Office of such Bank is located). If any Taxes are so levied or imposed, the Borrower agrees (a) to pay the full amount of such Taxes and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and the Depositary Agreement from the Borrower, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section), will not be less than the full amount provided for herein had no such deduction or withholding been required, (b) to make such withholding or deduction and (c) to pay the full amount deducted to the relevant authority in accordance with applicable law. The Borrower will furnish to the Agent within 30 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless each Bank upon written demand for the amount of any Taxes so levied or imposed and paid by such Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Bank, or by the Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes.

     (ii) Each Bank that is organized under the laws of any jurisdiction other than the United States or any State thereof (including the District of Columbia) agrees to furnish to the Borrower and the Agent, prior to the time it becomes a Bank hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Bank claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by the Borrower hereunder) and to provide to the Borrower and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence or any previously delivered form; provided, however, that no Bank shall be required to furnish a form under this paragraph (ii) if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Bank that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of the Borrower, shall so inform the Borrower in writing.

     (iii)The Borrower shall also reimburse each Bank, upon written request of such Bank, for Taxes imposed on the overall net income of such Bank or its Applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or Applicable Lending Office of such Bank is located as such Bank shall determine are payable by such Bank in respect of amounts paid by or on behalf of the Borrower to or on behalf of such Bank pursuant to paragraph (i) hereof.

     (iv) If any Taxes referred to in this Section have been levied or imposed so as to require withholdings or deductions by the Borrower and payment by the Borrower of additional amounts to any Banks as a result thereof, and so long as no Event of Default has occurred and is continuing, the Borrower may, in its discretion, at any time within sixty (60) days after the receipt of the certificate of such Bank (but subject to Section 3.01A(b) and 3.01A(c)): (a) (x) terminate such Bank's Revolving Credit Commitment or Commercial Paper Commitment, or both, and such Bank's entitlement to any fees accruing after such termination and (y) prepay such Bank's portion of the Series A Revolving Credit Loans or Series B Commercial Paper Loans and Series C Commercial Paper Loans (as the case may be), or both (plus all amounts payable hereunder to compensate such Bank for additional costs, reduction or payment with respect to the period prior to prepayment), together with accrued interest on the amount thereof through the date of such prepayment, or (b) provide a replacement for any such Bank. Upon any exercise of the rights described in clause (a) above, the Total Revolving Credit Commitment or the Total Commercial Paper Commitment, or both, and the Total Commitment shall be automatically and irrevocably reduced by the amount of the terminated Commitment. Any new bank provided by the Borrower shall be an Eligible Assignee, within the meaning specified in Section 15.04(b)(v), and the Bank being replaced shall assign its rights and obligations to such Eligible Assignee in accordance with the provisions of
     Section 15.04(a) through (e). Until any such replacement occurs, the Borrower shall pay all additional amounts required under this Section to such Bank. The Borrower shall pay all reasonable costs and expenses of effecting such replacement.

     (c)Whenever any payment to be made hereunder or under the Notes shall be stated to be due on, or any notice or request is required to be made not later than or on, a day which is not a Business Day, the due date thereof or deadline therefor shall be extended to the next succeeding Business Day (except as otherwise provided in Section 3.05(ii)) and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

     Section 3.09.Interest Rate Not Ascertainable, etc. In the event that the Agent shall have determined (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Eurodollar Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower of such determination. Until the Agent notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Banks to make or permit portions of the Loans to remain Outstanding as Eurodollar Rate Advances, beyond any Interest Period already in effect, shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances following the expiration of such Interest Period.

     Section 3.10.Illegality.

     (a)In the event that any Bank shall have determined (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Rate Advance has become unlawful by reason of compliance by such Bank in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, such Bank shall give prompt notice (by telephone confirmed in writing) to the Borrower and to the Agent of such determination.

     (b)Upon the giving of the notice to the Borrower referred to in subsection
     (a) above, (i) the Borrower's right to request and such Bank's obligation to make Eurodollar Rate Advances shall be immediately suspended, and such Bank shall make the requested Eurodollar Rate Advance as a Base Rate Advance, which Base Rate Advance shall be considered as part of the requested borrowing, and (ii) if the affected Eurodollar Rate Advance or Advances are then Outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's written notice to such Bank and the Agent, convert each such Advance into an Advance or Advances of a different Type with an Interest Period ending on the date on which the Interest Period applicable to the affected Eurodollar Rate Advances expires, provided, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this subsection (b).

     Section 3.11.Increased Costs.

     (a)If, by reason of (x) any Regulatory Change, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

     (i)any Bank (or its Applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances, or there shall occur any change in the basis of taxation of payments to any Bank of the principal of or interest on its Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office) imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

     (ii)any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank's Applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances shall be imposed on any Bank or its Applicable Lending Office or the London interbank market;

     and as a result thereof there shall be any increase in the cost to the Bank or its Applicable Lending Office of agreeing to make or making, funding or maintaining Eurodollar Rate Advances (except to the extent already included in the determination of the Eurodollar Rate for Eurodollar Rate Advances), or there shall be a reduction in the amount received or receivable by such Bank or its Applicable Lending Office, then the Borrower shall from time to time, upon written notice from and demand by such Bank (with a copy of such notice and demand to the Agent), pay to such Bank for the account of such Bank, within thirty (30) Business Days after the date specified in such notice and demand, additional amounts sufficient to indemnify such Bank against such increased cost. A certificate as to the amount of such increased cost, setting forth the increased cost in reasonable detail and submitted to the Borrower and the Agent by such Bank, shall, except for manifest error, be final, conclusive and binding for all purposes.

     (b)If any Bank shall advise the Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 3.11(a) or any other circumstances arising after the date of this Agreement affecting such Bank or the London interbank market or such Bank's position in such market, the Eurodollar Rate, as determined by such Bank, will not adequately and fairly reflect the cost to such Bank of funding its Eurodollar Rate Advances, then, and in any such event:

     (i)The Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower, the Co-Agent and to the Banks of such advice;

     (ii)The Borrower's right to request and such Bank's obligation to make or permit portions of the Loans to remain Outstanding as Eurodollar Rate Advances shall be immediately suspended; and

     (iii)Such Bank shall make the requested Advance as a Base Rate Advance, which shall for all other purposes be considered a part of the Borrowing.

     (c)If any Bank demands any additional amount from the Borrower pursuant to the provisions of this Section, and so long as no Event of Default has occurred and is then continuing, the Borrower may, in its discretion, at any time within sixty (60) days after the receipt of the certificate of such Bank (but subject to Section 3.01A(b) and 3.01A(c): (a) (x) terminate such Bank's Revolving Credit Commitment or Commercial Paper Commitment, or both, and such Bank's entitlement to any fees accruing after such termination and (y) prepay such Bank's portion of the Series A Revolving Credit Loans or Series B Commercial Paper Loans and Series C Commercial Paper Loans (as the case may be) (plus all amounts payable hereunder to compensate such Bank for additional costs, reduction or payment with respect to the period prior to prepayment), together with accrued interest on the amount thereof through the date of such prepayment, or (b) provide a replacement for such Bank. Upon any exercise the rights described in clause
     (a) above, the Total Revolving Credit Commitment or the Total Commercial Paper Commitment, or both, and the Total Commitment shall be automatically and irrevocably reduced by the amount of the terminated Commitment. Any new bank provided by the Borrower shall be an Eligible Assignee, within the meaning specified in Section 15.04(b)(v), and the Bank being replaced shall assign its rights and obligations to such Eligible Assignee in accordance with the provisions of Section 15.04(a) through (e). Until any such replacement occurs, the Borrower shall pay all additional amounts required under this Section to such Bank. The Borrower shall pay all reasonable costs and expenses of effecting such replacement.

     Section 3.12.Lending Offices. Each Bank agrees that, if requested by the Borrower, it will use reasonable efforts (subject to overall policy considerations of such Bank) to designate an alternate Applicable Lending Office with respect to any of its Eurodollar Rate Advances affected by the matters or circumstances described in Sections 3.08(b), 3.09, 3.10, 3.11 or
     3.14 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Bank as reasonably determined by such Bank in its sole discretion, which determination shall be conclusive and binding on all parties hereto. Nothing in this Section shall affect or postpone any of the obligations of any Credit Party or any right of such Bank provided hereunder.

     Section 3.13.Funding Losses. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such amounts and which request shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Bank to lenders of funds borrowed by it to make or carry its Eurodollar Rate Advances to the extent not recovered by such Bank in connection with the re-employment of such funds, but the amount of such interest shall not exceed the amount paid by such Bank if and to the extent it actually borrowed in the London Interbank Market to "match" the affected Eurodollar Rate Advance or which would have been paid by such Bank assuming that had it borrowed in the London interbank market to "match" the affected Eurodollar Rate Advance), which such Bank may sustain: (i) if for any reason (other than a default by such Bank) a borrowing of, or conversion to or continuation of, Eurodollar Rate Advances does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (ii) if any repayment (including prepayments and any conversions pursuant to Section 3.07 and Section 3.10(b) of any Eurodollar Rate Advances occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, the Borrower defaults in its obligation to repay Eurodollar Rate Advances when required by the terms of this Agreement.

     Section 3.14.Capital Adequacy.

     (a)Without limiting any other provision of this Agreement, in the event that any Bank shall have determined that any Regulatory Change or compliance by any Bank with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then within thirty (30) days after written notice and demand by the Bank, the Borrower shall from time to time pay to the Bank additional amounts sufficient to compensate the Bank for such reduction. Each certificate as to the amount payable under this Section, submitted to the Credit Party by the Bank, shall, absent manifest error, be final, conclusive and binding for all purposes.

     (b)If any Bank demands any additional amount from the Borrower pursuant to the provisions of this Section, and so long as no Default or Event of Default has occurred and is then continuing, the Borrower may, in its discretion, at any time within sixty (60) days after the receipt of the certificate of such Bank (but subject to Section 3.01A(b) and 3.01A(c)):
     (a) (x) terminate such Bank's Revolving Credit Commitment or Commercial Paper Commitment, or both, and such Bank's entitlement to any fees accruing after such termination and (y) prepay such Bank's portion of the Series A Revolving Credit Loans or Series B Commercial Paper Loans and Series C Commercial Paper Loans (as the case may be) (plus all amounts payable hereunder to compensate such Bank for additional costs, reduction or payment with respect to the period prior to prepayment), together with accrued interest on the amount thereof through the date of such prepayment, or (b) provide a replacement for such Bank. Upon any exercise of either of the rights described in clause (a) above, the Total Revolving Credit Commitment or the Total Commercial Paper Commitment, or both, and the Total Commitment shall be automatically and irrevocably reduced by the amount of the terminated Commitment. Any new bank provided by the Borrower shall be an Eligible Assignee, within the meaning specified in Section 15.04(b)(v), and the Bank being replaced shall assign its rights and obligations to such Eligible Assignee in accordance with the provisions of Section 15.04(a) through (e). Until any such replacement occurs, the Borrower shall pay all additional amounts required under this Section to such Bank. The Borrower shall pay all reasonable costs and expenses of effecting such replacement.

     Section 3.15.Sharing of Payments, etc. If any Bank shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of any Obligation of any Credit Party (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share of payments or reductions on account of such Obligations obtained by all the Banks, such Bank shall forthwith (i) notify each of the other Banks and the Agent of such receipt, and (ii) purchase from the other Banks such participations in the affected Obligations as shall be necessary to cause such purchasing Bank to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Bank or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

ARTICLE IV

LETTER OF CREDIT TERMS

     Section 4.01.Issuance of Letter of Credit. The Co-Agent has issued the Letter of Credit to the Depositary pursuant to the instruction of Borrower. The Co-Agent shall, subject to the terms and conditions of this Agreement, issue the Letter of Credit Amendment. When the Letter of Credit Amendment becomes effective, the Stated Amount shall be $100,000,000. The Letter of Credit is irrevocable.

     Section 4.02.Expiration of Letter of Credit. The Letter of Credit shall expire with respect to any Commercial Paper Note at the earlier of (i) payment of such Commercial Paper Note or (ii) 5:00 p.m., New York City time, on the fifteenth day after the maturity date of such Commercial Paper Note (or if such fifteenth day shall not be a New York Business Day, at 5:00 p.m., New York City time, on the first New York Business Day thereafter). In no event shall the Letter of Credit remain in effect after 5:00 p.m., New York City time, on the Credit Expiration Date (or if such day shall not be a New York Business Day, on the first New York Business Day thereafter).

     Section 4.03.Reimbursement of Drawings: Series B Commercial Paper Loans. The Borrower will immediately reimburse the Co-Agent (or cause the Co-Agent to be reimbursed) for any amount paid by the Co-Agent in honoring a Drawing under the Letter of Credit.

     (a)Such reimbursement by the Borrower shall be made in immediately available funds and in the manner provided in Section 2(c) of the Depositary Agreement.

     (b)The Borrower's reimbursement obligations shall be deemed to be Series B Commercial Paper Loans as of the date on which, and in the amount in which, the Co-Agent makes payment under its Letter of Credit. In the event and to the extent any amount paid by the Co-Agent in honoring a Drawing under the Letter of Credit is reimbursed to the Co-Agent by the Borrower prior to 3:00 p.m. New York City time on the date of such payment, no interest shall be or become payable with respect to such amount. Interest to be paid by the Borrower shall include interest for the date of repayment if: (i) any amount paid by the Co-Agent in honoring a Drawing under the Letter of Credit is not reimbursed to the Co-Agent by the Borrower prior to 3:00 p.m. New York City time on the day of such payment honoring a Drawing; (ii) such amount is reimbursed to the Co-Agent by the Borrower prior to 3:00 p.m. New York City time on the Business Day after the day of such payment; and (iii) any Commercial Paper Banks fund their Pro Rata Share of such amount pursuant to Section 5.02 on the Business Day after the day on which the Drawing was honored.

     (c)The Borrower and the Co-Agent agree that reimbursement in full for each Drawing paid by the Co-Agent under the Letter of Credit is intended to be a contemporaneous exchange for new value given to the Borrower by the Co-Agent and the Commercial Paper Banks and that such new value consists of an increase in the Stated Amount to become available under the Letter of Credit. The Borrower waives notice from the Co-Agent of any payment of a Drawing by the Co-Agent under the Letter of Credit and of any demand by the Co-Agent for any reimbursement for payment of a Drawing.

     (d)The Borrower's obligations under this Section to reimburse the Co-Agent for payments made by the Co-Agent under the Letter of Credit honoring a Drawing shall be absolute, irrevocable and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Co-Agent, any Commercial Paper Bank, the Depositary or any holder of any of the Commercial Paper Notes, including, without limitation, any defense based on the failure of such Drawing to conform to the terms of the Letter of Credit or any failure of the Borrower to receive all or any part of the proceeds of the sale of Commercial Paper Notes with respect to which such Drawing was made, or any non-application or misapplication by the Depositary of the proceeds of such Drawing or any lack of legality, validity, regularity or enforceability of the outstanding Letter of Credit, any of the

     Commercial Paper Notes, any of the Commercial Paper Documents or Credit Documents or the fact that any demand, statement, certificate or other document presented under the Letter of Credit proves to have been forged, fraudulent or untrue in any respect or any other circumstance which is similar to any of the foregoing, and notwithstanding any termination of the Letter of Credit or reduction of the Stated Amount; provided, however, that such reimbursement shall not prejudice the Borrower's right to assert a claim in a separate action or proceeding against the Co-Agent for any wrongful payment made by the Co-Agent under the outstanding Letter of Credit as a result of acts or omissions that constitute gross negligence or willful misconduct on the part of the Co-Agent or any of its officers, employees or agents.

     (e)Upon the occurrence of any Event of Default, an amount equal to the aggregate Face Amount of all Commercial Paper Notes then Outstanding shall, at the option of the Co-Agent in its sole discretion, and without demand upon or notice to the Borrower, be deemed (as between the Co-Agent and the Borrower) to have been paid by the Co-Agent under the Letter of Credit (notwithstanding that such amount may not in fact have been so paid), and the Borrower shall be immediately obligated to reimburse the Co-Agent for the amount deemed to have been so paid by the Co-Agent. Any amounts so received by the Co-Agent pursuant to the provisions of the foregoing sentence shall be deposited to a restricted trust account established at the Co-Agent's New York Branch or Atlanta Agency or at such other branch of the Co-Agent as may be designated in writing by the Co-Agent to the Borrower (the "Assignee Deposit Account"), which amounts, together with any interest or earnings thereon, shall be held as collateral security for the repayment of the Obligations. The Borrower hereby grants to the Co-Agent, for the benefit of the Commercial Paper Banks, a security interest in (i) the Assignee Deposit Account and (ii) any monies on deposit therein, together with any interest or earnings thereon and (iii) the direct and indirect proceeds thereof. The Borrower shall not have any right to withdraw funds deposited in the Assignee Deposit Account, which right shall be vested solely in the Co-Agent. Nothing contained in this paragraph shall relieve the Co-Agent of its obligation to make each payment under the Letter of Credit out of its own assets, and no funds deposited in the Assignee Deposit Account pursuant to this paragraph shall be made available to the Co-Agent for the purpose of any such payment. The funds deposited in the Assignee Deposit Account pursuant to this paragraph shall be applied to the Obligations (in such order of application as the Co-Agent shall select with the consent of the Required Commercial Paper Banks) only after such time as, and only to the extent that, the Co-Agent shall have in fact paid funds under the Letter of Credit.

     Section 4.04.Reduction in Stated Amount of Letter of Credit. The Stated Amount of the Letter of Credit shall be reduced by amounts equal to (i) a pro rata amount of any reduction in the Total Commercial Paper Commitment effected pursuant to Section 3.01, (ii) the amount of any reduction in the Stated Amount pursuant to Section 4.11, (iii) the amount of any Series B Commercial Paper Loans and (iv) the amount of any Series C Commercial Paper Loans. Any such reduction in the Stated Amount of the Letter of Credit shall occur concurrently with any such reduction effected pursuant to
     Section 3.01 or with the payment of a Drawing; provided, however, that no such reduction shall have the effect of terminating, reducing or altering in any respect the terms of the Letter of Credit with respect to Commercial Paper Notes Outstanding at the time and that no such reduction shall reduce the amount payable under the Letter of Credit to less than the Minimum Level.

     Section 4.05.Increase in Stated Amount of Letter of Credit. The Stated Amount of the Letter of Credit shall be increased by amounts equal to the amount of (i) any reimbursement to the Co-Agent by the Borrower on the date of any Drawing, (ii) the amount of any increase in the Stated Amount pursuant to Section 4.11, (iii) the repayment of any Series B Commercial Paper Loan (other than any repayment of a Series B Commercial Paper Loan which would result in an increase pursuant to the preceding clause (i)),
     (iv) the repayment of any Series C Commercial Paper Loan and (v) the face amount of any issued Commercial Paper Notes whose proceeds from the sale of such Commercial Paper Notes have been assigned to the Co-Agent, such increase to be effective automatically upon the issuance of such Commercial Paper Notes; provided, however, that the aggregate amount of any such increases shall not exceed the amount so reimbursed, repaid or assigned and the Stated Amount of the Letter of Credit shall not be increased to an amount exceeding the Stated Amount of the Letter of Credit as then in effect.

     Section 4.06.Delivery of Amended or Substitute Letters of Credit. Upon any extension of the Credit Expiration Date pursuant to Section 3.01, the Co-Agent shall deliver to the Depositary, with a copy to the Borrower, an amendment to the Letter of Credit extending the term of the Letter of Credit to the Credit Expiration Date as extended. Upon any reduction or increase in the Stated Amount of the Letter of Credit, the Co-Agent may issue another Letter of Credit, in substitution for the Letter of Credit then outstanding, in the Stated Amount as then reduced or increased, as the case may be; provided, however, upon any voluntary reduction or increase in the Stated Amount of the Letter of Credit pursuant to Section 4.11, the Co-Agent shall either issue an amendment to the Letter of Credit reflecting such increase or decrease or issue another Letter of Credit, in substitution for the Letter of Credit then outstanding, in the Stated Amount as then reduced or increased, as the case may be. Any substitute Letter of Credit shall be issued by a U.S. branch of the Co-Agent in a Stated Amount equal to the Stated Amount as then reduced or increased, as the case may be, but otherwise shall contain terms identical to the Letter of Credit which it replaces, and shall be accompanied with (a) an opinion of counsel for the Borrower that Drawings thereunder will not constitute voidable preferences under the Bankruptcy Code in the event of the bankruptcy of the Borrower, and (b) an opinion of counsel for the Co-Agent (rendered at the cost and expense of the Borrower, which cost and expense shall be reasonable) that the substitute Letter of Credit is a legally valid, binding and enforceable obligation of the Co-Agent and that the issuance thereof is exempt from registration under the federal securities laws. The failure of the Co-Agent to deliver any amendment to the Letter of Credit or any substitute Letter of Credit (other than an amendment to, or substitution for, the Letter of Credit issued pursuant to Section 4.11 hereof) shall not affect any reduction or increase in the Stated Amount of the Letter of Credit and such reduction or increase shall occur automatically, without the issuance of any amendment or any substitute Letter of Credit. Any reduction or increase in the Stated Amount of the Letter of Credit pursuant to Section 4.11 hereof shall become effective only upon the satisfaction of the conditions precedent set forth in Section
     4.11 hereof and the issuance of an amendment to, or a substitute for, the Letter of Credit by the Co-Agent and the consent and agreement to such amendment or substitute Letter of Credit by the Depositary.

     Section 4.07.Change in Costs of Issuing Letter of Credit.

     (a)The Borrower agrees that, if after the date hereof: (i) any Regulatory Change shall subject any Commercial Paper Bank to any additional Taxes as a result of this Agreement, the Letter of Credit or its Pro Rata Share of Drawings thereunder, or shall change the basis of taxation resulting in additional Taxes on payments to the Co-Agent or any Commercial Paper Bank of any amounts payable under Section 4.03 or Section 4.08 (other than any Taxes measured by or based upon the overall net income of the Bank) or shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System or any Person or Persons performing similar functions with respect to a foreign bank) against assets of, deposits with or for the account of, or credit extended by, the Co-Agent or any Commercial Paper Bank or any other condition (including without limitation, any assessment for deposit insurance under any applicable laws) regarding this Agreement, the Letter of Credit or any Commercial Paper Bank's Pro Rata Share of Drawings under the Letter of Credit or the obligation of the Co-Agent or any Commercial Paper Bank to make any payment under or with respect to the Letter of Credit, and the result of the foregoing is to increase the cost to the Co-Agent of issuing or maintaining the Letter of Credit or making any payment thereunder, or to any Commercial Paper Bank of purchasing its participation in the Letter of Credit or agreeing to pay its Pro Rata Share of Drawings under the Letter of Credit, by an amount deemed to be material by the Co-Agent or such Bank, then, within thirty (30) days after demand by the Co-Agent or such Bank, the Borrower shall pay to the Co-Agent or such Bank such additional amount or amounts as will compensate the Co-Agent or the Commercial Paper Bank for such increased cost or reduction; or (ii) any Regulatory Change has the effect of reducing the rate of return on the Co-Agent's or any Commercial Paper Bank's capital as a consequence of its obligations hereunder with respect to the Letter of Credit or its Pro Rata Share of Drawings under the Letter of Credit to a level below that which the Co-Agent or such Bank could have achieved but for this Agreement, the Letter of Credit and such Regulatory Change (taking into consideration the Co-Agent's or such Bank's policies with respect to capital adequacy) by an amount deemed material by the Co-Agent or such Bank, then from time to time within thirty (30) days after demand by the Co-Agent or such Bank, the Borrower shall pay to the Co-Agent or such Bank, as the case may be, such additional amount or amounts as will compensate the Co-Agent or such Bank for such reduction. A certificate of the Co-Agent or any such Bank setting forth in reasonable detail the basis for such claim and the additional amounts to be paid to it hereunder shall be conclusive absent manifest error. In determining such amount, the Co-Agent or any such Bank may use reasonable averaging or attribution methods of a type used in computing such amounts under similar agreements, if applicable.

     (b)If the Co-Agent or any Commercial Paper Bank demands any additional amount from the Borrower pursuant to the provisions of this Section, and so long as no Event of Default has occurred and is then continuing, the Borrower may, in its discretion, at any time within sixty (60) days after the receipt of the certificate of such Bank (but subject to Section 3.01A(b) and 3.01A(c)), (a)(x) terminate such Bank's Commercial Paper Commitment and such Bank's entitlement to any fees accruing after such termination and (y) prepay such Bank's portion of the Series B Commercial Paper Loans and Series C Commercial Paper Loans (plus all amounts payable hereunder to compensate such Bank for additional costs, reduction or payment with respect to the period prior to prepayment), together with accrued interest on the amount thereof through the date of such prepayment, or (b) provide a replacement for the Co-Agent or such Bank. Upon any exercise of either of the rights described in clause (a) above, the Total Commercial Paper Commitment and the Total Commitment shall be automatically and irrevocably reduced by the amount of the terminated Commitment. If the Borrower provides a replacement for the Co-Agent, the Co-Agent shall resign and be replaced pursuant to the provisions of Section 14.09 and subject, without limiting the generality of the foregoing, to the provisions of
     Section 14.09(c). Any new bank provided by the Borrower shall be an Eligible

     Assignee, within the meaning specified in Section 15.04(b)(v), and the Commercial Paper Bank being replaced shall assign its rights and obligations to such Eligible Assignee in accordance with the provisions of
     Section 15.04(a) through (e). Until any such replacement occurs, the Borrower shall pay all additional amounts required under this Section to the Co-Agent or such Bank, as the case may be, and the Borrower shall pay all reasonable costs and expenses of effecting such replacement. Notwithstanding anything in this Section 4.07 to the contrary, the Borrower shall only be obligated to compensate a Commercial Paper Bank under this
     Section 4.07 for any amount arising or occurring during (a) any time or period commencing not more than ninety (90) days prior to the date on which such Bank notifies the Co-Agent and the Borrower that such Bank proposes to demand such compensation and continuing for so long as such Bank is subject to such increased costs or until such Bank is replaced in accordance with this Section 4.07, and (b) any time or period during which, because of the unannounced retroactive application of any Regulatory Change, such Bank could not have known that such amount might arise or occur.

     Section 4.08.Purchase and Sale of Participations in Letter of Credit. On the terms and subject to the conditions of this Agreement, each Commercial Paper Bank hereby purchases from the Co-Agent, and the Co-Agent hereby sells to each such Bank, an undivided participation in and to the Letter of Credit and the Obligations of the Borrower with respect to the Letter of Credit (excluding any obligation of the Borrower to pay fees to the Co-Agent for its own account as described in Section 3.06(c) hereof), and under the Depositary Agreement, equal to such Bank's Pro Rata Share; provided, however, that any interest accruing with respect to any payment made by the Co-Agent under the outstanding Letter of Credit shall be for the account of the Co-Agent, and not for the account of any Commercial Paper Bank, unless and until the Co-Agent shall have received funds for the account of such Bank in an amount equal to such Bank's Pro Rata Share of such payment pursuant to Section 5.02 hereof, it being understood and agreed that any funds received by the Co-Agent after 3:00 p.m., New York City time, on any day shall for purposes of this proviso be deemed to have been received on the next succeeding day that the Co-Agent is open at its Payment Office for the purpose of conducting its banking business. The Borrower and the Co-Agent acknowledge and agree that, upon payment by a Commercial Paper Bank of its Pro Rata Share of any payment made by the Co-Agent under the Letter of Credit honoring a Drawing by the Depositary thereunder: (i) such Bank will have an undivided ownership interest in the Borrower's reimbursement obligations with respect thereto, including interest accruing thereon, in the amount of its Pro Rata Share (a "Bank's Interest"); (ii) such Bank will be a direct creditor of the Borrower, and not of the Co-Agent, with respect to its Bank's Interest; (iii) the Bank's Interest of such Bank will constitute part of the Obligations of the Borrower to such Bank; and (iv) such Bank may exercise all of its rights of payment (including the right of set-off) with respect to its Bank's Interest.

     Section 4.09.Legal Restrictions on Letter of Credit. If any restrictions or limitations are imposed upon or determined or held to be applicable to the Co-Agent, any Commercial Paper Bank, the Borrower or any other Credit Party by, under or pursuant to any law or regulation (federal, state, local or foreign), now or hereafter in effect or by reason or any interpretation thereof by any court or governmental agency which in the judgment of the Co-Agent would prevent the Co-Agent from legally incurring liability under the Letter of Credit, then the Co-Agent shall notify the Borrower, each Dealer which has theretofore signed and delivered to the Co-Agent an acknowledgment in the form of Exhibit C to the Depositary Agreement and the Depositary (and such notice to the Depositary shall constitute, and be in the form of, a Stop Order) and each

     Commercial Paper Bank as soon as reasonably practicable thereafter, whereupon the Borrower's right to issue and sell additional Commercial Paper Notes shall cease (except with respect to the filling of orders for Commercial Paper Notes placed and accepted before the Dealer accepting any such order received such notice from the Co-Agent); provided, however, that no such cessation shall affect the obligations of the Co-Agent under the Letter of Credit with respect to Commercial Paper Notes otherwise entitled to the benefits of the outstanding Letter of Credit or the obligations of any Commercial Paper Bank to the Co-Agent with respect to the obligations of the Co-Agent to pay any Drawing with respect to any such Commercial Paper Notes, and provided further that no such cessation shall affect the right of the Borrower to borrow Series A Revolving Credit Loans on the terms and conditions provided in this Agreement for borrowing Series A Revolving Credit Loans.

     Section 4.10.Substitute Letter of Credit.

     (a)If the ratings of the Commercial Paper Notes referred to in Section 7.03(e) are withdrawn or downgraded as a result of an adverse change in the credit rating of the issuer of the Letter of Credit, then the Borrower may cause the Letter of Credit to be replaced prior to the Credit Expiration Date, provided that the Borrower shall cause to be issued in favor of the Depositary a substitute Letter of Credit in accordance with the following terms of this Section 4.10.

     (b)At least thirty (30) days prior to a proposed replacement of the Letter of Credit pursuant to this Section 4.10, the Borrower shall give the Co-Agent, the Commercial Paper Banks, the Dealers, the Depositary, Moody's Investor Services, Inc. and Standard & Poor's Corporation written notice thereof stating (i) that the Borrower proposes to replace the Letter of Credit as a result of circumstances described in Section 4.10(a), (ii) the date of the proposed substitution, (iii) the proposed issuer of the substitute Letter of Credit, (iv) that the initial Stated Amount of the proposed substitute Letter of Credit is equal to the then Stated Amount of the then existing Letter of Credit, (v) that the expiration date of the proposed substitute Letter of Credit is the same as the expiration date of the then existing Letter of Credit, and (vi) that all other terms of the proposed substitute Letter of Credit are identical to the then existing Letter of Credit. Within fifteen (15) days after the date of such notice, each Commercial Paper Bank shall give written notice to the Borrower, stating that either such Bank (i) consents to the proposed issuer of the substitute Letter of Credit, (ii) does not consent to such proposed issuer, but desires to continue the Commercial Paper Commitment of such Bank to the Borrower, or (iii) does not consent to such proposed issuer and, if the proposed replacement of the Letter of Credit occurs, desires to terminate the Commercial Paper Commitment of such Bank to the Borrower. The Commercial Paper Banks shall not unreasonably withhold their consent to the proposed issuer. If the Borrower causes the proposed replacement, then the Commercial Paper Commitments of the nonconsenting Commercial Paper Banks shall remain unchanged or shall terminate, as indicated in their notice to the Borrower. If the Borrower does not cause the proposed replacement, then the Commercial Paper Commitments of all of the Commercial Paper Banks shall remain unchanged. The termination of the Commercial Paper Commitment of any Commercial Paper Bank pursuant to this Section 4.10(b) shall be effective on the date of the substitution of the substitute Letter of Credit for the prior Letter of Credit; however, no termination by any Commercial Paper Bank of its Commercial Paper Commitment pursuant to this Section 4.10(b) shall relieve any Commercial Paper Bank of its obligations to participate in accordance with Section 5.02 in any Series B Commercial Paper Loan deemed to be made with respect to Commercial

     Paper Notes issued, authenticated and delivered by the Depositary, or any Series A Revolving Credit Loan required to be funded pursuant to Section
     3.03 hereof or any Series C Commercial Paper Loan required to be funded pursuant to Section 3.03 hereof, prior to the date of substitution of the substitute Letter of Credit for the prior Letter of Credit. Within fifteen
     (15) days after receiving such notices from the Commercial Paper Banks, the Borrower shall give written notice to each of the Commercial Paper Banks, stating (i) that the Borrower has elected either to cause, or not to cause, the proposed replacement, and (ii) the resulting Total Commercial Paper Commitment. The Borrower may replace any Bank that terminates its Commercial Paper Commitment pursuant to this Section 4.10. Any bank proposed as a replacement for any Bank which terminates its Commercial Paper Commitment shall be an Eligible Assignee within the meaning specified in Section 15.04(b)(v), and the Commercial Paper Bank being replaced shall assign its rights and obligations to such Eligible Assignee in accordance with the provisions of Section 15.04(a) through (e). Such replacement shall be in all respects satisfactory to the Required Banks (calculated by excluding from the Total Commercial Paper Commitment the Commercial Paper Commitment of the Bank being replaced) and shall be effected at the sole cost and expense of the Borrower.

     (c)Prior to the proposed date of substitution of the substitute Letter of Credit for the prior Letter of Credit, the Borrower shall deliver the following to the Depositary and the Dealers:

     (i) an opinion of counsel for the Borrower that Drawings under the substitute Letter of Credit will not constitute voidable preferences under the Bankruptcy Code in the event of the bankruptcy of the Borrower;

     (ii) an opinion of counsel for the Co-Agent (rendered at the cost and expense of the Borrower, which cost and expense shall be reasonable) that the substitute Letter of Credit is a legally valid, binding and enforceable obligation of the Co-Agent and that the issuance thereof is exempt from registration under the federal securities laws; and

     (iii) written confirmation from each of Moody's Investor Services, Inc. and Standard & Poor's Corporation that the ratings assigned to the Commercial Paper Notes following delivery of the substitute Letter of Credit satisfy the requirements of Section 7.03(e) hereof.

     If the foregoing requirements of this Section 4.10(c) are satisfied, then the Depositary shall accept the substitute Letter of Credit pursuant to the terms of the Depositary Agreement. Upon replacement of the prior Letter of Credit with such substitute Letter of Credit, the Borrower shall cause the Depositary to return the prior Letter of Credit to the Co-Agent for cancellation and all Drawings to be made thereafter with respect to any Commercial Paper Notes (including any Commercial Paper Notes Outstanding on the date of substitution) shall be made by the issuer of the substitute Letter of Credit in accordance with the terms and conditions hereof.

     (d) Effective upon substitution of the substitute Letter of Credit for the prior Letter of Credit in accordance with this Section 4.10, (i) ABN AMRO shall be deemed to have assigned to the issuer of the substitute Letter of Credit its rights and obligations hereunder as a Commercial Paper Bank and said issuer shall be deemed to have assumed such rights and obligations, and (ii) ABN AMRO shall be deemed to have resigned as the Co-Agent and said issuer (or another bank to be chosen by the Borrower) shall become the successor Co-Agent hereunder and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the resigning Co-Agent, and the resigning Co-Agent shall be discharged of its duties and obligations under this Agreement; however, the provisions of Article XIV hereof which benefit ABN AMRO as the Co-Agent shall survive such resignation by ABN AMRO with respect to any actions taken or not taken by ABN AMRO while it was Co-Agent under this Agreement.

     Section 4.11.Voluntary Reductions Or Increases in Stated Amount. No earlier than 30 days prior to the end of a calendar quarter of Borrower and no later than ten days prior to the end of such calendar quarter, Borrower may request a reduction or an increase in the Stated Amount by delivering a Notice of Requested Change in Stated Amount to the Co-Agent and the Depositary and the Dealer. Subject to the terms and conditions of this Agreement, the Co-Agent shall issue an amendment to the Letter of Credit or issue a substitute Letter of Credit reflecting such requested change upon the satisfaction of the following conditions:

     (i) All applicable conditions precedent set forth in Section 7.02 and
     Section 7.03 hereof shall have been satisfied;

     (ii) Moody's Investor Services, Inc. and Standard and Poor's Corporation shall have confirmed their ratings of at least "P-1" and "A-1 plus", respectively, after giving effect to the issuance of the amendment to Letter of Credit or substitute Letter of Credit by the Co-Agent reflecting such increase or reduction;

     (iii)The Borrower shall have delivered such other documents, agreements or opinions as may be required by Moody's Investor Services, Inc. or Standard & Poor's Corporation as a condition to such Person's execution and delivery of the confirmation described in clause (ii) above; and

     (iv)The truth and accuracy of all representations and warranties of Borrower given in the applicable Notice of Requested Change in Stated Amount.

     The Commercial Paper Banks hereby authorize the Co-Agent to issue from time to time an amendment to the Letter of Credit or substitute Letter of Credit in accordance with the terms of this Section 4.11 to evidence each reduction or increase in the Stated Amount requested by Borrower. Any such increase or reduction shall become effective on the issuance of such amendment to the Letter of Credit or substitute Letter of Credit by the Co-Agent and the acceptance of such amendment or substitute by the Depositary. Such amendment to the Letter of Credit or substitute Letter of Credit (as the case may be) shall be issued on the first Business Day of the calendar quarter next following delivery of such request for reduction or increase (as the case may be) if the conditions described in clauses (i) -
     (iv) of this Section shall have been satisfied on or before such first Business Day of the calendar quarter and shall become effective when the Depositary has accepted such amendment or substitute Letter of Credit. If the conditions described in clauses (i) - (iv) of this Section shall not have been satisfied on or before such first Business Day of the calendar quarter, then such amendment or substitute Letter of Credit shall be issued as soon as practicable after such conditions are satisfied and shall become effective when the Depositary has accepted such amendment to or substitute for, the Letter of Credit. In no event shall the Stated Amount of the Letter of Credit be (i) reduced to an amount less than the Minimum Level or
     (ii) increased to an amount exceeding the Total Commercial Paper Commitment. No change in the Stated Amount shall affect the Total Commercial Paper Commitment as then in effect.

ARTICLE V

LETTER OF CREDIT OPERATIONS

     Section 5.01.Demand and Payment to Depositary. The Co-Agent shall, promptly following its receipt thereof, examine all documents purporting to represent a Drawing by the Depositary under the Letter of Credit to ascertain that they appear on their face to be in conformity with the terms and conditions of the Letter of Credit. If, after examination, the Co-Agent shall have determined that a Drawing under the Letter of Credit does not conform to the terms and conditions of the Letter of Credit, the Co-Agent shall, as soon as reasonably practicable, give notice to the Depositary to the effect that such Drawing was not in accordance with the terms and conditions of the Letter of Credit, stating the reasons therefor. The Depositary may attempt to correct any such non-conforming Drawing if, and to the extent that, the Depositary is entitled (without regard to the provisions of this sentence) and able to do so. After determining that a Drawing under the Letter of Credit conforms to the terms and conditions thereof, the Co-Agent shall make available to the Depositary, in immediately available funds (which shall be the Co-Agent's own funds, and not funds of the Borrower on deposit with the Co-Agent), the amount so demanded in accordance with the terms of the Letter of Credit. The Co-Agent's obligation to honor a conforming Drawing under the Letter of Credit is a separate obligation of the Co-Agent and is independent of the Borrower's obligations to the Co-Agent with respect to the Letter of Credit including, without limitation, the Borrower's obligations under Section 4.03.

     Section 5.02.Reimbursements by Commercial Paper Banks. In the event that the Borrower does not pay in full the Series B Commercial Paper Loan resulting from any payment under the Letter of Credit before 3:00 p.m., New York City time, on the Business Day on which such payment under the Letter of Credit was made, the Co-Agent shall prior to 5:00 p.m., New York City time, on such Business Day send to each Commercial Paper Bank a notice given by telex, telecopier or telephone (confirmed in writing promptly thereafter) demanding payment from each Commercial Paper Bank of such Bank's Pro Rata Share of such payment. On receipt of such notice from the Co-Agent, each Commercial Paper Bank shall forthwith make available to the Co-Agent such Bank's Pro Rata Share of such payment at the Co-Agent's Payment Office, in immediately available funds, before 1:00 p.m., New York City time, on the next Business Day after the day on which such demand by the Co-Agent was made. Each Commercial Paper Bank shall indemnify and hold harmless the Co-Agent from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from any failure on the part of such Bank to provide, or from any delay in providing, the Co-Agent with such Bank's Pro Rata Share of the amount of any payment made by the Co-Agent under the Letter of Credit, provided, however, that such Bank shall not have any obligation to indemnify the Co-Agent pursuant to this Section 5.02 if the Co-Agent shall not have given demand for payment to such Bank as contemplated in this Agreement.

     Section 5.03.Obligations of Banks are Unconditional. The obligation of each Commercial Paper Bank set forth in Section 5.02 to provide the Co-Agent with such Bank's Pro Rata Share of the amount of any payment made by the Co-Agent under the outstanding Letter of Credit shall be absolute, irrevocable and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which such Bank may have or have had against the Co-Agent including, without limitation, any defense based on any failure of the Borrower to receive all or any part of the proceeds of the sale of Commercial Paper Notes with respect to which such payment under the Letter of Credit was made or any non-application or misapplication by the Depositary of the proceeds of such Drawing or the legality, validity, regularity or enforceability of the Letter of Credit; provided, however, that a Commercial Paper Bank's provision of funds to the Co-Agent pursuant to Section 5.02 shall not prejudice the right of such Bank to assert a claim in a separate action or proceeding against the Co-Agent for any wrongful payment or disbursement made by the Co-Agent under the Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Co-Agent or any of its officers, employees or agents.

     Section 5.04.Repayment of Banks following Reimbursement by the Borrower. If any Commercial Paper Bank shall make a payment to the Co-Agent for such Bank's Pro Rata Share of a Drawing under the Letter of Credit and the Co-Agent shall thereafter receive payment of the Series B Commercial Paper Loan for all or any part of such amount, as provided in Section 4.03, the Co-Agent shall hold any amounts so received in trust for the Co-Agent and such Bank, and shall promptly pay to itself and each Commercial Paper Bank its Pro Rata Share of such amounts. Any interest accrued on the amount drawn under the Letter of Credit and received by the Co-Agent shall be held by the Co-Agent in trust for the Co-Agent and those Commercial Paper Banks who have paid their Pro Rata Shares of such amounts and shall be promptly distributed to the Co-Agent and such Banks in accordance with Section 4.08.

     Section 5.05.Effect of Payment Under Letter of Credit. Notwithstanding anything in this Agreement to the contrary, upon any payment made by the Co-Agent under the Letter of Credit honoring a Drawing made by the Depositary with respect to any Commercial Paper Note (i) the holder of such Commercial Paper Note shall not at any time thereafter be entitled to the benefits of the Letter of Credit for any purpose whatsoever and (ii) neither the Co-Agent nor any Commercial Paper Bank shall be liable to the holder of such Commercial Paper Note or to any other Person for or in respect to any amount so paid for any reason whatsoever including, without limitation, the failure of such holder to receive, or any delay by such holder in receiving, all or any part of the amount so paid or disbursed, or any non-application or misapplication by the Depositary of the proceeds of such payment or disbursement.

ARTICLE VI

COMMERCIAL PAPER OPERATIONS

     Section 6.01.Borrower's Right to Issue Commercial Paper Notes. The Borrower shall have the right, from time to time after the issuance of the Letter of Credit, to issue and sell Commercial Paper Notes pursuant to this Agreement and the Depositary Agreement, so long as neither the Depositary nor any Dealer has received a Stop Order from the Co-Agent. The proceeds of the Commercial Paper Notes shall be used by the Borrower and the Subsidiaries of the Borrower for general corporate purposes, subject to Section 3 of the Depositary Agreement.

     Section 6.02.Issuance of Stop Order. The Co-Agent may issue, and shall at the request of the Required Commercial Paper Banks issue, a Stop Order to the Depositary (and promptly deliver copies thereof to the Commercial Paper Banks and to each Dealer which has theretofore signed and delivered to the Co-Agent an acknowledgment in the form of Exhibit C to the Depositary Agreement) instructing the Depositary not to issue or deliver Commercial Paper Notes, as specified in such Stop Order, if:

     (i) An Event of Default has occurred and is continuing;

     (ii) The conditions with respect to the issuance of Commercial Paper Notes, specified in Section 7.02 and Section 7.03, have not been satisfied or have not been waived with the consent of the Required Commercial Paper Banks;

     (iii) A restriction or limitation has been imposed upon or determined or held to be applicable to the Co-Agent or any Commercial Paper Banks, as specified in Section 4.09; or

     (iv) The Borrower or the Co-Agent has received notice that the Operating Account or the Commercial Paper Account, or any funds on deposit in or otherwise to the credit of such accounts, are or have become subject to any writ, judgment, warrant of attachment, garnishment, execution or similar process.

     Promptly following the giving of any Stop Order to the Depositary, the Co-Agent shall give the Borrower notice of the Stop Order, but neither failure to do so nor delay in doing so shall impair the effect of the Stop Order; provided, however, that no Stop Order shall (a) prevent the reinstatement of the Letter of Credit on the date of such Stop Order in an amount equal to the aggregate Face Amount of Commercial Paper Notes which are authenticated and delivered by the Depositary either (i) prior to its receipt of the Stop Order or (II) to fill orders for Commercial Paper Notes placed and accepted before the Dealer accepting any such order received notice of the Stop Order, or (b) affect the entitlement of such Commercial Paper Notes to the benefits of the Letter of Credit.

     Section 6.03.Form of Commercial Paper Notes. The Borrower agrees that each Commercial Paper Note shall (i) be in the form of Exhibit A to the Depositary Agreement, numbered and completed in accordance with this Agreement and the Depositary Agreement, (ii) be dated the date of issuance thereof (which shall be a New York Business Day), (iii) be made payable to the order of bearer or a payee specified by the Borrower or a Dealer as provided in the Depositary Agreement, (iv) have a stated maturity date which shall be a New York Business Day and shall not be later than the earlier to occur of (a) the 270th day after the date of its issuance, and
     (b) the fifteenth day before the Credit Expiration Date of the then outstanding Letter of Credit, and (v) be issued in discount or interest-bearing form.

     Section 6.04.Certain Limitations on Issuance. The Borrower shall not request or permit the Depositary to authenticate and deliver any Commercial Paper Note on any day if, after giving effect to the authentication and delivery of such Commercial Paper Note, and the crediting to the Operating Account of the sum of

     (i)The anticipated net sales proceeds to be received by the Depositary from each sale or placement of Commercial Paper Notes as payment for all Commercial Paper Notes authenticated and delivered by the Depositary on such day, plus

     (ii) Any other funds which, at the time of such authentication, have been actually received by the Depositary from the Borrower and have been irrevocably credited to the Operating Account for the purpose of reimbursing the Co-Agent for payments made by it under the Letter of Credit on such day, any of the following circumstances would exist:

     (a) Any amount which has theretofore been drawn under the Letter of Credit would not have been paid to the Co-Agent in full within the time permitted for payment of Series B Commercial Paper Loans; or

     (b) The aggregate Face Amount of Outstanding Commercial Paper Notes entitled to the benefits of the Letter of Credit plus the aggregate principal amount of all Series B Commercial Paper Loans then Outstanding plus the aggregate principal amount of all Series C Commercial Paper Loans then Outstanding would exceed the amount of the Total Commercial Paper Commitment; or

     (c)The aggregate Face Amount of Outstanding Commercial Paper Notes entitled to the benefits of the Letter of Credit would exceed the Stated Amount of the Letter of Credit as then in effect; or

     (d)From and after the date that the Borrower sends a Notice of Requested Change in Stated Amount to the Depositary requesting a reduction in the Stated Amount of the Letter of Credit (and until the earlier of (a) the date on which the Borrower withdraws such notice prior to the effective date of the requested reduction, or (b) the subsequent increase in the Stated Amount of the Letter of Credit pursuant to Section 4.11 hereof) the aggregate face amount of Outstanding Commercial Paper Notes entitled to the benefits of the Letter of Credit would exceed the reduced Stated Amount of the Letter of Credit requested in such Notice of Requested Change in Stated Amount, unless such Commercial Paper Note to be issued will mature at or prior to the end of the calendar quarter in which such Notice of Requested Change is given.

     In addition, the Borrower shall not request or permit the Depositary to authenticate and deliver any Commercial Paper Notes if the Commercial Paper Notes to be issued, together with all other Commercial Paper Notes Outstanding on such date, would result in Commercial Paper Notes in an aggregate Face Amount in excess of thirty percent (30%) of the Total Commercial Paper Commitment maturing on any one Business Day.

     Section 6.05.Issuance Procedures. All Commercial Paper Notes shall be delivered and issued against payment therefor in immediately available funds on the date of issuance, or for such other consideration as may be permitted by the Depositary Agreement, and otherwise shall be issued and delivered in accordance with the terms of this Agreement and the Depositary Agreement.

     Section 6.06.Assignment and Security Interest. As security for the prompt performance by the Borrower and the other Credit Parties when due of their Obligations, including, without limitation, the payment in full of all Series B Commercial Paper Loans and all Series C Commercial Paper Loans and all interest accrued and to accrue thereon, the Borrower hereby assigns to the Co-Agent, and hereby grants to the Co-Agent a continuing security interest in, all of the following, whether now or hereafter existing or acquired (herein collectively called the "Rights") for the equal and ratable benefit of the Co-Agent and the Commercial Paper
     Banks:

     (i)The Borrower's right to payment from each Dealer for Commercial Paper Notes delivered to such Dealer,

     (ii)All other proceeds of the sale or other disposition by the Borrower of the Commercial Paper Notes, and

     (iii) All proceeds of any of the foregoing; provided, however, that funds from payments made in respect of the Rights shall not be applied to any Obligations for any payment under the Letter of Credit until such time as, and only to the extent that, the Co-Agent shall have in fact paid funds or shall have been deemed to have paid funds under the Letter of Credit; and provided further, that whenever all Series B Commercial Paper Loans and all Series C Commercial Paper Loans shall have been paid in full by the Borrower, any proceeds remaining, at that time, of the sale of Commercial Paper Notes shall be released from the security interest granted hereunder.

     Section 6.07.Perfection and Preservation of Security Interest. The Borrower agrees to (i) execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Co-Agent) as the Co-Agent shall from time to time reasonably request to establish and maintain a valid and perfected security interest in the Rights; (ii) immediately deliver to the Depositary, as pledgee in possession for the Co-Agent, any note or other instrument or writing which shall be received by the Borrower and which may at any time evidence any of the Rights and all proceeds of the sale of Commercial Paper Notes which may be received by the Borrower (and the parties hereto agree that, whenever the Depositary shall acquire or hold any such note, instrument, writing or proceeds, it shall be deemed to do so in its capacity as a pledgee in possession for the Co-Agent and not as an agent of the Borrower); and (iii) at its own expense, endeavor to enforce collection of the Rights, as and when due, including the taking of such action with respect to such collection as the Co-Agent may reasonably request. Nothing contained in this Agreement is intended or shall be construed to affect or impair the continuity of perfection of the Co-Agent's security interest in the Rights or in any other collateral granted the Borrower to Agent or Co-Agent hereunder or under any Security Document.

     Section 6.08.Enforcement of Security Interest.

     (a) If any Event of Default shall have occurred and be continuing, the Co-Agent shall, in its own discretion or at the direction of the Required Commercial Paper Banks: (i) at any time enforce collection of any of the Rights by suit or otherwise and surrender, release or exchange all or any part of the

     Rights, or compromise or extend or renew for any period any indebtedness thereunder or evidenced thereby; and (ii) from time to time endorse in the name of the Borrower any items, howsoever received by the Co-Agent, representing any of the Rights.

     (b) The Co-Agent shall not be liable to the Borrower for failure to exercise reasonable care in the custody and preservation of any of the Rights in its possession if it takes such action for that purpose as the Borrower shall request in writing, but failure of the Co-Agent to comply with any such request shall not by itself be deemed a failure to exercise reasonable care, and no failure of the Co-Agent to preserve or protect any Rights against prior parties, or (except in the case of the Co-Agent's gross negligence or willful misconduct) to do any act with respect to the preservation of such Rights not so requested by the Borrower, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Rights. In the event that the Borrower shall fail to pay or perform any of its Obligations, the Co-Agent and the Commercial Paper Banks may exercise from time to time any rights and remedies available to them under applicable law, in addition to the rights and remedies granted hereunder.

     Section 6.09.Establishment of Accounts and Payment of Commercial Paper
     Notes.

     (a)The Depositary has established at its banking offices in the City of New
     York:

     (i) A special purpose trust account to be held in trust by the Depositary for the benefit of the holder or holders of the Commercial Paper Notes (such account being called, in this Agreement and in the Depositary Agreement, the "Commercial Paper Account"), over which the Depositary shall have the exclusive control and sole right of withdrawal;

     (ii) A special purpose trust account for the sole and exclusive benefit of the Co-Agent (on behalf of the Commercial Paper Banks) (such account being called, in this Agreement and in the Depositary Agreement, the "Operating Account"), over which the Depositary shall have exclusive control and sole right of withdrawal; and

     (iii) A demand deposit account for the sole and exclusive benefit of the Co-Agent as issuer of the Letter of Credit (such account being called, in the Depositary Agreement, the "Depositary Account"), over which the Co-Agent shall, except as provided in the Depositary Agreement, have the sole right of withdrawal.

     (b) Proceeds of the sale of Commercial Paper Notes, amounts paid by the Co-Agent in respect of Drawings by the Depositary under the Letter of Credit, and all other funds referred to in the Depositary Agreement shall be deposited in the appropriate accounts, and such accounts shall be debited and credited in the manner and at the times, as provided in the Depositary Agreement. Neither the Borrower nor any other Credit Party has or shall have any legal, equitable or beneficial right, title or interest in any of the accounts except, with respect to the Operating Account, to the extent specifically set forth in the Depositary Agreement.

     (c) From time to time, the Borrower shall deposit or shall cause funds to be deposited in the Operating Account, either by the deposit of the proceeds from the sale of Commercial Paper Notes or by deposit of other funds by the Borrower, in amounts such that immediately after any Drawing under the Letter of Credit and receipt of proceeds of sale of Commercial Paper Notes issued on the date of any such Drawing, there will be sufficient funds for payment in full of all Series B Commercial Paper Loans and all Series C Commercial Paper Loans within the time permitted for such payment under this Agreement.

     (d) Upon presentation of any Commercial Paper Note for payment in accordance with the terms of such Commercial Paper Note and the Depositary Agreement, the Depositary shall pay such Commercial Paper Note, as provided in the Depositary Agreement, solely out of funds deposited in the Commercial Paper Account.

ARTICLE VII

CONDITIONS TO CREDIT EVENTS

     The obligation of each Bank to make Advances to the Borrower hereunder and the obligation of the Co-Agent to issue the Letter of Credit Amendment is subject to the satisfaction of the following conditions:

     Section 7.01.Conditions Precedent to Issuance of Commercial Paper, Issuance of Letter of Credit and Initial Advance. The right of the Borrower to issue one or more Commercial Paper Notes on the occasion of the initial Credit Event, the obligation of the Co-Agent to issue the Letter of Credit Amendment on the occasion of the initial Credit Event, and the obligation of the Banks to make the initial Advances under this Agreement shall in each case be subject to the payment in full prior to the time of the (i) issuance of such Commercial Paper Notes, (ii) issuance of such Letter of Credit Amendment, or (iii) making of the initial Advance under this Agreement, as the case may be, of the obligations of the Borrower incurred under this Agreement prior to such issuance of Commercial Paper Notes or Letter of Credit Amendment or the making of such Advance (including, without limitation, the Borrower's obligations to pay fees to the Agent, the Co-Agent and the Banks and to reimburse reasonable fees and disbursements of counsel to the Agent and the Co-Agent), and the receipt by the Agent of the following, in form and substance satisfactory to the Agent and the Co-Agent:

     (a) This Agreement duly completed and executed;

     (b) The duly completed and executed Series A Master Notes, Guaranty Agreement, Assignment of Intercompany Loans and Pledge Agreements accompanied by (i) all stock certificates representing the Pledged Stock (except for the Pledged Stock of SCI Holding France, S.A. which is uncertificated) and (ii) stock powers for those shares duly executed in blank;

     (c) The duly executed and completed First Modification of Depositary Agreement dated as of the date hereof among the Borrower, the Depositary and the Co-Agent substantially in the form of Exhibit H attached hereto;

     (d) Duly executed and completed Uniform Commercial Code financing statements to be filed in such places as the Agent may determine, naming the Agent as secured party and the Borrower as debtor, describing as collateral the Rights in which a security interest is granted pursuant to
     Section 6.06 and a lien search demonstrating that the security interest of the Agent in the Rights is a first priority security interest;

     (e) The favorable written opinion of Powell, Goldstein, Frazer & Murphy, general counsel to the Borrower and the other Credit Parties, addressed to and satisfactory to the Agent, the Co-Agent and the Banks, (i) as to the matters stated in Sections 8.01 through 8.05 and (after due inquiry, to the best of such counsel's knowledge) Section 8.06 (provided that as to any Credit Party organized under laws other than those of any state of the United States, such matters may be addressed by separate opinions of foreign counsel qualified to practice law in the country where such Credit Party may be organized, provided further that Powell, Goldstein, Frazer & Murphy shall have reviewed and approved each such opinion), (ii) to the effect that payments of the Commercial Paper Notes from moneys drawn by the Depositary under the Letter of Credit would not constitute a transfer of the property of the Borrower avoidable by a trustee or debtor-in-possession of the bankruptcy estate of the Borrower pursuant to Section 547 of the Bankruptcy Code in the event that a bankruptcy petition is filed by or against the Borrower within ninety (90) days after the payment of Letter of Credit proceeds to the holders of Commercial Paper Notes, and (iii) as to such other matters as the Agent, the Co-Agent or the Banks may reasonably require;

     (f) The favorable written opinion of Michael Sullivan, General Counsel of the Borrower, addressed to and satisfactory to the Agent, the Co-Agent and the Banks and the favorable written opinion of special Alabama counsel to the Borrower, addressed to and satisfactory to the Agent, the Co-Agent and the Banks, as to the fact that the transactions to be consummated and performed by the Agent, the Co-Agent and the Banks pursuant to this Agreement do not, in and of themselves, require any of the Banks, the Agent or the Co-Agent to qualify or otherwise register to transact business as a foreign corporation in the State of Alabama (excluding those Banks which may already be qualified to transact business as a foreign corporation in the State of Alabama);

     (g) An opinion or opinions of counsel, in form and substance satisfactory to the Agent and counsel for the Agent, demonstrating that (except for the Permitted Exceptions) the Lien of the Agent on the Pledged Stock is a first-priority, perfected Lien;

     (h) In the case of the initial Advance under this Agreement, a Borrowing Certificate appropriately completed and duly executed by the Borrower;

     (i) Certificates of the Secretary or Assistant Secretary of each Credit Party attaching and certifying copies of the resolutions of the respective Boards of Directors, or Executive Committees thereof, authorizing as applicable the execution, delivery and performance of the Commercial Paper Documents and the Credit Documents to which each is a party;

     (j)Certificates of the Secretary or an Assistant Secretary of each Credit Party certifying (i) the name, title and true signature of each officer of such entities executing the Commercial Paper Documents and the Credit Documents to which such Credit Party is a party, (ii) the certificate or articles of incorporation or other organizational documents of such entities, and (iii) the bylaws of such entities;

     (k)Copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any Contractual Obligation of any Credit Party (except the Permitted Exceptions) in connection with the execution, delivery, performance, validity and enforceability of the Commercial Paper Documents and the Credit Documents to which such Credit Party is a party, and such consents, authorizations, filings and orders shall be satisfactory in form and substance to the Agent and the Co-Agent and all such documents and instruments shall be in full force and effect and all applicable waiting periods shall have expired;

     (l) The favorable written opinion of Kilpatrick & Cody, special counsel to the Co-Agent, addressed to the Borrower, the Depositary, Bank of America NT & SA, Standard & Poor's Corporation and Moody's Investor Services, Inc. as to the enforceability of the Letter of Credit Amendment;

     (m) All corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Commercial Paper Documents and the Credit Documents shall be satisfactory in form and substance to the Agent and the Co-Agent;

     (n) Certificates of good standing for each of the Credit Parties in the jurisdictions set forth on Schedule 8.01;

     (o)Payment of all accrued interest and fees due and owing by Borrower under the 1993 Credit Agreement; and

     (p) Such other documents, certificates, opinions (including reliance letters), approvals or filings as the Agent, the Co-Agent or any Bank or any of their counsel may reasonably request.

     Section 7.02.Conditions to All Credit Events. The right of the Borrower to issue one or more Commercial Paper Notes on the occasion of any Credit Event, the obligation of the Co-Agent to issue a Letter of Credit on the occasion of any Credit Event, and the obligation of the Banks to make Advances under this Agreement shall in each case be subject to fulfillment of the following conditions, at or before the time of the issuance of such Commercial Paper Notes, the issuance of such Letter of Credit, or the making of such Advances, as the case may be and after giving effect to such Borrowing and the application of the proceeds therefrom:

     (a) There shall exist no Default or Event of Default;

     (b) All representations and warranties by the Borrower contained herein (other than any representations and warranties which are, by their terms, expressly limited to the date made or given) shall be true and correct in all material respects, both before and after giving effect to such Credit Event and to the application of any proceeds of any Advances made on the date of such Credit Event, with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event;

     (c) Since the date of the most recent of the financial statements described in Section 8.12 or delivered pursuant to Section 9.12, there shall have been no change which has had or could reasonably be expected to have a materially adverse effect on the business, property or assets or financial condition of the Borrower and its Subsidiaries taken as a whole;

     (d) There shall be no action, suit or proceeding pending, or to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any of the properties of the Borrower or any of its Subsidiaries before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including, without limitation, the SEC, and any regulatory commission of any jurisdiction) which (i) singly or in the aggregate, reasonably could be expected to have a materially adverse effect on the business, property or assets or financial condition of the Borrower and its Subsidiaries taken as a whole, or (ii) seeks to prohibit or restrict any Credit Party's ownership or operation of any material portion of its business or assets or to compel any Credit Party to dispose of or hold separate all or any material portion of its businesses or assets, which reasonably could be expected to have a material adverse effect on the business, properties, assets or financial condition of the Borrower and its Subsidiaries taken as a whole;

     (e) Such Credit Event and use of proceeds thereof shall not result in a violation of any Requirement of Law or any Contractual Obligation applicable to the Borrower or any Subsidiary of the Borrower;

     (f) The Agent or the Co-Agent, as appropriate, shall have received a Borrowing Certificate for any Loan, duly executed by the Borrower;

     (g) If such Credit Event is subsequent to the initial Credit Event, the Agent and the Co-Agent shall have received such other documents, certificates, approvals or filings as the Agent and the Co-Agent may have reasonably requested in connection with such subsequent Credit Event;

     (h) If such Credit Event is subsequent to the initial Credit Event, and if the Credit Event involves adding or removing any Credit Party or Credit Document or extending the Credit Expiration Date, the Agent shall have received such opinions (including reliance letters) as the Agent or the Co-Agent may have reasonably requested in connection with such subsequent Credit Event; and

     (i) If such Credit Event is subsequent to the initial Credit Event, and if the Borrower has formed or acquired any Subsidiaries since the date of the most recent Credit Event, the Borrower shall have complied with Section 9.13.

     Each request for a Borrowing and the acceptance by the Borrower of the proceeds thereof shall constitute a representation and warranty by the Borrower, as of the date of such Borrowing, that the conditions specified in Sections 7.01 and 7.02 have been satisfied.

     Section 7.03.Conditions Precedent to Issuance of Commercial Paper. The right of the Borrower to issue one or more Commercial Paper Notes on the occasion of any Credit Event shall be subject to the fulfillment at or prior to the time of the issuance of such Commercial Paper Notes of each of the following conditions in addition to all other conditions set forth in
     Section 7.01 and Section 7.02:

     (a) The representations and warranties (if any) on the part of the Depositary and each Dealer contained in each Commercial Paper Document, and in each certificate, letter or other writing or instrument furnished or delivered to the Borrower, the Agent, the Co-Agent or any Bank hereto or thereto or in connection herewith or therewith, shall be true and correct in all material respects at and as of the date of the issuance of such Commercial Paper Notes, as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date).

     (b) No default in the performance or observance of any term, covenant, condition or agreement on the part of the Depositary or any Dealer to be performed or observed under any Commercial Paper Document shall have occurred and be continuing on the date of the issuance of such Commercial Paper Notes or would result from the issuance of such Commercial Paper Notes.

     (c) Each information statement, commercial paper memorandum or other offering material to be used in connection with the offering, issuance, sale or delivery of any Commercial Paper Note shall have been delivered to the Agent, the Co-Agent and the Banks and, insofar as any such information statement, commercial paper memorandum or other offering material (i) describes or pertains to the Agent or the Co-Agent or the transactions contemplated hereby, it shall have been approved by the Agent and the Co-Agent or (ii) specifically describes or pertains to any Bank by name, it shall have been approved by such Bank.

     (d) True and complete copies of all comfort letters (if any) and certifications delivered with respect to information contained in any information statement, commercial paper memorandum or other offering material to be used in connection with the offering, issuance, sale or delivery of any Commercial Paper Note shall have been delivered to the Co-Agent.

     (e) (i) Moody's Investor Services, Inc. shall have rated such Commercial Paper Notes at least "P-1" (or its then equivalent rating), and Standard & Poor's Corporation shall have rated such Commercial Paper Notes at least "A-1 plus" (or its then equivalent rating), (ii) the Co-Agent and each Dealer shall have received a copy of the rating letter or other document evidencing each such rating, and (iii) each such rating shall continue in effect on the date of the issuance of such Commercial Paper Notes.

     (f) Such Commercial Paper Notes shall only be issued to the Dealers, or to Persons with whom the Dealers have placed Commercial Paper Notes, referred to in the notice dated June 25, 1993 and delivered from Borrower to the Co-Agent (or such other Dealers or Persons as the Co-Agent shall have previously approved in writing), and the Co-Agent shall have received a copy, certified by an appropriate officer of the Borrower, of each Commercial Paper Dealer Agreement then in effect.

     (g) All other conditions and limitations on the issuance of Commercial Paper Notes specified in this Agreement or in the Depositary Agreement shall have been satisfied and complied with.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants, and covenants and agrees with the Agent, the Co-Agent and the Banks, that:

     Section 8.01.Organization, Corporate Powers, etc. Each of the Borrower and its Subsidiaries (other than any Liquidating Subsidiary) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated on Schedule 8.01. There exist as of the date of this Agreement no Subsidiaries of the Borrower other than those identified on Schedule 8.01 attached hereto. Each of the Borrower and its Subsidiaries is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership of property or the nature of the business transacted by it makes such qualification necessary, and in which failure to so qualify would have a material adverse effect on the business, properties, assets or financial condition of the Borrower and its Subsidiaries taken as a whole. The Borrower has and each of its Subsidiaries has the corporate power to own its respective property and to carry on its respective business as now being conducted.

     Section 8.02.Corporate Authority, etc. The execution, delivery and performance by each Credit Party of the Credit Documents and the Commercial Paper Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award to which the Credit Party is subject or of the charter or bylaws of such Credit Party, (ii) result in a material breach of or constitute a material default under any material Contractual Obligation to which the Credit Party is a party or by which the Credit Party or any of its properties is bound, or (iii) result in, or require, the creation or imposition of any Lien or encumbrance of any nature upon or with respect to any of the Credit Party's properties (other than Liens in favor of the Banks), and the Credit Party is not in material default under any material Requirement of Law, including, without limitation, Environmental Laws, or material Contractual Obligation.

     Section 8.03.Government Approvals. Except for the Permitted Exceptions, no material authorization, consent, approval, license, exemption of or filing or registration with any commission, board, bureau, agency or instrumentality, domestic or foreign, is necessary (other than those which have already been obtained) to the valid execution, delivery or performance by any Credit Party of any of the Credit Documents or Commercial Paper Documents or the issuance or sale by the Borrower of the Commercial Paper Notes, other than those which have already been obtained.

     Section 8.04.Margin Regulations and Investment Company Act. No part of the proceeds of any Advance will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, to guarantee such indebtedness or to pledge any of its assets to secure such indebtedness, as contemplated by this Agreement or by any other Credit Document or the Commercial Paper Documents. Neither the Borrower nor any of its

     Subsidiaries is, or will by virtue of the transactions contemplated hereby become, an "investment company" or a company "controlled" by an "investment company" as defined in the Investment Company Act of 1940, as amended.

     Section 8.05.Valid and Binding Obligations. This Agreement, the Depositary Agreement, the Series A Master Notes, the Series B Master Notes, the Series C Master Notes, the Guaranty Agreement, the Assignment of Intercompany Loans, the Subsidiary Notes and, except for the Permitted Exceptions, the Pledge Agreements are, and the Commercial Paper Notes, when executed and delivered by the Borrower, will constitute, legal, valid and binding obligations of the applicable Credit Party (or the Borrower, in the case of Commercial Paper Notes) enforceable against such Credit Party (or the Borrower, in the case of the Commercial Paper Notes) in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and to general equitable principles which may limit the right to obtain the remedy of specific performance of obligations.

     Section 8.06.Litigation. As of the date of this Agreement, except as disclosed on Schedule 8.06, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any of the properties of the Borrower or any of its Subsidiaries before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including, without limitation, the SEC, and any regulatory commission of any jurisdiction), except actions, suits or proceedings of the character (i) which are normally incident to the kind of business conducted by the Borrower or its Subsidiaries, as the case may be, (ii) for which the Borrower reasonably believes it has adequate insurance coverage, and (iii) which, if determined adversely to the Borrower or its Subsidiaries, as the case may be, would, singly or in the aggregate, not have a material adverse effect on the financial condition or on the properties or operations of the Borrower and its Subsidiaries, taken as a whole, or the transactions contemplated by any of the Credit Documents or the Commercial Paper Documents.

     Section 8.07.Accuracy of Information. All information supplied by any Credit Party to the Agent, the Co-Agent or the Banks relating to the Borrower or any of its Subsidiaries is true, complete and accurate in all material respects.

     Section 8.08.Accuracy of Representations and Warranties. The representations and warranties of each Credit Party contained in each other document delivered in connection with this Agreement are, or when such document is delivered will be, true and correct in all material respects when made.

     Section 8.09.ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any plan (other than a multiemployer plan). No liability to the PBGC has been or is expected by the Borrower to be incurred with respect to any plan (other than a multiemployer plan) by the Borrower or any of its Subsidiaries which is or would have a material and adverse affect on the business, property or assets, or financial condition of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any multiemployer plan which is or would have a material and adverse affect on the business, property or assets, or financial condition of the Borrower or any of its Subsidiaries. The execution and delivery of the Credit Documents or the Commercial Paper Documents will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. For the purpose of this Section, the term "plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Borrower or any of its Subsidiaries or by any trade or business, whether or not incorporated, which, together with the Borrower or any of its Subsidiaries, is under common control, as described in Section 414(b) or (c) of the Code; and the term "multiemployer plan" shall mean any plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA). The Borrower and any Subsidiary may, however, create or operate one or more plans, in accordance with the provisions of this Agreement.

     Section 8.10.Exemption from Registration. The issuance and sale of the Commercial Paper Notes is exempt from registration under the Securities Act.

     Section 8.11.Taxes. There have been filed all United States Federal income tax returns and all other material tax returns with respect to the Borrower and its Subsidiaries that are required to be filed and there have been paid all taxes due pursuant to such returns or pursuant to any assessment received in respect of the Borrower and its Subsidiaries, unless and to the extent that such taxes are being contested in good faith by appropriate proceedings. Federal income tax liabilities have been examined and reported on by the Internal Revenue Service (or closed by applicable statutes) and satisfied for all fiscal years prior to and including the fiscal year ended June 30, 1989. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges levied by any taxing authority are, in the opinion of the Borrower, adequate.

     Section 8.12.Financial Statements. In addition to the above representations and warranties, the Borrower represents and warrants that the balance sheet as of June 30, 1994 and the related statements of income and retained earnings and cash flows of Borrower and its Subsidiaries for the fiscal year then ended (copies of which have been furnished to the Agent and the Co-Agent and which are included in the annual report of the Borrower to its shareholders) have been prepared in conformity with GAAP and fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such date and the results of their operations for such year; the unaudited balance sheet as of March 26, 1995, and the related unaudited statements of operations, cashflows and reconciliation of shareholders' equity for the six-month period then ended (copies of which have been furnished to the Agent and the Co-Agent) have been prepared in conformity with GAAP and fairly present, subject to year-end-adjustments, the financial condition of the Borrower and its Subsidiaries as of such date; and from the date of such unaudited balance sheet, through the date when this Agreement is executed and delivered by all parties, there has been no material adverse change in such condition or operations.

     Section 8.13.Solvency. After giving effect to the transactions contemplated by the Credit Documents, (i) the property of the Borrower, the Borrower and its Subsidiaries taken as a whole, and each Material Subsidiary, at a fair valuation, will exceed its respective debts, (ii) the capital of the Borrower, the Borrower and its Subsidiaries taken as a whole, and each Material Subsidiary will not be unreasonably small to conduct its respective business, (iii) neither the Borrower nor the Borrower and its Subsidiaries taken as a whole nor any Material Subsidiary will have incurred debts, or have intended to incur debts, beyond its respective ability to pay such debts as they mature, and (iv) the present fair salable value of the assets of the Borrower, the Borrower and its Subsidiaries taken as a whole, and each Material Subsidiary will be materially greater than the amount that will be required to pay its respective probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, "debt" means liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     Section 8.14.Subordinated Debt. The Borrower has made available to the Banks copies of all agreements and instruments containing the terms of the Subordinated Debt and the rights of the holders thereof. The Loans constitute (and will constitute with respect to any Permitted Subordinated Debentures, to the extent issued pursuant to the terms of this Agreement) indebtedness which has all rights of "senior debt" as provided in such subordinated debt agreements and instruments.

     Section 8.15.Priority of Liens. Except for Liens in favor of the Agent and the Co-Agent and the Banks as provided in this Agreement, there are no other Liens on the Rights and there are no other Liens on the Intercompany Loans and the Pledged Stock.

     Section 8.16.Environmental Law Compliance. Borrower and each of its Subsidiaries have obtained all material permits, licenses and other authorizations which are required under Environmental Laws, and Borrower and each of its Subsidiaries are in compliance in all material respects with all terms and conditions of such permits, licenses and authorizations and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws. Except as set forth on Schedule 8.16 attached hereto, neither Borrower nor any of its Subsidiaries is aware of, or has received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to Borrower or any Subsidiary, may interfere with or prevent compliance or continued compliance in all material respects with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or, threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste, and there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand proceeding pending or, to the knowledge of the Borrower, threatened against Borrower or any Subsidiary relating in any way to Environmental Laws, which, if determined adversely to any Credit Party, would have a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, or the transactions contemplated by any of the Credit Documents or the Commercial Paper Documents.

     Section 8.17.Liquidation of Certain Subsidiaries. Borrower represents and warrants to the Agent, the Co- Agent and the Banks that (i) Borrower is currently in the process of liquidating SCI U.K. and Newmoor

     Industries, (ii) such Subsidiaries are no longer active Subsidiaries of the Borrower and (iii) substantially all of the assets of SCI U.K. have been transferred to SCI Holdings, Inc. In the event Borrower decides to cause SCI U.K. or Newmoor Industries or both to become active Subsidiaries, Borrower shall cause such Subsidiary or Subsidiaries (as the case may be) to become a Credit Party to this Agreement pursuant to Section 9.13 hereof promptly after such Subsidiary becomes an active Subsidiary. Borrower shall not, and shall not permit any Subsidiary to, make any Intercompany Loan to SCI U.K. or Newmoor Industries unless and until SCI U.K. or Newmoor Industries (as the case may be) becomes a party to the Credit Agreement.

ARTICLE IX

AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees with the Agent, the Co-Agent and the Banks that, unless the Agent, the Co-Agent and the Required Banks shall otherwise consent in writing, the Borrower will and will cause each Credit Party to (except, in the case of Section 9.12, the Borrower will):

     Section 9.01.Payment of Taxes, etc. Pay and discharge, and cause its Subsidiaries to pay and discharge, all taxes, assessments, and governmental charges or levies imposed upon such Credit Party or its Subsidiaries or upon the income or profits of such Credit Party or its Subsidiaries, or upon any properties belonging to such Credit Party or its Subsidiaries, prior to the date on which penalties attach thereto, and all lawful claims, which if unpaid, might become a Lien upon any properties of such Credit Party or its Subsidiaries, provided that such Credit Party or its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings and such contest shall operate to stay the material adverse effect of any such nonpayment and as to which such Credit Party has established adequate reserves in accordance with GAAP.

     Section 9.02.Preservation of Corporate Existence. Subject to Sections 8.17 and 10.12, preserve and maintain its corporate existence in the jurisdiction of its incorporation, and its rights, franchises and privileges material to the conduct of its business as now being conducted, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business operations or the ownership of its properties; provided, however, that any Liquidating Subsidiary may be dissolved following its liquidation and the winding up of its affairs.

     Section 9.03.Compliance with Laws, etc. Comply with, and cause its Subsidiaries to comply with, the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, Export-Control Laws, ERISA and all Environmental Laws), noncompliance with which would, singly or in the aggregate, materially and adversely affect the business, credit or financial condition of the Borrower and its Subsidiaries taken as a whole.

     Section 9.04.Inspection Rights. Upon prior notice, at any reasonable time and from time to time, permit the Agent, the Co-Agent or any Bank or any agents or representatives thereof to examine and make copies of the records and books of account related to the transactions contemplated by this Agreement, to visit the properties of such Credit Party and to discuss the affairs, finances and accounts of such Credit Party with any of its directors or officers or with its chief accounting officer or its independent certified public accountants.

     Section 9.05.Maintenance of Records and Books of Account.

     (a) Maintain proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with GAAP applied on a Consistent Basis with those applied in the preparation of the financial statements described in Section 8.12 hereof.

     (b) Set aside on its books from its earnings for each fiscal year all such proper reserves, including reserves for depreciation, depletion, obsolescence and amortization of its properties during such fiscal year, as shall be required in accordance with GAAP applied on a Consistent Basis.

     Section 9.06.Maintenance of Approvals, Filings and Registrations. At all times obtain, maintain, renew and comply with all the terms and conditions of all consents, licenses, approvals, and authorizations as may be necessary or appropriate under any applicable law or regulation (except for the Permitted Exceptions) for the execution, delivery and performance of the Credit Documents and the Commercial Paper Documents and to make the Credit Documents and the Commercial Paper Documents legal, valid, binding and enforceable, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and to general equitable principles which may limit the right to obtain the remedy of specific performance of obligations.

     Section 9.07.Reporting Requirements. Furnish to the Agent, the Co-Agent and (except as set forth in Section 9.07(iii)) each Bank,

     (i) Within three (3) Business Days after any Executive Officer of any Credit Party has notice or knowledge (x) of the occurrence of any Event of Default or Default or (y) that any of the representations and warranties contained in Article VIII hereof has ceased to be true and correct in any material respect, an Officer's Certificate setting forth the details thereof and the action which the applicable Credit Party proposes to take with respect thereto; and

     (ii) Such other information respecting the business, properties or the condition or operation of such Credit Party and its Subsidiaries, financial or otherwise, as the Agent, the Co-Agent or any Bank may from time to time reasonably request; and

     (iii) Immediately upon an Executive Officer becoming aware that the holder of any evidence of material indebtedness, or material security interest in the assets, of any Credit Party or any of its Subsidiaries has given notice or taken any other action with respect to a claimed default or event of default with respect to such indebtedness or security or event which, with the giving of notice or passage of time, or both, would constitute a default with respect to such indebtedness or security, telephonic notice to the Agent confirmed in writing within two (2) Business Days by an Officer's Certificate specifying the notice given or action taken by such holder and the nature of the claimed default or event and what action such Credit Party or Subsidiary is taking or proposes to take with respect thereto.

     Section 9.08.Indemnification. Pay, and will protect, indemnify and save harmless the Agent, the Co-Agent and the Banks and, in their capacity as such, the officers, directors, shareholders, controlling persons, employees, agents, and servants of the Agent, the Co-Agent or any Bank from and against all liabilities, losses, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) or judgments of any nature arising from (i) the offering and sale of, and payment or nonpayment on, the Commercial Paper Notes or the issuance of the Letter of Credit, (ii) the default of any Credit Party or the Depositary in the performance of its respective agreements, rights or obligations contained in this Agreement, the Depositary Agreement or any other Credit Document entered into by such Credit Party or the Depositary in connection herewith or therewith, (iii) any actual or proposed use of the proceeds of the Loans or the Commercial Paper Notes or any Credit Party's entering into and performing any Credit Document or any Commercial Paper Document, (iv) the Agent's, the Co-Agent's or any Bank's making, holding or administering the Loans, the Letter of Credit, the Credit Documents or any of the Collateral pledged in connection with any Credit Document (provided that the right of payment and indemnification under this clause (iv) shall not apply to any liabilities, losses, costs and expenses arising out of any successful action by the Borrower against the Agent, the Co-Agent or any Bank for a breach of its obligations hereof, but nothing in this proviso shall modify or impair the Agent's the Co-Agent's or any Bank's rights under Section 15.06 hereof),
     (v) allegations of participation or interference by the Agent, the Co-Agent or any Bank in the management, contractual relations or other affairs of Borrower (provided that the right of payment and indemnification under this clause (v) shall not apply to any liabilities, losses, costs and expenses arising out of any successful action by the Borrower against the Agent, Co-Agent or Bank for a breach of its obligations hereof, but nothing in this proviso shall modify or impair the Agent's, the Co-Agent's or any Bank's rights under Section 15.06 hereof), or (vi) allegations that the Agent, the Co-Agent or any Bank has joint liability with Borrower for any reason; provided, that the Borrower will not be liable for such liabilities, losses, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, attorneys' fees and expenses) or judgments of any nature arising from any untrue statement of a material fact in the material relating to the Agent, the Co-Agent or any Bank in any offering circular used in the sale of the Commercial Paper Notes or omission of a material fact relating to the Agent, the Co-Agent or any Bank required to be stated therein or necessary in order to make the statements therein relating to the Agent, the Co-Agent or any Bank in the light of the circumstances under which they were made not misleading if, but only if, such material was specifically approved in writing by the Agent, the Co-Agent or such Bank, as the case may be, prior to its inclusion in such offering circular; and further provided that the Borrower will not be liable for any such liabilities, losses, claims, damages, penalties, causes of action, suits, costs and expenses or judgments to the extent the same are the result of or arise out of the gross negligence or willful misconduct of the Agent, the Co-Agent or any Bank or any of the officers, directors, shareholders, controlling persons, employees, agents and servants (or any of them) of the Agent, the Co-Agent or any Bank. If any action, suit or proceeding arising from any of the foregoing is brought against the Agent, the Co-Agent or any Bank or any other person indemnified pursuant to this Section, the Borrower will, if requested in writing by the Agent, the Co-Agent or any Bank to do so, at its expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Borrower (which counsel shall be satisfactory to the Agent, the Co-Agent or Bank(s) involved). Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against the Agent, the Co-Agent or any of the Banks by any Person under Export-Control Laws or any Environmental Laws or any similar laws by reason of Borrower's or any other Person's failure to comply with such laws. The obligations of Borrower under this Section 9.08 shall survive the payment in full of the Obligations and the termination of this Agreement.

     Section 9.09.Securities Laws. Sell and offer to sell Commercial Paper Notes only in compliance with the registration provisions of the Securities Act, or pursuant to an applicable exemption thereunder, and in compliance with the registration or qualification provisions (or applicable exemptions) of the securities laws of any state having jurisdiction.

     Section 9.10.Further Assurance. As from time to time specified by counsel for the Agent or the Co-Agent, at the cost and expense of the Borrower, execute and deliver to the Agent and the Co-Agent all such documents and instruments and do all such other acts and things as may be reasonably required to enable the Agent, the Co-Agent and the Banks to exercise, perfect and enforce the rights of the Agent, the Co-Agent or any Bank under this Agreement and to realize thereon, record and file and re-record and re-file all such documents and instruments, at such time or times, in such manner and at such place or places, all as may be reasonably necessary to validate, preserve, perfect and protect the rights of the Agent, the Co-Agent or any Bank under this Agreement or any Credit Document.

     Section 9.11.Insurance; Maintenance of Properties. Maintain, and keep, and cause its Subsidiaries to maintain and keep, its and their respective properties in good repair, working order and condition, excepting ordinary wear and tear and any loss, damage or destruction which is fully covered by proceeds of insurance; and maintain, with financially secure and reputable insurance companies, and cause its Subsidiaries to maintain, with financially secure and reputable insurance companies, policies of insurance on its and their respective properties in such amounts and against such risks as are customarily maintained by a similar business and will furnish on the Agent's or Co-Agent's request full information as to the insurance carried.

     Section 9.12.Financial Covenants and Reporting Requirements of Borrower. In addition to the above covenants, the Borrower hereby covenants and agrees that it will:

     (a) Subject to Section 3.04A hereof, furnish to the Agent, the Co-Agent and the Banks the following financial information:

     (i) As soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of the Borrower, copies of such consolidated and consolidating financial statements as the Borrower may prepare for its own use as at the end of and for such period, certified by an authorized financial accounting officer of the Borrower, which certificate shall be in form and substance acceptable to the Agent and the Co-Agent and shall include the calculations required to establish the Borrower's compliance with the covenants set forth in this
     Section 9.12 as of and for the period ending on the date of such financial statements.

     (ii) As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the annual audit report for the Borrower for such year, including therein the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related statements of income and retained earnings, and with respect to the consolidated statements, related statements of cash flows and changes in financial position of the Borrower and its Subsidiaries for such year, or statements providing substantially similar information, in each case certified (except for consolidating statements) by an independent certified public accountant of recognized national standing and further certified by an authorized financial accounting officer of Borrower;

     (iii) Simultaneously with the delivery of each set of financial statements referred to in clause (ii) above, (a) a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or, if an Event of Default exists, specifying the nature and period of existence thereof, and (b) an Officer's Certificate, which certificate shall be in form and substance acceptable to the Agent and the Co-Agent and shall include the calculations required to establish the Borrower's compliance with the covenants set forth in this Section 9.12 as of and for the period ending on the date of such financial statements and certifying that, to the best of his or her knowledge, no Default of Event has occurred as at the end of such fiscal period, or, if a Default or Event of Default exists, a full description thereof and the action the Borrower proposes to take with respect thereto;

     (iv) Simultaneously with the delivery of each set of financial statements referred to in clause (i) or (ii) above, a certificate from an authorized financial accounting officer of the Borrower certifying to the total principal amount outstanding under the Bid Facility as of the date of such financial statements; and

     (v) Promptly upon transmission thereof, copies of all financial statements, proxy statements, notices and reports as the Borrower shall send to its public stockholders, and copies of all registration statements and all reports which the Borrower files with the SEC.

     (b) Subject to Section 3.04A hereof, maintain at all times a ratio of consolidated Current Assets to consolidated Current Liabilities of at least
     1.5 to 1.0; provided, however, that the A-12 Program Financial Statements Adjustments previously recognized in accordance with GAAP shall be added back into the computation of Current Assets for purposes of this Section 9.12(b) unless the A-12 Program Financial Statements Adjustments equal or exceed $50,000,000. If the A-12 Program Financial Statements Adjustments equal or exceed $50,000,000, then all A-12 Program Financial Statements Adjustments shall not be added back into the computation of Current Assets in this Section 9.12(b).

     (c) Subject to Section 3.04A hereof, maintain at all times a total consolidated Tangible Net Worth of an amount not less than (x) $270,000,000 plus (y) fifty percent (50%) of the Borrower's consolidated Net Income (without giving effect to any Net Loss) for each full fiscal year of the Borrower having elapsed, starting with the fiscal year which commenced July 1, 1994, on a cumulative fiscal year-end basis, with consolidated Net Income determined on a cumulative basis as of the end of each fiscal year, plus (z) increases in Tangible Net Worth subsequent to June 30, 1993 that result solely from the conversion of Subordinated Debt to common stock of the Borrower or the sale of capital stock of the Borrower; provided, however, that the A-12 Program Financial Statements Adjustments previously recognized in accordance with GAAP shall be added back into the computation of Tangible Net Worth for purposes of this Section 9.12(c) unless the A-12 Program Financial Statements Adjustments equal or exceed $50,000,000. If the A-12

     Program Financial Statements Adjustments equal or exceed $50,000,000, then all A-12 Program Financial Statements Adjustments shall not be added back into the computation of Tangible Net Worth in this Section 9.12(c).

     (d) Subject to Section 3.04A hereof, maintain as of and at the end of each of its fiscal quarters, a ratio of EBIT to Interest Expense of at least
     1.25 to 1.0; provided that the ratio required to be maintained in this
     Section 9.12(d) shall be subject to Section 9.12(f); provided, however that any A-12 Program Financial Statements Adjustments which were recognized in accordance with GAAP during the Fiscal Year ending as of the end of such fiscal quarter shall be added back into the calculation of the covenant set forth in this Section 9.12(d), and provided further that the ratio required to be maintained in this Section 9.12(d) shall be subject to Section 9.12(f).

     (e) Subject to Section 3.04A hereof, maintain at all times a ratio of Total Debt to Total Capital of not more than .70:1.0.

     (f) Subject to Section 3.04A hereof, maintain at all times a ratio of Adjusted Working Capital to Senior Debt of at least 1.75 to 1.0, provided that if the ratio of EBIT to Interest Expense (calculated in accordance with Section 9.12(d) above) is less than 1.70 to 1.0, then the Borrower will maintain a ratio of Adjusted Working Capital to Senior Debt of at least 2.0 to 1.0. For purposes of this Section 9.12 (f), the A-12 Program Financial Statements Adjustments previously recognized in accordance with GAAP shall be added back into the computation of Adjusted Working Capital unless the A-12 Program Financial Statements Adjustments equal or exceed $50,000,000. If the A-12 Program Financial Statements Adjustments equal or exceed $50,000,000, then all A-12 Program Financial Statements Adjustments shall not be added back into the computation of Adjusted Working Capital in this Section 9.12(f).

     Section 9.13.Additional Credit Parties. Promptly after the formation or acquisition of any Subsidiary of the Borrower not listed on Schedule 8.01, the Borrower shall execute and deliver, or cause to be executed and delivered by the appropriate Subsidiary of the Borrower, in form and substance satisfactory to the Agent:

     (a)If such Subsidiary is a Foreign Subsidiary and if the capital stock of such Subsidiary is held by the Borrower or a Subsidiary (other than a Foreign Subsidiary), a Pledge Agreement with respect to the Pledged Stock, if any, of such Subsidiary, in substantially the same form as Exhibit G hereto, accompanied by (i) all stock certificates representing such capital stock and (ii) stock powers for those shares duly executed in blank;

     (b)A Guaranty Agreement from any such Subsidiary (except any Foreign Subsidiary), in substantially the same form as Exhibit D hereto;

     (c)An amendment to the Assignment of Intercompany Loans adding such Subsidiary as an assignor and containing an acknowledgment by such Subsidiary of the Assignment of Intercompany Loans, in the form of the acknowledgment attached to Exhibit F-1 hereto; and

     (d)Related documents of the types described in Sections 7.01(e), (f) and
     (g) (which opinions need not be favorable as to the matters set forth in Sections 8.03 and 8.05), in the case of a Foreign Subsidiary whose shares will constitute Pledged Stock, and Sections 7.01(i), (j), (k) and (p).

     Notwithstanding anything herein to the contrary, in the event Borrower creates a Bankruptcy-Remote Subsidiary in connection with a Permitted Asset Securitization Transaction, Borrower shall not be required to execute and deliver, or cause to be executed and delivered, any of the above documents in connection with the formation of such Subsidiary.

     Section 9.14.Maintenance of Business.

     (a)The Borrower shall engage, and cause each Subsidiary to engage, in substantially the same fields of business as the Borrower and its Subsidiaries are engaged on the date hereof, or in such other businesses as are desirable in the reasonable judgment of management of the Borrower.

     (b)The Borrower shall conduct, and cause each Subsidiary to conduct, its business in substantially the same manner as the Borrower and its Subsidiaries conduct their businesses on the date hereof.

ARTICLE X

NEGATIVE COVENANTS

     The Borrower covenants and agrees with the Agent, the Co-Agent and the Banks that, unless the Required Banks shall otherwise consent in writing, which consent shall not be unreasonably withheld, the Borrower will not, and will not permit any Subsidiary of the Borrower to, directly or indirectly:

     Section 10.01.Limitation on Liens. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except the following Liens are permitted:

     (i)Permitted Encumbrances;

     (ii)Other Liens incidental to the conduct of its business in the ordinary course or the ownership of its property and assets in the ordinary course of its business which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

     (iii)Any Lien on any general office building or other facility now owned or hereafter acquired by the Borrower or any Subsidiary, and any Lien on real property hereafter acquired by the Borrower or any Subsidiary, in each case including any Lien on any building or any fixtures located on such real property, and which Liens were (x) created to secure and only secure all or part of the purchase price of such property on acquisition or to which such property was subject at the time of such acquisition and which secures only the unpaid purchase price or (y) created in connection with the refinancing of the purchase price of such property (so long as such Lien only secures the amount permitted pursuant to the foregoing clause (x)), provided that the total amount secured by any such Lien on a given parcel of such property (together with any building and fixtures described above) shall not exceed five percent (5%) of the Borrower's Average Tangible Net Worth, determined based upon the financial statements furnished by the Borrower pursuant to Section 9.12(a);

     (iv)Any Lien existing on the date hereof which is listed on Schedule 10.01(iv) attached hereto and made a part hereof in the amounts set forth on Schedule 10.01(iv);

     (v)Any Lien renewing, extending, refinancing or refunding any Lien permitted by this Section, if the original principal amount secured is not increased and if the Lien is not extended to other property;

     (vi)Any Lien created in favor of a customer of the Borrower or any Subsidiary with respect to specific goods or work-in-process to secure advances by the customer to the Borrower or any Subsidiary to purchase or cause the manufacture of the goods or work-in-process securing the advances, if (a) such Lien shall secure only the amounts used to purchase or manufacture such goods or work-in-process so purchased or manufactured, and (b) such Lien shall be limited to the applicable goods or work in process;

     (vii)Any Lien created or assumed by the Borrower or any Subsidiary in connection with any transaction involving the Borrower or any Subsidiary, notwithstanding its effect on the covenants set forth in this Article X, upon receipt of the prior written consent of the Required Banks;

     (viii)Any Liens arising from a Permitted Transaction the Amount of which, together with the Amount of all Permitted Transactions under Sections 10.02(x), 10.03(viii), 10.03A(i), and 10.03A(ii) does not exceed the
     Permitted Transaction Amount;

     (ix)Liens granted by Borrower or any Credit Party in connection with the Loan/Purchase Transaction on the rights of Borrower or such Credit Party under the NECTEC Agreement and Liens granted by any Credit Party in connection with the Loan/Purchase Transaction on such Credit Party's Inventory which shall have been ordered pursuant to the NECTEC Agreement; and

     (x)Liens arising in connection with the sale or contribution of accounts receivable or any interest therein or any invoice from a Credit Party to another Credit Party, a Bankruptcy-Remote Subsidiary or any other Person in connection with a Permitted Asset Securitization Transaction and any financing statement filed under the Uniform Commercial Code (or any filing made by a Foreign Subsidiary pursuant to applicable foreign law) to evidence the sale of accounts receivable or any interest therein or any invoice from a Credit Party to another Credit Party, a Bankruptcy-Remote Subsidiary or any other purchaser of such accounts receivable or interest therein or such invoice in connection with a Permitted Asset Securitization Transaction.

     Section 10.02.Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except the following Indebtedness is permitted:

     (i)Indebtedness represented by the Credit Documents, the Debentures of 1987 and, to the extent issued, the Permitted Subordinated Debentures;

     (ii)Indebtedness which is secured by Liens permitted by the provisions of clauses (i) through (vii) of Section 10.01;

     (iii)Indebtedness renewing, extending or refinancing any Indebtedness permitted by Section 10.01 or Section 10.02(x) hereof, if the original principal amount of the Indebtedness is not increased;

     (iv)Indebtedness represented by letters of credit (irrevocable or otherwise) or banker's acceptances issued by any financial institution, if such letters of credit or banker's acceptances are issued solely as security for performance or payment by the Borrower or any Subsidiary under any contract which is not prohibited by this Agreement, and which is entered into in the ordinary course of business, but only to the extent that the face amount of all such letters of credit and banker's acceptances outstanding at any time does not exceed an amount equal to ten percent (10%) of the sum of (a) the Accounts Receivable of the Borrower and its consolidated Subsidiaries plus (b) the Inventory of the Borrower and its consolidated Subsidiaries;

     (v)Indebtedness permitted by Section 10.03;

     (vi)Indebtedness incurred by the Borrower or any of its Subsidiaries as set forth on Schedule 10.02(vi) hereto;

     (vii)Indebtedness incurred or assumed by the Borrower or any of its Subsidiaries in connection with any transaction permitted hereunder, notwithstanding its effect on the covenants set forth in this Article X, upon receipt of the prior written consent of the Required Banks;

     (viii)Indebtedness of the Borrower incurred in connection with or resulting from borrowings made by the Borrower under the Bid Facility;

     (ix)Indebtedness of the Borrower or any Subsidiary as a counterparty on Interest Rate Contracts for notional amounts which shall not exceed, at any one time fifty percent (50%) of the Total Commitment in the aggregate;

     (x)Any Indebtedness arising from a Permitted Transaction the Amount of which, together with the Amount of all Permitted Transactions under Sections 10.01(viii), 10.03(viii), 10.03A(i) and 10.03A(ii), does not exceed the Permitted Transaction Amount; and

     (xi)Indebtedness arising from any Permitted Asset Securitization
     Transaction.

     Section 10.03.Guaranties and Investments. (a) Make or have outstanding any loan or advance to, or (b) provide a Guaranty for, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or (c) own, purchase or acquire any stock, obligations (other than accounts receivable generated in the ordinary course of business) or securities of, any Person, except that the Borrower and any Subsidiary may engage in the following:

     (i)The acquisition and ownership of stock, obligations or securities received in settlement of debt (created in the ordinary course of business) owing to the Borrower or any Subsidiary;

     (ii)The ownership, purchase or acquisition of (a) prime commercial paper, banker's acceptances and certificates of deposit in United States commercial banks or enter into repurchase agreements with such banks with respect to obligations described in this clause (ii), (b) obligations of reputable issuers located in the United States which obligations have a short term rating of A-1 or better by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., (c) obligations of the United States government or any agency thereof, and (d) obligations guaranteed by the United States government or any agency thereof, in each case such obligations described in this clause (ii) to be due within one year and one day from the date of acquisition;

     (iii)The endorsement of negotiable instruments for collection or deposit in the ordinary course of business;

     (iv)The engagement, directly or indirectly, in any of the transactions described in the introductory paragraph of this Section so long as any such transaction is between or among the Borrower and any of its Subsidiaries in any amount (except as set forth in Section 12.01 hereof);

     (v)Its guarantee, or becoming contingently liable, directly or indirectly, with respect to any Indebtedness permitted by Section 10.02 or this Section or its execution of any Guaranty to any Person for the performance and payment of obligations of any Subsidiary of the Borrower;

     (vi)The engagement, directly or indirectly, in any transaction described in the introductory paragraph of this Section to the extent otherwise permitted in Section 10.03A;

     (vii)The engagement, directly or indirectly, in any transaction described in the introductory paragraph of this Section which is a transaction permitted by the prior written consent of the Required Banks;

     (viii)The engagement, directly or indirectly, in any Permitted Transaction described in the introductory paragraph of this Section the Amount of which, together with the Amount of all Permitted Transactions under Sections 10.01(viii), 10.02(x), 10.03A(i) and 10.03A(ii), does not exceed the Permitted Transaction Amount;

     (ix)The borrowing of any Inventory Loan by Borrower or any other Credit Party; and

     (x)The guarantee by Borrower of any Credit Party's obligations arising pursuant to any Permitted Asset Securitization Transaction so long as such guarantee would not circumvent the Non-Recourse nature of such Credit Party's obligations; and

     (xi)Capital contributions by a Credit Party to another Credit Party or a Bankruptcy-Remote Subsidiary in connection with a Permitted Asset Securitization Transaction in an amount not to exceed fifteen percent (15%) of the accounts receivable transferred to such other Credit Party or Bankruptcy-Remove Subsidiary.

     Section 10.03A.Acquisitions and Venture-Type Investments. Acquire any stock, obligations (other than accounts receivable generated in the ordinary course of business) or securities of, or any interest in (whether pursuant to a stock purchase, a share exchange, a merger or consolidation), or make any capital contribution to or acquire all or any of the assets of, any Person, except that the Borrower and any Subsidiary may:

     (i)Engage in a Permitted Transaction involving the acquisition of any interest in or acquisition of all or substantially all of the assets of any Person so long as such acquisition is consistent with the Borrower's present business operations and, together with the Amount of all Permitted Transactions under Sections 10.01(viii), 10.02(x) and 10.03(viii), does not exceed the Permitted Transaction Amount; or

     (ii)Engage, directly or indirectly, in any of the transactions described above in this Section 10.03A for the purpose of making venture capital-type investments so long as such investments are consistent with the strategic goals of the Borrower and its Subsidiaries and so long as the aggregate amount of all such transactions described in this Section 10.03A(ii) made with respect to the Borrower and its Subsidiaries does not exceed $5,000,000 during any Fiscal Year of the Borrower; or

     (iii)Engage, directly or indirectly, in any of the transactions described in the introductory paragraph of this Section so long as any such transaction is between or among the Borrower and any of the Subsidiaries in any amount, subject to the provisions of Section 10.12.

     Section 10.04.Sale of Notes or Accounts. Discount or sell any of its Notes or accounts receivable (other than Commercial Paper Notes), except that nothing in this Section shall prohibit the Borrower or any Subsidiary of the Borrower from (a) issuing its notes with recourse or with buy/back requirements when such notes are issued in connection with sales in international commerce and the total amount of contracts and accounts receivable on which recourse may be had against the Borrower and its consolidated Subsidiaries shall not exceed the sum of $500,000 at any one time or (b) selling its accounts receivable (or any interest therein) or any invoice to another Credit Party or a Bankruptcy-Remote Subsidiary pursuant to the terms of a Permitted Asset Securitization Transaction. In addition, Borrower or any of its consolidated Subsidiaries may sell any of its account receivables or any interest therein or any invoice to any Person pursuant to, and subject to the terms and conditions of, any Permitted Asset Securitization Transaction.

     Section 10.05.Contracts.  Enter into or become a party to:

     (i)Any contract for the purchase of materials, supplies or other property if such contract (or any related document) requires that payment for such materials, supplies or other property shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered;

     (ii)Any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial or financial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor;

     (iii)Any contract for the sale or use (as vendor or lessor) of materials, supplies or other property if such contract (or any related document) requires that payment for such materials, supplies or other property or the use thereof, shall be subordinated to any indebtedness of the purchaser or user of such materials, supplies or other property owed or to be owed to any other Person;

     (iv)Any contract providing for a loan or other extension of credit to the Borrower or any Subsidiary, whether such loan is secured or unsecured, unless such contract is made in the ordinary course of business or has been consented to in writing by the Required Banks, or is otherwise permitted hereunder; or

     (v)Any other contract which, in economic effect, is directly or indirectly a Guaranty which is prohibited under Section 10.03.

     Section 10.06.Leases. Permit the aggregate of the annual rentals (to be paid by the Borrower and its Subsidiaries) stated or reserved in leases for the rental of any property, whether real, personal or mixed, to exceed at any time for any fiscal year of the Borrower an amount equal to twenty-five percent (25%) of the total depreciation charge taken by the Borrower and its Subsidiaries during the preceding fiscal year of the Borrower, as shown on the annual financial statements required to be furnished by the Borrower pursuant to Section 9.12(a). For purposes of this Section, the computation of such aggregate annual rentals shall include all sums for taxes, insurance or other obligations customarily paid by the lessor which the lessee is obligated to pay or for which the lessee is required to reimburse the lessor. Rentals or other amounts payable pursuant to industrial development revenue bond type financings shall not be considered as lease or rental obligations under the terms of this paragraph.

     Section 10.07.Use of Proceeds. Use the proceeds of the sale of Commercial Paper Notes and of the Loans for any purposes other than those described in the recitals hereto or covenants hereof and the payment of principal, interest, fees, expenses and other obligations described in or contemplated by this Agreement.

     Section 10.08.Amendment of Depositary Agreement. Agree to any amendment of the Depositary Agreement, or waive any of its rights thereunder, or fail to duly perform any of its obligations thereunder (including any obligation to make required payments thereunder no later than the due date of such payments and any applicable grace period provided therefor), provided, however, that Borrower may enter into the First Modification of Depositary Agreement dated as of the date hereof.

     Section 10.09.Offering Circular. Include any material relating to the Agent or the Co-Agent or specifically relating to any Bank by name in any offering circular used in the offering or sale of Commercial Paper Notes unless such material is specifically approved in writing by the Agent, the Co-Agent or Bank to which such material relates prior to its inclusion in such offering circular.

     Section 10.10.ERISA Matters. Incur or suffer to exist any material accumulated funding deficiency within the meaning of ERISA or incur any material liability to the PBGC established under ERISA (or any successor thereto under ERISA).

     Section 10.11.Restricted Payments. Apply any sum to the redemption, retirement or purchase of any warrant, option or share of its capital stock or to the payment of any dividend or other distribution, exclusive of dividends payable in its common stock (collectively, "Restricted Payments"), if after such application shall have been made, the aggregate of the sums so applied since June 30, 1995 would exceed the sum of (a) $10,000,000 minus (b) one hundred percent (100%) of any consolidated Net Loss realized by Borrower for any fiscal year after the year ending June 30, 1992, plus (c) with respect to Restricted Payments made during any fiscal year, twenty-five percent (25%) of the consolidated Net Income of the Borrower for the immediately preceding fiscal year starting July 1, 1992, on a cumulative fiscal year-end basis, with consolidated Net Income determined on a cumulative basis as of the end of each fiscal year provided, however, that so long as no Event of Default has occurred and is continuing or no Default or Event of Default would be created by the making of such dividend, (i) the Borrower or any Subsidiary may (a) if such transaction does not result in the Borrower's having issued any outstanding preferred stock with rights of redemption at the option of the holder which could exceed an aggregate amount of $25,000,000, retire any shares of its capital stock in exchange for additional shares of its capital stock issued subsequent to June 30, 1993, and (b) acquire shares of its capital stock to the extent of the net cash proceeds received after June 30, 1993 from the issue of additional shares of capital stock and (ii) any Subsidiary may make a dividend to the Borrower so long as no Event of Default has occurred and is continuing or no Default or Event of Default would be created by the making of such dividend.

     Section 10.12.Merger and Consolidation. Merge or consolidate with any other Person or sell, lease, transfer or otherwise dispose of all or a substantial part of its assets to any Person, provided that any such transaction may be entered into, directly or indirectly, between or among the Borrower and any of its Subsidiaries or between or among such Subsidiaries if (a) the Borrower is the surviving corporation in any such permitted transaction involving the Borrower, and (b) a Guarantor does not
     (i) merge or consolidate with any other Subsidiary or Subsidiaries so that the surviving corporation is not a Guarantor, or (ii) in one or more transactions sell, lease, transfer or otherwise dispose of all or substantially all of its assets to any other Subsidiary which is not a Guarantor and provided, further, that Borrower may liquidate SCI U.K. and Newmoor Industries and may sell all of the capital stock of Norlite or all or substantially all of the assets of Norlite to any Person, and after such asset sale, may liquidate and dissolve Norlite. In addition, each of Borrower and its Consolidated Subsidiaries may sell its accounts receivable (or any interest therein) or any invoice pursuant to, and subject to the terms and conditions of, any Permitted Asset Securitization Transaction.

     Section 10.13.Affiliate Transactions. Enter into any transaction with any Affiliate, provided that (a) subject to the terms and conditions of Section
     12.01 hereof, the Borrower and its Subsidiaries may enter into transactions between or among each other and (b) the Borrower may, and may permit any Subsidiary to enter into any transaction with any Affiliate so long as the terms are no less favorable to the Borrower or the Subsidiary than if the relationship of Affiliate did not exist.

     Section 10.14.Limitation on Issuance and Redemption of Subordinated Debt.

     (a)Issue any Permitted Subordinated Debentures or any other Subordinated Debt without the express prior written consent of the Agent, the Co-Agent and the Required Banks; provided, however, that Borrower may issue Permitted Subordinated Debentures from time to time which in the aggregate do not exceed $150,000,000 so long as (i) such Permitted Subordinated Debentures are subordinated in writing to all Obligations of the Borrower and each Subsidiary, such subordination provisions to be on terms and conditions satisfactory in all respects to the Agent and the Co-Agent and (ii) the maturity date of such Permitted Subordinated Debentures occurs after the then current Credit Expiration Date.

     (b)Agree to any amendment to or a modification of the terms or conditions of any indenture, debenture or other instrument evidencing any Subordinated Debt or to the extent issued, any Permitted Subordinated Debentures, except in a manner that does not adversely affect the interests of the Agent, the Co-Agent and the Required Banks.

     (c)Redeem, repurchase, defease, consummate an exchange for or otherwise acquire for consideration any Subordinated Debt, or give irrevocable written notice to take any such action, except as required by the indenture, debentures or other instruments evidencing such Subordinated Debt or to the extent issued, any Permitted Subordinated Debentures; provided, however, that Borrower may redeem the Debentures of 1987 on or before November 1, 1995 so long as no Default or Event of Default has occurred and is continuing and no Default or Event of Default would be created by such redemption (the Agent, the Co-Agent and the Banks hereby waiving any Default or Event of Default occurring by reason of the giving of notice of such redemption by the Borrower prior to the date hereof).

     Notwithstanding the foregoing, Borrower may repurchase up to the lesser of fifty percent (50%) of the then outstanding Permitted Subordinated Debentures or $50,000,000 of the Permitted Subordinated Debentures provided that (i) immediately prior to such repurchase and after giving effect to such repurchase, the ratio of Borrower's Total Debt to Total Capital (calculated in percentage terms) shall not be more than sixty-five percent (65%), (ii) prior to and after giving effect to such repurchase, no Default or Event of Default exists or would be created by such repurchase, (iii) the repurchase price of the Permitted Subordinated Debentures has been discounted by at least twenty percent (20%) to par and (iv) no direct proceeds of the Loans are used to repurchase such Permitted Subordinated Debentures.

     Section 10.15.Permitted Asset Securitization Transactions.

     (a)Agree to any amendment to or a modification of the terms or conditions of any Asset Securitization Document executed in connection with a Permitted Asset Securitization Transaction that would in any way cause such transaction to not be on a Non-Recourse basis or cause the total facility amount of such transaction to exceed $50,000,000 (in the case of the Loan/Purchase Transaction) or $100,000,000 (in the case of the Receivables Purchase Transaction).

     (b)Repurchase or otherwise acquire for consideration any accounts receivable sold pursuant to a Permitted Asset Securitization Transaction if such repurchase or acquisition would circumvent the Non-Recourse nature of the initial sale of such accounts receivable.

ARTICLE XI

EVENTS OF DEFAULT

     Section 11.01.Events of Default. In case of the happening of any of the following events (herein sometimes called "Events of Default"):

     (a)The principal amount of any Note or any amount payable in respect of any Commercial Paper Note shall not be paid when due and payable (unless, in the case of a Commercial Paper Note, such note is not paid when due and payable as a result of a failure by the Co-Agent to honor its obligations under the Letter of Credit in accordance with the terms of this Agreement or the failure of a holder of a Commercial Paper Note to present its Commercial Paper Note when due) or any interest payable on any Note or any other amount payable under this Agreement shall not be paid within five (5) Days after such interest or other amount is due and payable; or

     (b)Any representation or warranty made by the Borrower (or any Executive Officer of the Borrower) contained in Section 8.02, 8.03, 8.04, 8.05, 8.10 or 8.13 of this Agreement shall prove to have been incorrect, incomplete or misleading when made or deemed made in any material respect; or

     (c)The Borrower shall fail to perform or observe any term, obligation, covenant or agreement contained in Article X or in Section 9.12(a)(i),
     Section 9.12(a)(ii) or Section 9.12(a)(iii) or to furnish to the Agent, the Co-Agent and each Bank pursuant to Section 9.07(i) a certificate required as a result of knowledge by an Executive Officer of the Borrower of the occurrence of an Event of Default or Default; or

     (d)(i) If the Borrower shall fail to perform or observe any other term, obligation, covenant or agreement contained herein, on its part to be performed or observed, in this Agreement (other than in Section 8.02, 8.03, 8.04, 8.05, 8.10, 8.13, Section 9.07(i) or Section 9.12(a)(i), Section
     9.12(a)(ii) or Section 9.12(a)(iii) or Article X) and any such failure remains unremedied, until the first to occur of the date forty-five (45) days after an Executive Officer of the Borrower first obtains knowledge thereof or the date thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent, the Co-Agent or any Bank,
     (ii) if any representation or warranty made by the Borrower in this Agreement (other than in Section 8.02, 8.03, 8.04, 8.05, 8.10 or 8.13), or by any Credit Party in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection herewith, shall prove to have been incorrect, incomplete or misleading when made or deemed made in any material respect, and any such representation or warranty continues to be incorrect, incomplete or misleading in any material respect until the first to occur of the date forty-five (45) days after an Executive Officer of the Borrower or such Credit Party first obtains knowledge thereof or the date thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent or any Bank,
     (iii) any Event of Default under (and as defined in) the Pledge Agreements shall have occurred, or (iv) any Event of Default under (and as defined in) the Assignment of Intercompany Loans shall have occurred; or

     (e)Any Credit Document shall at any time after execution and delivery, for any reason, cease to be in full force and effect in any material respect (unless such occurrence is in accordance with its terms or after payment thereof) or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Credit Party which is a party thereto or any Credit Party which is a party thereto shall deny that it has any or further liability or obligation thereunder; or

     (f)Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied in respect of the Operating Account or the Commercial Paper Account and such judgment, writ, or similar process shall not be released, vacated, stayed or fully bonded within thirty (30) days after its issue or levy; or

     (g)The Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, file a petition in bankruptcy, have entered against or in favor of it an order for relief under the Federal Bankruptcy Code or similar law of any other jurisdiction, generally fail to pay its debts as they come due (either as to number or amount), admit in writing its inability to pay its debts generally as they mature, make a voluntary assignment for the benefit of creditors, commence any voluntary assignment for the benefit of creditors, commence any proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or by any act, indicate its consent to, approval of or acquiescence in any such proceeding or in the appointment of any receiver of, or trustee or custodian (as defined in the Federal Bankruptcy Code) for itself, or any substantial part of its property, or a trustee or a receiver shall be appointed for the Borrower or any of its Subsidiaries or for a substantial part of the property of the Borrower or any of its Subsidiaries and such appointment remains in effect for more than sixty (60) days or the Borrower or such Subsidiary shall indicate its consent thereto, approval therefor or acquiescence therein, or a petition under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction (whether now or hereafter in effect) shall be filed against the Borrower or any Subsidiary and such petition shall not be dismissed within sixty (60) days after such filing, an order for relief shall be entered in such proceeding, or the Borrower or such Subsidiary shall indicate its consent thereto, approval therefor or acquiescence therein; or

     (h)Any Credit Party shall fail to pay when due any Indebtedness (which with other such Indebtedness is in an aggregate amount which exceeds $10,000,000) for money borrowed or for the deferred purchase price of property created, issued, guaranteed, incurred or assumed by such Credit Party or any other event shall occur (including, but not limited to, failure to make payments to any sinking fund for payment or redemption of any Indebtedness) or any condition shall exist in respect of any such Indebtedness (which with other such Indebtedness is in an aggregate amount which exceeds $10,000,000) the effect of which failure to pay, event or condition is to cause such Indebtedness to become due prior to its stated maturity; or

     (i)If a final judgment which, with other outstanding final judgments against the Borrower or any of its Subsidiaries, exceeds an aggregate of $5,000,000 shall be rendered against the Borrower or any of its Subsidiaries and if within sixty (60) days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal, or if within sixty (60) days after the expiration of any such stay such judgment shall not have been discharged; or

     (j)A Change in Control shall occur; or

     (k)Any event of default, termination event, wind down event or similar event permitting any Person to terminate its agreement to purchase accounts receivable under a Permitted Asset Securitization Transaction shall occur and remain uncured or unwaived; provided, however, that this paragraph shall not apply to any event of default, termination event, wind down event or similar event occurring (i) in connection with the scheduled termination date therefor,
     (ii) due to the failure of the asset pool that is the subject of such Permitted Asset Securitization Transaction to satisfy any ratio contained in any applicable Asset Securitization Document relating to the dilution of or losses or default on, the accounts receivable (or undivided interests therein) sold pursuant to such Permitted Asset Securitization Transaction, or (iii) any voluntary termination of any Asset Securitization Document by Borrower or any other Credit Party or any Bankruptcy-Remote Subsidiary;

     then, and in every such event and at any time thereafter during the continuance of such event, the Agent may, and upon either (x) the written or telex request of the Required Banks with respect to clauses (i) through
     (iv) below or (y) the written or telex request of the Co-Agent with respect to clauses (i), (iii) or (iv) below, shall, by written notice to the Borrower, take one or more of the following actions (except that the remedies described in clauses (iii) and (iv) below shall be mutually exclusive):

     (i)Give notice (which may be telephone notice confirmed in writing) to the Depositary, and each Dealer which has theretofore signed and delivered to the Co-Agent an acknowledgment in the form of Exhibit C to the Depositary Agreement, of the occurrence of an Event of Default, and the date of the giving of such notice shall become the Credit Expiration Date hereunder and no further Commercial Paper Notes shall be issued (except with respect to the filling of orders for Commercial Paper Notes placed and accepted, by any such Dealer, before such Dealer received such notice) and the obligations of the Agent, the Co-Agent or any Bank to make Loans and to increase the amount of the Letter of Credit pursuant to Section 4.05 hereof shall be terminated (provided, that in the case of Commercial Paper Notes issued on the same date as notice is given pursuant to this Section, but prior to the receipt of such notice, or on such date but prior to the receipt of such notice by the Depositary, for purposes of determining pursuant to Section 1(d) of the Depositary Agreement whether a Commercial Paper Note matures later than fifteen (15) days prior to the Credit Expiration Date in effect at the time of its issuance, such Credit Expiration Date shall be deemed to be the Credit Expiration Date in effect at the time of issuance and not the Credit Expiration Date as accelerated pursuant to this Section);

     (ii)Declare the unpaid principal amount and interest under the Notes and all other amounts payable by the Borrower or any Credit Party hereunder and under the other Credit Documents to be forthwith due and payable, whereupon such amounts shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice of any kind all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding;

     (iii)Direct the Depositary to make a Drawing under the Letter of Credit in an amount required to pay in full all Outstanding Commercial Paper Notes entitled to the benefit of the Letter of Credit upon maturity and require from the Borrower immediate reimbursement for payments pursuant to such Drawing; or

     (iv)Demand that the Borrower deposit with the Co-Agent cash collateral in the Assignee Deposit Account pursuant to Section 4.03(e);

     provided, however, that if any Event of Default specified in (g) above occurs, the acceleration specified in clauses (ii) and (iii) above shall be deemed to have been made upon the occurrence of such event without notice from the Agent, the Co-Agent or any Bank.

ARTICLE XII

INTERCOMPANY LOANS

     Section 12.01.Requirements for Intercompany Loans. The Borrower shall, and shall cause each Intercompany Lender to:

     (a)Keep books and records of the making of all Intercompany Loans and all payments on Intercompany Loans and furnish the Agent and the Co-Agent, from time to time upon request by the Agent or the Co-Agent, with a listing of all Intercompany Loans then outstanding, the outstanding principal balance thereof, and the interest rate(s) then applicable, together with, from time to time, all other information with respect to Intercompany Loans which the Agent or the Co-Agent may reasonably request.

     (b)Prior to the Borrower's making, or permitting any Subsidiary to make, any Intercompany Loans to any Subsidiary (other than a Subsidiary which has previously signed the Assignment of Intercompany Loans), such Subsidiary shall execute and deliver to the Borrower a Subsidiary Note (duly completed), and the payee shall sign, and the maker shall acknowledge, the Assignment of Intercompany Loans.

     (c)Take such other action as may be necessary or, in the opinion of the Agent or the Agent's counsel, desirable in order to create or evidence any Intercompany Loans, such that the Assignment of Intercompany Loans will effectively assign to the Agent, acting for the Co-Agent and the Banks, the right to be paid on all Intercompany Loans by the Subsidiaries of the Borrower which receive the Intercompany Loans, as provided in the Assignment of Intercompany Loans.

     Notwithstanding anything in this Agreement or any other Credit Document to the contrary, no Intercompany Lender shall make any Intercompany Loan to SCI Malaysia if, after giving effect to such Loan, the aggregate amount of all Intercompany Loans outstanding to SCI Malaysia at such time would exceed U.S. $100,000 unless and until the Agent, the Co-Agent and the Banks have received an opinion of counsel qualified to practice law in Malaysia in form and substance satisfactory to the Agent and the Co-Agent. In addition, no Intercompany Lender may make any Intercompany Loans prohibited under Section 8.17 hereof.

ARTICLE XIII

BID FACILITY

     Section 13.01.Bid Facility. In lieu of Advances, the Borrower may, at any time and from time to time during the period from the date hereof until the date occurring thirty (30) days prior to the Credit Expiration Date, request lending institutions, including the Banks, to submit offers to the Borrower to lend the Borrower money for such term, in such amounts, at such interest rates and on such other terms as the Borrower, in its sole discretion, may select and as to which any such lending institutions may agree; provided, however, that (i) any such loans or borrowings shall be on an unsecured basis, (ii) following the making of any such loan or borrowing, the aggregate principal amount of all such loans and borrowings from all such lending institutions then outstanding shall not exceed the amount equal to fifty percent (50%) of the Total Revolving Credit Commitment and (iii) after giving effect to such loan or borrowing, the sum of (x) the aggregate principal amount then outstanding under this bid facility plus (y) the aggregate principal amount of the Series A Revolving Credit Loans then Outstanding shall not exceed the Total Revolving Credit Commitment. The Borrower shall be permitted to borrow, repay and reborrow under the above procedure subject to the limitations thereon set forth above.

     Section 13.02. Temporary Reduction of Total Commitment. For and during the period of any loan or borrowing under the Bid Facility, the Total Revolving Credit Commitment shall automatically be reduced to the extent of the principal amount of such loan or borrowing outstanding from time to time under the Bid Facility, and each Bank's Revolving Credit Commitment shall be reduced by its Pro Rata Share of the reduction in the Total Revolving Credit Commitment. Upon repayment of any outstanding loan or borrowing under the Bid Facility, the Total Revolving Credit Commitment shall automatically be increased and each Bank's Revolving Credit Commitment shall be increased by its Pro Rata Share of the increase in the Total Revolving Credit Commitment.

ARTICLE XIV

THE AGENT AND CO-AGENT

     Section 14.01.Appointment of Agent and Co-Agent. Each Bank hereby designates Citibank as Agent and ABN AMRO as Co-Agent, each to act as herein specified. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent and the Co-Agent, as the case may be, to take such action on its behalf under the provisions of this Agreement, the Notes and any other Credit Documents referred to and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent or the Co-Agent, as the case may be, by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each of the Agent and the Co-Agent may perform any of its duties hereunder by or through its agents or employees.

     Section 14.02.Nature of Duties of Agent and Co-Agent. Neither the Agent nor the Co-Agent shall have any duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by any of them as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. Neither the Co-Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by any of them as such hereunder or in connection herewith, unless caused by it or their gross negligence or willful misconduct. The duties of the Agent and the Co-Agent shall be mechanical and ministerial in nature; neither the Agent nor the Co-Agent shall have by reason of this Agreement a fiduciary relationship in respect of any Bank; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent or the Co-Agent any obligations in respect of this Agreement except as expressly set forth herein.

     Section 14.03.Lack of Reliance on the Agent or the Co-Agent.

     (a)Independently and without reliance upon the Agent or the Co-Agent, each Bank, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and other Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the other Credit Parties, and, except as expressly provided in this Agreement, neither the Agent nor the Co-Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loans or at any time or times thereafter.

     (b)Neither the Agent nor the Co-Agent shall be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of the Commercial Paper Documents, the Credit Documents or any other documents contemplated hereby, or the financial condition of any Credit Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Commercial Paper Documents, the Credit Documents or any other documents contemplated by this Agreement, or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default.

     Section 14.04.Certain Rights of the Agent and the Co-Agent. If the Agent or the Co-Agent shall request instructions from the Required Banks, the Required Revolving Credit Banks or the Required Commercial Paper Banks, as the case may be, with respect to any act or action (including the failure to act) in connection with this Agreement, the Agent or the Co-Agent, as the case may be, shall be entitled to refrain from such act or taking such action unless and until the Agent or the Co-Agent shall have received instructions from the Required Banks, the Required Revolving Credit Banks or the Required Commercial Paper Banks, as appropriate; and neither the Agent nor the Co-Agent shall incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Agent or the Co-Agent as a result of the Agent or the Co-Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, the Required Revolving Credit Banks or the Required Commercial Paper Banks, as appropriate.

     Section 14.05.Reliance by Agent and Co-Agent. The Agent and the Co-Agent shall each be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Each of the Agent and the Co-Agent may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 14.06.Indemnification of Agent and Co-Agent. To the extent the Agent or the Co-Agent is not reimbursed and indemnified by the Borrower, each Bank will reimburse and indemnify the Agent and the Co-Agent, ratably according to the respective principal amounts of the Loans Outstanding to each of them (or if no amounts are Outstanding, ratably in accordance with their respective Commitments), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature(whatsoever which may be imposed on, incurred by or asserted against the Agent or the Co-Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or the Co-Agent's gross negligence or willful misconduct.

     Section 14.07.The Agent and Co-Agent in their Individual Capacities. With respect to their respective obligation(s) to lend under this Agreement, the Loans made by each of them and the Notes issued to each of them, each of the Agent and the Co-Agent shall have the same rights and powers hereunder as any other Bank or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Banks", "Required Banks", "Required Revolving Credit Banks", "Required Commercial Paper Banks", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent and the Co-Agent in their capacities as lenders under this Credit Agreement. Each of the Agent and the Co-Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Subsidiary of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any Subsidiary of the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

     Section 14.08.Holders of Notes. The Agent may deem and treat the payee of any Series A Master Note as the owner thereof (and the Co-Agent may deem and treat the payee of any Series B Master Note and Series C Master Note as the owner thereof, respectively) for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent or the Co-Agent, as the case may be. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     Section 14.09.Successor Agent or Co-Agent.

     (a)Subject to the provisions of Section 14.09(c) below, the Agent or the Co-Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right, upon the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, to appoint a successor Agent or Co-Agent. If no successor Agent or Co-Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's or Co-Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent or Co-Agent, then, upon the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, the retiring Agent or Co-Agent may, on behalf of the Banks, appoint a successor Agent or Co-Agent, as the case may be, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any State thereof, or any Affiliate of such bank, having (i) a combined capital and surplus of at least $500,000,000 and (ii) a long term debt rating of at least Baa (or its then equivalent rating) by Moody's Investors Services, Inc. or at least BBB (or its then equivalent rating) by Standard & Poor's Corporation; provided, however, if ABN AMRO resigns or is removed as Co-Agent, the successor Agent shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State hereof or any Affiliate of such bank, having (i) a combined capital surplus of at least $500,000,000 and (ii) an equivalent or better credit rating to the credit rating of ABN AMRO.

     (b)Notwithstanding anything herein to the contrary, Citibank shall be permitted to resign as Agent at any time and appoint Citicorp or any Subsidiary of Citicorp as its successor Agent without the consent of the Borrower, the Co-Agent or any Bank by notifying the Borrower and the Banks of its resignation and the appointment of Citicorp or such Subsidiary as the successor Agent so long as such successor Agent has the authority to perform the duties of the Agent hereunder.

     (c)Upon the acceptance of any appointment as Agent or Co-Agent hereunder by a successor Agent or Co-Agent (including the appointment of Citicorp or any Subsidiary of Citicorp as successor Agent pursuant to paragraph (b) above), such successor Agent or Co-Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Co-Agent, as the case may be, and the retiring Agent or Co-Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's or Co-Agent's resignation or removal hereunder as Agent or Co-Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Co-Agent under this Agreement.

     (d)ABN AMRO shall not resign or be removed as Co-Agent at any time while ABN AMRO is the issuer of the Letter of Credit unless: (i) at the time such resignation or removal becomes effective, there are no Commercial Paper Notes Outstanding and at least sixteen (16) days have elapsed since the maturity of the last Commercial Paper Note to mature; and (ii) ABN AMRO's Letter of Credit is concurrently terminated and the Borrower, the other Credit Parties, the Agent, the Co-Agent, the Required Banks and any successor Co-Agent execute or deliver such amendments of this Agreement and the other Credit Documents, such substitute Letter of Credit from a bank other than ABN AMRO, and such other additional documents as the Agent and the Required Banks may require in order to evidence such resignation or removal.

     Section 14.10.Security Documents.

     (a)Each Bank hereby authorizes the Agent to enter into each of the Security Documents, each in the respective forms attached hereto, and to take all action contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Agent for the benefit of the Banks upon the terms thereof. The Agent may assign its rights and obligations as Agent under any of the Security Documents to any Affiliate of the Agent or to any trustee, which assignee in each such case shall be entitled to all the rights of the Agent under the applicable Security Document and all rights hereunder of the Agent with respect to the applicable Security Document.

     (b)In each circumstance where, under any provision of any Security Document, the Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Agent under such Security Document, the Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Banks; provided, however, that no such consent of the Required Banks shall be required with respect to any consent, determination or other matter that is, in the Agent's judgment, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Required Banks is required, the Agent shall send to the Banks a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto. In the event the Agent shall not have received a response from any Bank within five (5) Business Days after the giving of such notice, such Bank shall be deemed to have agreed to the course of action proposed by the Agent.

ARTICLE XV

MISCELLANEOUS

     Section 15.01.Immediately Available Funds. All payments, prepayments and other transfers of funds under this Agreement shall be made in funds immediately available at the place of payment unless otherwise provided in the Depositary Agreement or the recipient thereof shall otherwise agree.

     Section 15.02.Notices. All notices, requests and other communications hereunder shall be in electronic, telephonic (confirmed in writing) or written (including telecopier, telex or similar writing) form and shall be given to the party to whom sent, addressed to it, as set forth below with respect to the Borrower, the Agent, the Co-Agent or the Depositary, or on Annex I attached hereto with respect to the Banks, or to such other address or telephone, telecopier or telex number as such party may hereafter specify for the purpose by notice to the other parties.

     (a)With respect to the Borrower:

     SCI Systems, Inc.
     c/o SCI Systems (Alabama), Inc.
     2101 W. Clinton Avenue
     Huntsville, Alabama  35805
     Attention:  Ron Sibold, Treasurer
     Telephone:  (205) 882-4131
     Telecopier:  (205) 882-4466
     with a copy to:

     SCI Systems, Inc.
     c/o SCI Systems (Alabama), Inc.
     2101 W. Clinton Avenue
     Huntsville, Alabama 35805
     Attention:  Michael M. Sullivan, Esq.
     Telephone:  (205) 882-4603
     Telecopier:  (205) 882-4466

     and with an additional copy to:

     Powell, Goldstein, Frazer & Murphy
     Suite 1600
     191 Peachtree Street, N.E.

     Atlanta, Georgia 30303
     Attention:  David M. Armitage, Esq.
     Telephone:  (404) 572-6675
     Telecopier:  (404) 572-6999

     (b)With respect to the Agent:

     Citibank, N.A.
     c/o Citicorp North America, Inc.
     400 Perimeter Center, N.E.

     Suite 600
     Atlanta, Georgia 30346

     Attention:  Darren Diamond, Vice President
     Telephone:  404/668-8211

     Telecopier:  404/668-8137

     with a copy to:

     Kilpatrick & Cody
     Suite 2800
     1100 Peachtree Street

     Atlanta, Georgia 30309-4530
     Attention:  Dennis L. Zakas, Esq.
     Telephone:  (404) 815-6409
     Telecopier:  (404) 815-6555

     (c)With respect to the Co-Agent:

     ABN AMRO Bank N.V.

     Atlanta Agency
     One Ravinia Drive, Suite 1200
     Atlanta, Georgia 30346

     Attention:  Bruce W. Swords, Vice President
     Telephone:  (404) 399-7373

     Telecopier:  (404) 395-9188
     Telex:  6827258
     Answerback:  ABNBANKATL

     with a copy to:

     Kilpatrick & Cody
     Suite 2800
     1100 Peachtree Street

     Atlanta, Georgia 30309-4530
     Attention:  Dennis L. Zakas, Esq.
     Telephone:  (404) 815-6409
     Telecopier:  (404) 815-6555

     (d)With respect to the Depositary:

     Chemical Bank
     450 West 33rd Street
     New York, New York 10001

     Attention:  Corporate Trust Administration

     (Mr. Greg McFarlane)

     Telephone:  (212) 946-8575
     Telecopy:  (212) 946-8602

     Each such notice, request or communication shall be effective (i) if given by telex, telecopy or electronic means, when such communication is transmitted to the address herein specified and, with respect to telex, the appropriate answerback is received, (ii) if given by mail, three (3) Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address of the party to whom such notice is being delivered.

     Section 15.03.Confidentiality of Information. Pursuant to the negotiation, preparation and implementation of this Agreement and the Credit Documents, the Borrower may from time to time furnish to the Agent, the Co-Agent or any Bank written information which is identified to such Person in writing when delivered as confidential (the "Confidential Information"). Each such Person shall use reasonable efforts to apply to any

     Confidential Information such procedures regarding confidentiality as it applies generally to information of that nature, provided, however, that any such Person may disclose any Confidential Information or other documents delivered to such Person, and disclose any other information disclosed to such Person, by or on behalf of the Borrower or any of its Subsidiaries in connection with or pursuant to this Agreement to (i) such Person's directors, officers, employees, agents and professional consultants, (ii) the Agent, the Co-Agent or any Bank, (iii) any Person to which such Person offers to sell its Commitment or any part hereof who agrees in writing prior to the receipt of Confidential Information to comply with this Section 15.03, (iv) any Person to which such Person sells or offers to sell a participation in all or any part of its Commitment who agrees in writing prior to the receipt of Confidential Information to comply with this Section 15.03, (v) any federal or state regulatory authority having jurisdiction over such Person, (vi) any other Person to which such delivery of disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or other applicable to such Person, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such Person is a party or (d) in order to protect such Person's rights under this Agreement. In connection with disclosures by any Person pursuant to clause (vi)(b) or (c) above, such Person shall use its best efforts to notify the Borrower prior to any such disclosure unless such notification to Borrower is prohibited by court order. Notwithstanding the foregoing, any Person who discloses Confidential Information pursuant to this Section 15.03 shall not be liable to Borrower for failure to notify Borrower of such disclosure.

     Section 15.04.Assignments and Participations.

     (a)No Bank may assign all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it, and the Note or Notes held by it) to another Person without giving fifteen (15) days' prior written notice of such proposed assignment to the Borrower and the Agent (with respect to assignments by any Revolving Credit Bank) or the Co-Agent (with respect to assignments by any Commercial Paper Bank) and without first obtaining the prior written consent of the Borrower to the proposed assignment, and, with the respect to an assignment by any Commercial Paper Bank, the prior written consent of the Co-Agent, and the consent of the Borrower and the Co-Agent, as applicable, shall not be unreasonably withheld or delayed, provided, however, that (i) any Bank may assign its rights and obligations under this Agreement to any Subsidiary or Affiliate of such Bank at any time without the consent of the Borrower, the Co-Agent or any Bank so long as such assignee has the authority to fulfill the obligations of such Bank hereunder, including the authority to lend money to the Borrower pursuant to the terms of this Agreement, except that the prior written consent of the Co-Agent must be obtained with respect to assignments by any Commercial Paper Bank, (ii) Section 15.04(b) shall not apply to such assignment and,
     (iii) such assignment shall be evidenced by such assignor's and assignee's execution of an Assignment and Acceptance Agreement substantially in the form of Exhibit G attached hereto and no consent of the Borrower, the Co-Agent or any Bank shall be required except that the prior written consent of the Co-Agent must be obtained with respect to assignments by any Commercial Paper Bank. The Borrower's withholding or delay of consent shall not be unreasonable if (i) the effect of the proposed assignment would be to increase amounts owed by the Borrower under Section 4.07, Section 3.08(b), Section 3.11 or Section 3.14 or (ii) the proposed assignee is a lending institution which formerly was (but is not currently) a lender to the Borrower or any Subsidiary. Notwithstanding the foregoing, the issuer of the Letter of Credit shall not assign or transfer the Letter of Credit or any of its obligations thereunder.

     (b)If the Borrower gives its written consent to an assignment, then the following provisions shall apply to the assignment:

     (i)Each such assignment shall be for a fixed percentage of all of the rights and obligations of the Bank assigning its rights and obligations under this Agreement (the "Assigning Bank").

     (ii)The amount of the Assigning Bank's Commitment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) being assigned shall in no event be less than $5,000,000.

     (iii)Unless the Assigning Bank's Commitment is reduced to zero by virtue of the assignment, the unassigned portion of the Assigning Bank's Commitment shall not be less than $5,000,000 after giving effect to such assignment, except that, in the case of the Bank serving as Agent or the Co-Agent, such Bank's Commitment shall not be less than $10,000,000 after giving effect to such assignment.

     (iv)Such assignment will not increase the cost to the Co-Agent (as determined by the Co-Agent in its sole discretion) of issuing or maintaining the Letter of Credit or making any payment under the Letter of Credit.

     (v)Such assignment shall be to an Eligible Assignee. For purposes of this Section, "Eligible Assignee" means (a) any Bank, (b) any commercial bank or trust company which is an Affiliate of any Bank, or (c) subject to the prior written consent of the Borrower and the Agent, any other commercial bank or trust company which at the time it executes an Assignment and Acceptance Agreement has (i) total assets of at least $5,000,000,000 and offices in the United States and (ii) a rating of at least Baa (or its then equivalent rating) by Moody's Investors Services, Inc. or at least BBB (or its then equivalent rating) by Standard & Poor's Corporation.

     (vi)If the Assigning Bank is only assigning all or a part of its Revolving Credit Commitment, such Assigning Bank shall pay to the Agent a Recordation Fee (the "Recordation Fee") in the amount of $1,500. If the Assigning Bank is only assigning all or part of its Commercial Paper Commitment, such Assigning Bank shall pay to the Co-Agent a Recordation Fee in the amount of $1,500. If the Assigning Bank is assigning all or part of its Revolving Credit Commitment and all or part its Commercial Paper Commitment, such Assigning Bank shall pay a Recordation Fee in the amount of $750 to the Agent and a Recordation Fee in the amount of $750 to the Co-Agent.

     (c)From and after the Effective Date (as defined in the Assignment and Acceptance Agreement), (i) the assignee shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement, shall have the rights and obligations of a Bank hereunder, and (ii) the Assigning Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an Assigning Bank's rights and obligations under this Agreement, such Assigning Bank shall cease to be a party hereto).

     (d)By executing and delivering an Assignment and Acceptance Agreement, the Assigning Bank and the assignee represent and warrant to each other, the Borrower, the Agent, the Co-Agent and the other Banks as follows: (i) other than as provided in such Assignment and Acceptance Agreement, such Assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) the Assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the other Credit Parties or the performance or observance by the Borrower or the other Credit Parties of their respective obligations under this Agreement, any other Credit Document, or any other instrument or document furnished pursuant hereto; (iii) the assignee has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement; (iv) such assignee will, independently and without reliance upon the Agent, the Co-Agent, the Assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decision in taking or not taking action under this Agreement; (v) such assignee is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent and the Co-Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent and the Co-Agent by the terms hereof, together with such powers as are incidental thereto; and (vii) such assignee will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank, including, but not limited to, the terms of
     Section 3.08(b)(ii).

     (e)Upon its receipt of an Assignment and Acceptance Agreement executed by an Assigning Bank and an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall give prompt notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower (at its own expense for its own costs) shall accept such Assignment and Acceptance Agreement and shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in an amount equal to the Commitment assumed by such Eligible Assignee pursuant to such Assignment and Acceptance Agreement and, if the Assigning Bank has retained a Commitment hereunder, a new Note or Notes to the order of the Assigning Bank in an amount equal to the Commitment retained by such Assigning Bank hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the applicable surrendered Note and shall otherwise be in substantially the form of the related Note or Notes. The Note or Notes surrendered by the Assigning Bank shall be returned by the Agent to the Borrower marked "cancelled".

     (f)Any Bank may grant participation interests to participants of such Bank's choosing of all or any portion of such Bank's rights or obligations under this Agreement and any other Credit Document, but in that event (i) the Agent, the Co-Agent and the Borrower shall continue to deal solely with such Bank and such Bank shall be fully responsible for all of its obligations under this Agreement and the Credit Documents irrespective of the granting of any such participation interest, (ii) the participant shall not have any rights under this Agreement, any other Credit Document or any other document delivered in connection with this Agreement, (iii) the participant's rights against such Bank with respect to its participation shall be those set forth in the agreement executed by such Bank in favor of the participant, except that no holder of a participation shall be entitled to require such Bank to take or omit to take any action under this Agreement other than action directly affecting the extension of the final maturity of the principal amount of, or any payment date for interest on, a Loan allocated to such participation or the reduction in the principal amount of, or the rate of interest payable on, the Loans, and (iv) the participant shall not be entitled to receive any greater payment under this Agreement and any other Credit Document than the Bank which grants the participation would be entitled to receive. No participant shall have any direct rights against any Credit Party but shall only have rights deriving from the Bank which granted such participant's participation interest.

     (g)Any Bank may furnish any information concerning the Borrower and its Subsidiaries in the possession of such Bank from time to time to Eligible Assignees and participants (including prospective Eligible Assignees and prospective participants); provided, however, that no Bank shall furnish any such information with respect to the Borrower or any Subsidiary without first obtaining an agreement in favor of the Borrower from such Eligible Assignee, participant, prospective Eligible Assignee or prospective participant that such party agrees to be bound by the terms of Section
     15.03 as if such party were a Bank under this Agreement.

     (h)If, as a result of the financial or regulatory condition of any Bank, the Borrower, and either (i) the Agent or (ii) the Co-Agent reasonably determines that such Bank's ability to timely perform its funding obligations hereunder may be or has been impaired, the Borrower and either
     (i) the Agent or (ii) the Co-Agent, as appropriate, shall have the right to require such Bank to assign such Bank's interests in the Loans then Outstanding together with such Bank's portion of the Total Commitment to any or all of the other Banks or to an Eligible Assignee which, in any case, is willing to accept such assignment, in its sole and absolute discretion, and the identity of which is, in each case, satisfactory to (a) the Agent or the Co-Agent and (b) the Borrower, in accordance with Section 15.04.

     (i)Notwithstanding any other provision set forth in this Agreement which may be to the contrary, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement and the other Credit Documents (including, without limitation the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     Section 15.05.No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Bank or any holder of a Note, in exercising any right or remedy hereunder, and no course of dealing between any Credit Party and the Agent, the Co-Agent or any Bank or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, the Co-Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required under this Agreement or any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Co-Agent, any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

     Section 15.06.Payment of Expenses, Etc.  The Borrower shall:

     (i)Whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent and the Co-Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent, the Co-Agent and the Banks with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default, refinancing, renegotiation or restructuring of, this Agreement, any other Credit Document or any Commercial Paper Document and instruments referred to therein and any amendment, waiver or consent relating thereto, including, without limitation, the reasonable fees and disbursements of counsel (including local counsel and allocated costs of internal counsel) for the Agent and the Co-Agent; and

     (ii)Pay and hold each Bank harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to any Credit Document, any collateral described therein, or any payments due thereunder, and save each Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes.

     Section 15.07.Right of Set-off. (a) To the fullest extent permitted by law, upon the occurrence and during the continuance of any Event of Default, each Bank and any affiliate of any Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Credit Document, irrespective of whether such Bank shall have made any demand hereunder or thereunder and although such Obligations may be unmatured. Notwithstanding the foregoing, each Bank hereby waives during the pendency of any case under the Bankruptcy Code with respect to the Borrower any right of set-off and any other right which it may have at law or otherwise to set-off and apply against any of the Obligations of the Borrower any balance or amount to the credit of the Borrower in any deposit, agency, reserve, hold back or other account of any nature whatsoever maintained by or on behalf of the Borrower with any Bank at any of its offices, regardless of whether such accounts are general or special and regardless of whether such accounts are individual or joint; provided, however, that any such right of set-off shall be reinstated, and each Bank's waiver thereof shall be of no force or effect, at such time as, in the opinion of recognized counsel experienced in bankruptcy matters, due to legislative or judicial developments after the date hereof, the absence of such waiver will not constitute a basis for the granting of injunctive relief against payment under the Letter of Credit.

     (b)Each Bank agrees promptly to notify the Borrower when any of its accounts has been set-off and applied after any set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. Subject to the provisions of subsection
     (a), the rights of each Bank under this Section 15.07 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which each Bank may have.

     (c)Any proceeds received by any Bank or any of its affiliates by the exercise of its rights pursuant to this Section shall be paid to the Agent to be applied pursuant to this Agreement or shared with the other Banks pursuant to Section 3.15.

     Section 15.08.Nature of the Borrower's Obligations. This Agreement is a continuing obligation of the Borrower and shall, until the date upon which all amounts due and owing to the Agent, the Co-Agent and the Banks hereunder shall have been paid in full, (i) be binding upon the Borrower, and its successors and assigns, and (ii) inure to the benefit of and be enforceable by the Agent, the Co-Agent and the Banks and their respective successors, transferees and assigns; provided, that the Borrower may not assign all or any part of this Agreement or its rights or obligations hereunder without the prior written consent of the Required Banks; and, provided further, that no such assignment (whether or not consented to by the Required Banks) shall in itself relieve or release the Borrower from its obligations hereunder.

     Section 15.09.Amendments; General.

     (a)This Agreement may be amended, and the Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed, only if the Borrower shall first obtain the written consent of the Required Banks thereto; provided, however, that in the event of (i) any change in the amount of the Commitment, except as set forth in Article III hereof, (ii) any change in the terms of repayment of the Loans provided in
     Section 2.02 hereof, (iii) any change in principal, interest or fees due hereunder, (iv) any change in the timing of payments of principal, interest or fees due hereunder, (v) any waiver of any Default or Event of Default due to the Borrower's failure to pay any sum due hereunder, (vi) any amendment of this Section 15.09(a) or Section 10.14, the definition of Required Banks or any provision hereof which, by its terms, requires the consent of all of the Banks, any amendment or waiver may be made only by an instrument in writing signed by each of the Banks, and, in the case of an amendment, by the Borrower and, provided, further, that any changes in the Depositary Agreement may be made in writing with only the consent of the Depositary, the Commercial Paper Banks, the Co-Agent and the Borrower. Any Default or Event of Default may be waived by written consent of the Required Banks (or, to the extent required above, all of the Banks) but any such waiver shall apply only to the specific occasion which is the subject of such waiver and shall not apply to the occurrence of the same or any similar event on any future occasion.

     (b)Unless otherwise specifically indicated, if any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Agent, the Co-Agent or any Bank, the determination of such satisfaction shall be made by the Agent, the Co-Agent or such Bank in its sole and exclusive judgment exercised in good faith.

     (c)Each Bank may make, carry or transfer its pro rata portion of any of the Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Bank.

     Section 15.10.Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

     Section 15.11.Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     Section 15.12.Effectiveness; Survival.

     (a)This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and the Agent shall have received the same or a facsimile transmission thereof.

     (b)The obligations under Sections 3.08(b), 3.11, 3.13, 3.14, 4.07 and 15.06, hereof shall survive the payment in full of the Notes and termination of the Letter of Credit after the Credit Expiration Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, the Commercial Paper Documents and such other agreements and documents, the making of the Loans hereunder, the issuance of the Letter of Credit hereunder and the execution and delivery of the Notes.

     Section 15.13.Severability. In case any provision in or obligation under this Agreement, the other Credit Documents or the Commercial Paper Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 15.14.Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     Section 15.15.Headings Descriptive; Entire Agreement. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, the Commercial Paper Documents and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters, including, without limitation, the 1993 Credit Agreement.

     Section 15.16. Termination of Agreement. At such time as (a) the Letter of Credit is no longer outstanding, (b) the Banks are no longer obligated under this Agreement to make any further Advances, and (c) all Obligations of the Credit Parties shall have been paid and satisfied in full, this Agreement shall terminate and each Bank shall surrender to the Credit Party the Notes which such Bank then holds, and each Bank, the Agent and the Co-Agent shall promptly satisfy, or cause to be satisfied, all security interests granted by any Credit Party under the Credit Documents as security for any of the Obligations. All indemnity obligations arising hereunder shall survive the termination of this Agreement.

     Section 15.17.Intercreditor Agreement with Respect to Interest Rate Contracts. The Agent, the Co-Agent and the Banks shall negotiate in good faith with the other counterparty(ies) under any Interest Rate Contracts permitted under Section 10.02(ix) hereof, if such other party(ies) request that they do so, to reach an intercreditor agreement among the Agent, the Co-Agent, such other party(ies) and the Banks, providing in effect that the Agent, the Co-Agent and the Banks, on one hand, and such other party(ies), on the other hand, will have pari passu security interests and will share, on an equal basis, their security interests in the Pledged Stock and the Subsidiary Notes, and that such other party(ies) or the Agent, whichever then has actual possession of the certificates evidencing the Pledged Stock, will maintain possession constructively for such other party(ies), the Co-Agent and the Banks. Any such intercreditor agreement shall be in form and substance satisfactory to the Agent, the Co-Agent and counsel for the Agent and the Co-Agent.

     Section 15.18.Ratification of Intercreditor Agreement. Each of the Borrower, the Agent, the Co-Agent and the Banks ratifies such party's execution and delivery of the Intercreditor Agreement and confirms that the Intercreditor Agreement is in full force and effect with respect to such party as of the date hereof.

     Section 15.19.No Novation. It is the express intent of the parties hereto that this Agreement not constitute a novation. The credit facilities evidenced hereby represent the continuation, renewal and increase of the credit facilities heretofore evidenced by the 1993 Credit Agreement.

     Section 15.20.Venue; Jurisdiction; Jury Trial Waiver.

     (a)THE BORROWER HEREBY (1) AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR TO ENFORCE ANY JUDGMENT OBTAINED AGAINST THE BORROWER IN CONNECTION WITH THIS AGREEMENT MAY BE BROUGHT BY THE AGENT, THE CO-AGENT OR ANY BANK IN ANY COURT SITTING IN THE STATE OF NEW YORK; (2) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY COURT OF THE STATE OF NEW YORK FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (3) AGREES THAT SECTIONS 5- 1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK SHALL APPLY TO THIS AGREEMENT AND THE CREDIT DOCUMENTS; AND (4) IRREVOCABLY WAIVES ANY PRESENT OR FUTURE OBJECTION TO VENUE IN ANY SUCH COURT, AND ANY PRESENT OR FUTURE CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM, IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

     (b)TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER, THE AGENT, THE CO-AGENT AND EACH BANK IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

     [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Borrower, the Agent and the Co-Agent have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

     SCI SYSTEMS, INC.

     By:

          Olin B. King, Chairman and
          Chief Executive Officer

      [SEAL]
     CITIBANK, N.A., as Agent

     By:
          Name:
          Title:

     ABN AMRO BANK N.V.,

     Atlanta Agency, as Co-Agent

     By:
          Name:
          Title:

     By:
          Name:
          Title:

     BANKS:

     ABN AMRO BANK N.V., Atlanta Agency

     By:
          Name:
          Title:

     By:
          Name:
          Title:

     CITIBANK, N.A.

     By:
          Name:
          Title:

     BANK OF AMERICA (ILLINOIS)

     By:
          Name:

         Title:
     CIBC INC.

     By:
          Name:
          Title:

     FIRST ALABAMA BANK

     By:
          Name:
          Title:

     MELLON BANK, N.A.

     By:
          Name:
          Title:

     NBD BANK

     By:
          Name:
          Title:

     THE BANK OF TOKYO, LTD., ATLANTA AGENCY

     By:
          Name:
          Title:

     THE DEVELOPMENT BANK OF SINGAPORE, LTD.

     By:
          Name:
          Title:

     THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED

     By:
          Name:
          Title:

     [END OF EXHIBIT 10 (a) (2)]